As filed with the Securities and Exchange Commission on September 30, 1999

                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                   ----------
                              ACE SECURITIES CORP.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   56-2088493
- -------------------------------         ------------------------------------
(STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)

                             6525 MORRISON BOULEVARD
                                    SUITE 318
                         CHARLOTTE, NORTH CAROLINA 28211
                                 (704) 365-0569
               ---------------------------------------------------
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)

                              ELIZABETH S. ELDRIDGE
                              ACE SECURITIES CORP.
                             6525 MORRISON BOULEVARD
                                    SUITE 318
                         CHARLOTTE, NORTH CAROLINA 28211
                                 (704) 365-0569
            --------------------------------------------------------
            (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------
                                    COPY TO:

                                EDWARD E. GAINOR
                                BROWN & WOOD LLP
                          815 CONNECTICUT AVENUE, N.W.
                                    SUITE 701
                             WASHINGTON, D.C. 20006
                                 (202) 973-0626


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

                                   ----------

         If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. |X|

                                          CALCULATION OF REGISTRATION FEE
================================================================================================================================
                                                 Amount Being       Proposed Maximum     Proposed Maximum          Amount of
    Title of Securities Being Registered          Registered       Offering Price Per   Aggregate Offering       Registration
                                                                         Unit(1)             Price(1)                 Fee
- --------------------------------------------------------------------------------------------------------------------------------
Asset-Backed Notes and Asset-Backed               $1,000,000              100%              $1,000,000               $278
Certificates
================================================================================================================================

(1)     Estimated solely for the purpose of calculating the registration fee.

         Pursuant to Rule 429 under the Securities Act of 1933, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to securities covered by Registration Statement No. 333-56213 previously filed by the Registrant.

                    -----------------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, SEPTEMBER [ ], 1999

PROSPECTUS SUPPLEMENT (to prospectus dated [           ])

                              $[ ] (APPROXIMATE)

                             ACE SECURITIES CORP.

                                   [ ] TRUST

                         [ ] PASS-THROUGH CERTIFICATES

                                    [       ]
                            ORIGINATOR AND SERVICER

                                   ----------
- --------------------------------------------------------------------------------
        CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [ ] OF THE PROSPECTUS.

        For a list of capitalized terms used in this prospectus supplement and the prospectus, see the index of defined terms beginning on page S-[ ] of this prospectus supplement and on page [ ] of the prospectus.

        The certificates will represent interests in the trust fund only and will not represent interests in or obligations of any other entity.

        This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.
- --------------------------------------------------------------------------------

  The trust fund will issue certificates including the following:

                                            CLASS                  INTEREST
  CLASS                              PRINCIPAL AMOUNT(1)             RATE
  -----                              -------------------           --------
  [   ]..............................         $[ ]                    [ ]
  [   ]..............................          [ ]                    [ ]
  [   ]..............................          [ ]                    [ ]

  -------------------

(1)  These amounts are approximate, as described in this prospectus supplement.

(2) Interest will accrue on the Class [ ] and [ ] Certificates at [described as applicable].

     This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table above and not to the other classes of certificates that will be issued by the trust fund as described in this prospectus supplement.

     [Describe assets of trust fund.]

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     [Describe underwriting arrangements.]

     On or about [ ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of [ ].

                                 Underwriter:

                           DEUTSCHE BANC ALEX. BROWN

                 The date of this prospectus supplement is [ ]

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

            PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

         We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

         IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                   ----------

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                   ----------

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.


                                              TABLES OF CONTENTS

                                             PROSPECTUS SUPPLEMENT


                                                 Page                                                        Page
                                                 ----                                                        ----

Summary of Terms..................................S-7          Final Scheduled Distribution Date.............S-24
   The Offered Certificates.......................S-7          Reports to Certificateholders.................S-24
   The Mortgage Loans.............................S-9          Optional Purchase of Mortgage Loans;
   Servicing of the Mortgage Loans................S-9          Termination of the Trust Fund ................S-24
   Optional Purchase of Mortgage Loans............S-9          The Trustee...................................S-25
   Tax Status....................................S-10       [The Insurance Policy............................S-25
   ERISA Considerations..........................S-10          The Insurer...................................S-25
   Legal Investment Considerations...............S-10          Insurer Financial Information.................S-25
   Ratings of the Certificates...................S-10          Where You Can Obtain Additional
Risk Factors.....................................S-11          Information About the Insurer ................S-26
   [Some of the loans in the mortgage pool                     Year 2000 Readiness Disclosure................S-26
   are more likely to default than others,                     Financial Strength Ratings of the Insurer.....S-26
   and higher than expected defaults on these                  The Insurance Policy..........................S-26
   loans could reduce the yield on your                     Description of the Mortgage Pool.................S-26
   certificates .................................S-11          General.......................................S-26
   [Mortgage Loan Interest Rates May Limit                     Adjustable Rate Mortgage Loans................S-27
   Interest Rates on the Certificates ...........S-11          [The Index....................................S-27
   [Potential Inadequacy of Credit                             The Mortgage Loans............................S-27
   Enhancement for the Class [ ] Certificates ...S-12          [Subsequent Mortgage Loans....................S-36
   [Special Risks for the Class [ ]                         Additional Information...........................S-36
   Certificates .................................S-13       [Originator/Servicer.............................S-37
   [Effect of Lack of Primary Mortgage                         General.......................................S-37
   Insurance on the Class [ ] Certificates ......S-13          Lending Activities and Loan Sales.............S-37
   Unpredictability and Effect of                              Loan Servicing................................S-37
   Prepayments ..................................S-14          Underwriting Guidelines.......................S-38
   Geographic Concentration of Mortgage                        Servicing Practices and Experience............S-38
   Loans ........................................S-15       The Pooling and Servicing Agreement..............S-39
   Real Estate Market May Affect Performance                   General.......................................S-39
   of Mortgage Loans ............................S-15          Assignment of Mortgage Loans..................S-39
   [Early Principal Payment From Cash                          Voting Rights.................................S-40
   Remaining in Pre-Funding Account .............S-15          General Servicing Provisions..................S-40
   You will not receive physical                               Prepayment Interest Shortfalls................S-41
   certificates, which can cause delays in                     Advances......................................S-41
   distributions and hamper your ability to                    Servicing Advances............................S-41
   pledge or resell your certificates ...........S-16          Collection of Taxes and Insurance Premiums....S-42
   Potential Disruption of Computer Systems .....S-16          Insurance Coverage............................S-42
   Limited Ability to Resell Certificates........S-16          Purchases of Defaulted Mortgage Loans.........S-42
Description of the Certificates..................S-17          Evidence as to Compliance.....................S-42
   General.......................................S-17          Servicing Compensation and Payment of
   [Pre-Funding Account..........................S-18            Expenses ...................................S-42
   Book-Entry Registration.......................S-18          Subservicing..................................S-43
   Distributions of Interest.....................S-20          Resignation or Removal of the Servicer........S-43
   [Determination of Index.......................S-21       Yield Considerations.............................S-44
   Distributions of Principal....................S-21          General.......................................S-44
   Credit Enhancement............................S-22          Overcollateralization.........................S-45
   [The Reserve Fund.............................S-23
                                                                                                              Page



                                                 Page                                                        Page
                                                 ----                                                        ----

   [Subordination of the Class [   ]                        Use of Proceeds..................................S-50
   Certificates .................................S-46       Underwriting.....................................S-50
   Weighted Average Life.........................S-46       ERISA Considerations.............................S-50
Material Federal Income Tax Considerations.......S-49       Experts..........................................S-50
   General.......................................S-49       Legal Matters....................................S-51
   Taxation of Offered Certificates..............S-49       Ratings..........................................S-51
State Income Tax Considerations..................S-49       Glossary of Defined Terms........................S-52
Legal Investment Considerations..................S-49       Annex I..........................................S-53


                                                  PROSPECTUS


                                                 Page                                                        Page
                                                 ----                                                        ----

Description of the Trust Funds......................2          Material Terms of the Indenture.................60
   Assets...........................................2       Description of Credit Support......................64
   Mortgage Loans...................................4          General.........................................64
   Contracts........................................8          Subordinate Securities..........................65
   Agency Securities...............................10          Cross-Support Provisions........................65
   Mortgage Securities.............................14          Limited Guarantee...............................65
   FHA Loans and VA Loans..........................15          Financial Guaranty Insurance Policy or
   Pre-Funding Accounts............................16            Surety Bond ..................................65
   Accounts........................................16          Letter of Credit................................65
   Credit Support..................................17          Pool Insurance Policies.........................65
   Cash Flow Agreements............................17          Special Hazard Insurance Policies...............66
Use of Proceeds....................................17          Borrower Bankruptcy Bond........................66
Yield Considerations...............................17          Reserve Funds...................................66
   General.........................................17          Overcollateralization...........................67
   Interest Rate...................................18       Certain Legal Aspects of Mortgage Loans............67
   Timing of Payment of Interest...................18          General.........................................67
   Payments of Principal; Prepayments..............18          Types of Mortgage Instruments...................68
   Prepayments--Maturity and Weighted                          Interest in Real Property.......................68
     Average Life .................................20          Cooperative Loans...............................69
   Other Factors Affecting Weighted  Average Life..21          Land Sale Contracts.............................70
The Depositor......................................24          Foreclosure.....................................71
Description of the Securities......................24          Junior Mortgages................................75
   General.........................................24          Anti-Deficiency Legislation and Other
   Distributions...................................25            Limitations on Lenders .......................76
   Available Distribution Amount...................26          Environmental Considerations....................77
   Distributions of Interest on the                            Due-on-Sale Clauses.............................79
     Securities....................................27          Prepayment Charges..............................80
   Distributions of Principal of the                           Subordinate Financing...........................80
     Securities....................................28          Applicability of Usury Laws.....................81
   Components......................................29          Alternative Mortgage Instruments................81
   Distributions on the Securities of                          Soldiers' and Sailors' Civil Relief Act
     Prepayment Premiums ..........................29            of 1940 ......................................82
   Allocation of Losses and Shortfalls.............29          Forfeitures in Drug and RICO Proceedings........82
   Advances in Respect of Delinquencies............29       Certain Legal Aspects of the Contracts.............83
   Reports to Securityholders......................30          General.........................................83
   Termination.....................................33          Security Interests in the Manufactured Homes....83
   Optional Purchases..............................33          Enforcement of Security Interests in
   Book-Entry Registration and Definitive                        Manufactured Homes ...........................85
     Securities ...................................33          Soldiers' and Sailors' Civil Relief Act
Description of the Agreements......................38            of 1940 ......................................86
   Agreements Applicable to a Series...............38          Consumer Protection Laws........................86
   Material Terms of the Pooling and Servicing                 Transfers of Manufactured Homes;
     Agreements and Underlying Servicing                         Enforceability of "Due-on-Sale" Clauses ......86
     Agreements ...................................39          Applicability of Usury Laws.....................87




                                                 Page                                                        Page
                                                 ----                                                        ----

Material Federal Income Tax Considerations.........87       ERISA Considerations..............................134
   General.........................................87          General........................................134
   REMICs..........................................89          Pre-Funding Accounts...........................138
   FASITs.........................................114       Legal Investment..................................139
   Grantor Trust Funds............................118       Methods of Distribution...........................141
   Standard Securities............................119       Additional Information............................142
   Stripped Securities............................122       Incorporation of Certain Documents by Reference...143
   Partnership Trust Funds........................127       Legal Matters.....................................144
   Consequences for Particular Investors..........133       Financial Information.............................144
State and Other Tax Considerations................133       Rating............................................144

                                                                                                               Page

                               SUMMARY OF TERMS

     o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

     o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

     o [WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST FUND OR IN ANY POOL, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF [ ], UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE CERTIFICATES -- DISTRIBUTIONS OF PRINCIPAL" HOW THE PRINCIPAL BALANCE OF A MORTGAGe LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR PRINCIPAL BALANCES, UNLESS WE SPECIFY OTHERWISE.]

THE OFFERED CERTIFICATES

     ACE Securities Corp.'s [ ] Pass-Through Certificates consist of the following classes: [ ]. Only the [ ] Certificates are being offered by this prospectus supplement. These certificates will be issued in book-entry form.

     See "Description of the Certificates -- General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of each class of certificates.

     The certificates represent ownership interests in a trust fund, the assets of which consist primarily of [describe assets of trust fund.]

     The certificates will have an approximate total initial principal amount of $[ ]. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

PAYMENTS ON THE CERTIFICATES

     Principal and interest on the certificates will be payable on the [25th] day of each month, beginning in [ ]. However, if the [25th] day is not a business day, distributions will be made on the next business day after the [25th] day of the month.

INTEREST PAYMENTS

     Interest will accrue on each class of certificates, [other than the Class
[ ] Certificate], at the applicable annual rates described in this prospectus supplement.

     See "Description of the Certificates -- Distributions of Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

     The amount of principal payable on the certificates, [other than the Class [ ] Certificate], will be determined by (1) funds actually received on the mortgage loans in [each] pool that are available to make payments on the certificates, (2) the amount of interest received or advanced on the mortgage loans that is used to pay principal on the certificates, calculated as described in this prospectus supplement, (3) [formulas that allocate a portion of principal payments received on the mortgage loans to each class of certificates, as described in this prospectus supplement,] and (4) [ ]. Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

     We explain how principal is paid on the certificates under "Description of the Certificates -- Distributions of Principal" in this prospectus supplement.

[PREPAYMENT PENALTIES ON THE MORTGAGE LOANS

     The holder of the Class [ ] Certificate will be entitled to receive any prepayment penalties received on the mortgage loans. These amounts will not be available to make payments on other classes of certificates.

     See "Description of the Certificates" and "Description of the Mortgage Pools -- General" in this prospectus supplement.]

LIMITED RECOURSE

     The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no other source of cash and no entity other than the trust fund will be required or expected to make any payments on the certificates.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE CERTIFICATES

[Describe any applicable financial guaranty insurance policy or guarantee.]

[Subordination of Payments

     The [ ] certificates will have a payment priority as a group over the Class [ ] Certificates both for payments of interest and payments of principal. No amounts will be paid to the Holder of the Class [ ] Certificate on any distribution date until all amounts due to the senior certificates and the Class [ ] Certificates on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

     On the closing date, the total principal balance of the mortgage loans is expected to [approximately equal the total principal amount of the certificates]. Any interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and certain expenses and fees of the trust fund will be used to reduce the total principal amount of the certificates to a level set by the rating agencies until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the certificates by the amount required by the rating agencies. This condition is referred to as "overcollateralization." We cannot assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization, to increase overcollateralization to the level required by the rating agencies, or to maintain it at that level.

     See "Risk Factors -- Potential Inadequacy of Credit Enhancement for the Class [ ] Certificates" and "Description of the Certificates -- Credit Enhancement -- Subordination" and "-- Overcollateralization" in this prospectus supplement.]

[Allocation of Losses

     As described in this prospectus supplement, amounts representing losses on the mortgage loans in excess of overcollateralization will be applied to reduce the principal amount of the Class [ ] Certificates until their principal amount has been reduced to zero.

     o If a loss has been allocated to reduce the principal amount of your Class [ ] Certificate, you will receive no payment in respect of that reduction at that time.

     o After overcollateralization has been created and has been increased to the required level, you will receive the amount of that loss if there are sufficient funds to pay you, as described in this prospectus supplement, but you will not receive any interest on that amount.

     After the principal amount of the Class [ ] Certificates has been reduced to zero, amounts representing losses on the mortgage loans will be paid to holders of the senior certificates by [ ], to the extent funds available are insufficient to cover such losses.

     See "Description of the Certificates -- Credit Enhancement -- Allocation of Losses" and "The Insurance Policy" in this prospectus supplement.]

THE MORTGAGE LOANS

     On the closing date, which is expected to be on or about [ ], the assets of the trust fund will consist of [two] pools of mortgage loans with a total principal balance of approximately $[ ]. The mortgage loans will be secured by mortgages, deeds of trust, or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

     [Description of mortgage loans.]

     [Description of pre-funding account and additional mortgage loans as applicable.]

     [The mortgage loans in the trust fund will not be insured or guaranteed by any government agency.]

     See "Description of the Mortgage Pools" in this prospectus supplement for a general description of the mortgage loans and "[Originator/Servicer]" in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

[THE PRE-FUNDING ACCOUNT

     On the closing date, approximately $[ ] will be deposited by [ ] in a pre-funding account maintained by [ ]. It is intended that additional mortgage loans will be sold to the trust fund by the depositor from time to time, from [ ] until [ ], paid for with the funds on deposit in the pre-funding account.

     [Description of pre-funding account and additional mortgage loans as applicable.]

     See "Description of the Certificates --Pre-Funding Account" in this prospectus supplement.]

SERVICING OF THE MORTGAGE LOANS

     The mortgage loans will be serviced by [ ].

     See "[Originator/Servicer]" and "The Pooling and Servicing Agreement" in this prospectus supplement.

OPTIONAL PURCHASE OF MORTGAGE LOANS

     [ ] will have the option to purchase all of the mortgage loans and the other property of the trust fund, [other than the insurance policy], after the total principal balance of the mortgage loans declines to less than [ ]% of their initial total principal balance; if [ ] does not exercise that option, [ ] may purchase the Mortgage Loans and other property of the trust fund.

     If the mortgage loans and other assets are purchased, the certificateholders will be paid accrued interest and principal equal to the outstanding principal amount of the certificates.

     See "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

TAX STATUS

     [REMIC, grantor trust or FASIT status to be described as applicable.]

     See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA CONSIDERATIONS

     [To be provided as applicable.]

     See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

     [Only the Class [ ] Certificates] will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

     There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

     See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

RATINGS OF THE CERTIFICATES

     The certificates will initially have the following ratings from [ ]:

                   [Rating           [Rating
    Class          Agency]           Agency]
    -----          ------            ------
    [   ]           [   ]             [   ]
    [   ]           [   ]             [   ]
    [   ]           [   ]             [   ]

These ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency.

     o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

     See "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

                                 RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

[SOME OF THE LOANS IN THE MORTGAGE POOL
ARE MORE LIKELY TO DEFAULT THAN OTHERS,
AND HIGHER THAN EXPECTED DEFAULTS ON
THESE LOANS COULD REDUCE THE YIELD ON
YOUR CERTIFICATES                            The payment schedules for most of
                                             the mortgage loans in the pool
                                             require the borrower to pay off the
                                             principal balance of the loan
                                             gradually over the life of the
                                             loan. Some of the mortgage loans in
                                             the pool, however, have payment
                                             schedules under which the borrowers
                                             makes relatively small payments of
                                             principal over the life of the
                                             loan, and then must make a large
                                             final payment at maturity that pays
                                             off the entire principal balance
                                             outstanding. This final payment is
                                             usually much larger than the
                                             previous monthly payments. Because
                                             the borrower's ability to make this
                                             final payment usually depends on
                                             the ability to refinance the loan
                                             or sell the underlying property,
                                             the risk of default is greater than
                                             on other types of loans. High rates
                                             of default on these types of loans
                                             in the pool will result in greater
                                             losses on your certificates.

                                             The ability of a borrower to
                                             refinance the type of loan
                                             described above or sell the
                                             mortgaged property will depend upon
                                             a number of factors, including:

                                             o  the level of mortgage interest
                                                rates;

                                             o  the borrower's equity in the
                                                mortgage property;

                                             o  general economic conditions;
                                                and

                                             o  the availability of credit.

                                             We cannot predict how these factors
                                             will affect the default rate of
                                             these mortgage loans in the pool.
                                             You should refer to "Description of
                                             the Mortgage Pool" for information
                                             on the percentage of loans in the
                                             mortgage loan pool that consists of
                                             these loans.]

[MORTGAGE LOAN INTEREST RATES MAY LIMIT
INTEREST RATES ON THE CERTIFICATES          [LIBOR may increase or decrease at
                                             different times and in different
                                             amounts than the index applicable
                                             to the adjustable rate mortgage
                                             loans.]

                                             [The trust fund will include a
                                             reserve fund whose primary asset
                                             will be [describe as applicable]].

                                             See "Description of the
                                             Certificates -- The Reserve Fund"
                                             in this prospectus supplement. For
                                             detailed information on the
                                             interest rates of the mortgage
                                             loans, see "Description of the
                                             Mortgage Pools" in this prospectus
                                             supplement.]

[POTENTIAL INADEQUACY OF CREDIT
ENHANCEMENT FOR THE CLASS [ ]
CERTIFICATES                                 The Class [ ] Certificates are not
                                             insured by any financial guaranty
                                             insurance policy. The
                                             overcollateralization feature
                                             described in this prospectus
                                             supplement is intended to enhance
                                             the likelihood that holders of
                                             Class [ ] Certificates will receive
                                             regular payments of interest and
                                             principal, but is limited in nature
                                             and may be insufficient to cover
                                             all losses on the mortgage loans or
                                             shortfalls in interest payments on
                                             the mortgage loans.

                                             In order to create, increase and
                                             maintain overcollateralization, it
                                             will be necessary that the mortgage
                                             loans generate more interest than
                                             is needed to pay interest on the
                                             certificates as well as fees and
                                             expenses of the trust fund and
                                             other amounts that are described in
                                             this prospectus supplement. We
                                             expect that the mortgage loans will
                                             generate more interest than is
                                             needed to pay those amounts, at
                                             least during certain periods,
                                             because the weighted average of the
                                             interest rates on the mortgage
                                             loans will be higher, at the time
                                             the certificates are issued, than
                                             the weighted average of the
                                             interest rates on the certificates.
                                             We cannot assure you, however, that
                                             enough excess interest will be
                                             generated to reach the
                                             overcollateralization levels
                                             required by the rating agencies.
                                             The following factors will affect
                                             the amount of excess interest that
                                             the mortgage loans will generate:

                                             o  Prepayments. Every time a
                                                mortgage loan with an interest
                                                rate higher than the weighted
                                                average of the interest rates on
                                                the certificates is prepaid,
                                                total excess interest after the
                                                date of prepayment will be
                                                reduced because that mortgage
                                                loan will no longer be
                                                outstanding and generating
                                                interest. The effect on your
                                                certificates of this reduction
                                                will be influenced by the amount
                                                of prepaid loans and the
                                                characteristics of the prepaid
                                                loans. Prepayment of a
                                                disproportionately high number
                                                of high interest rate mortgage
                                                loans would have a greater
                                                negative effect on future excess
                                                interest.

                                             o  Defaults. The rate of defaults
                                                on the mortgage loans may turn
                                                out to be higher than expected.
                                                Defaulted mortgage loans may be
                                                liquidated, and liquidated
                                                mortgage loans will no longer be
                                                outstanding and generating
                                                interest.

                                             o  Level of LIBOR. If LIBOR
                                                increases, more money will be
                                                needed to pay interest to
                                                certificateholders, so less
                                                money will be available as
                                                excess interest.]

[SPECIAL RISKS FOR THE CLASS [ ]
CERTIFICATES                                 The rights of holders of Class [ ]
                                             Certificates to receive payments of
                                             interest are subordinate to the
                                             rights of holders of senior
                                             certificates to receive payments of
                                             interest, and the rights of holders
                                             of Class [ ] Certificates to
                                             receive payments of principal are
                                             subordinate to the rights of
                                             holders of senior certificates to
                                             receive payments of principal.

                                             In addition, you should consider
                                             the following:

                                             o  If you buy a Class [ ]
                                                Certificate and losses on the
                                                mortgage loans exceed excess
                                                interest and any
                                                overcollateralization that has
                                                been created, the principal
                                                amount of your certificate will
                                                be reduced proportionately with
                                                the principal amounts of the
                                                other Class [ ] Certificates by
                                                the amount of that excess;

                                             o  If, after overcollateralization
                                                is created in the required
                                                amount, the mortgage loans
                                                generate interest in excess of
                                                the amount needed to pay
                                                interest and principal on the
                                                certificates and fees and
                                                expenses of the trust fund, the
                                                excess interest will be used to
                                                pay you and other holders of
                                                Class [ ] Certificates the
                                                amount of any reduction in the
                                                principal balances of the Class
                                                [ ] Certificates caused by
                                                application of losses.

                                             o  We cannot assure you, however,
                                                that any excess interest will be
                                                generated and, in any event, no
                                                interest will be paid to you on
                                                the amount by which your
                                                principal balance was reduced
                                                because of the application of
                                                losses.

                                             See "Description of the
                                             Certificates -- Credit Enhancement
                                             -- Subordination" and "--
                                             Allocation of Losses" in this
                                             prospectus supplement.]

[EFFECT OF LACK OF PRIMARY MORTGAGE
INSURANCE ON THE CLASS [ ] CERTIFICATES      Approximately [ ]% of the mortgage
                                             loans have loan-to-value ratios
                                             greater than 80%. None of the
                                             mortgage loans are covered by a
                                             primary mortgage insurance policy.
                                             If borrowers default on their
                                             mortgage loans, there is a greater
                                             likelihood of losses than if the
                                             loans were insured. We cannot
                                             assure you that the applicable
                                             credit enhancement will be adequate
                                             to cover those losses.

                                             See "Description of the
                                             Certificates -- Credit Enhancement
                                             -- Subordination" and "--
                                             Allocation of Losses" in this
                                             prospectus supplement.]

UNPREDICTABILITY AND EFFECT OF
PREPAYMENTS                                  Borrowers may prepay their mortgage
                                             loans in whole or in part at any
                                             time; [however, approximately [ ]%
                                             of the mortgage loans require the
                                             payment of a prepayment penalty in
                                             connection with some voluntary
                                             prepayments, which may discourage
                                             these borrowers from prepaying
                                             their mortgage loans]. Prepayments
                                             of principal may also be caused by
                                             liquidations of or insurance
                                             payments on the mortgage loans. A
                                             prepayment of a mortgage loan will
                                             usually result in a prepayment on
                                             the certificates.

                                             The prepayment experience on the
                                             mortgage loans may affect the
                                             average life of the certificates.
                                             The rate of principal payments on
                                             the mortgage loans is from time to
                                             time influenced by a variety of
                                             economic, demographic, geographic,
                                             social, tax, legal and other
                                             factors. There can be no assurance
                                             as to the rate of prepayment on the
                                             mortgage loans or that the rate of
                                             payments will conform to the model
                                             described in this prospectus
                                             supplement.

                                             If prevailing interest rates fall
                                             significantly below the interest
                                             rates on the mortgage loans,
                                             principal prepayments are likely to
                                             be higher than if prevailing rates
                                             remain at or above the interest
                                             rates on the mortgage loans. As a
                                             result, the actual maturity of the
                                             certificates could occur
                                             significantly earlier than
                                             expected. Conversely, if prevailing
                                             interest rates rise significantly
                                             above the interest rates on the
                                             mortgage loans, principal
                                             prepayments are likely to be lower
                                             than if prevailing rates remain at
                                             or below the interest rates on the
                                             mortgage loans and the maturity of
                                             the certificates could occur
                                             significantly later than expected.
                                             In addition, certain prepayments
                                             may result in the collection of
                                             less interest than would otherwise
                                             be the case in the month of
                                             prepayment.

                                             o  If you purchase your
                                                certificates at a discount and
                                                principal is repaid more slowly
                                                than you anticipate, then your
                                                yield may be lower than you
                                                anticipate.

                                             o  If you purchase your
                                                certificates at a premium and
                                                principal is repaid faster than
                                                you anticipate, then your yield
                                                may be lower than you
                                                anticipate.

                                             See "Yield Considerations" in this
                                             prospectus supplement for a
                                             description of factors that may
                                             influence the rate and timing of
                                             prepayments on the mortgage loans.

GEOGRAPHIC CONCENTRATION OF MORTGAGE
LOANS Approximately [ ]% of the mortgage loans expected to be in the pool on the closing date are secured by properties in [California].
                                             Delinquencies, defaults and losses
                                             on the mortgage loans may be higher
                                             than if fewer of the mortgage loans
                                             were concentrated in one state
                                             because the following conditions in
                                             [California] will have a
                                             disproportionate impact on the
                                             mortgage loans in general:

                                             o  Declines in the [California]
                                                residential real estate market
                                                may reduce the values of
                                                properties located in that
                                                state, which would result in an
                                                increase in the loan-to-value
                                                ratios.

                                             o  Properties in [California] may
                                                be more susceptible than homes
                                                located in other parts of the
                                                country to certain types of
                                                uninsured hazards, such as
                                                earthquakes, as well as floods,
                                                wildfires, mudslides and other
                                                natural disasters.

                                             Natural disasters affect regions of
                                             the United States from time to
                                             time, and may result in increased
                                             losses on mortgage loans in those
                                             regions, or in insurance payments
                                             that will constitute prepayments of
                                             those mortgage loans.

                                             For additional information
                                             regarding the geographic
                                             distribution of the mortgage loans
                                             in each pool, see the applicable
                                             table under "Description of the
                                             Mortgage Pools" in this prospectus
                                             supplement.

REAL ESTATE MARKET MAY AFFECT
PERFORMANCE OF MORTGAGE LOANS                A decline in the real estate values
                                             or in economic conditions generally
                                             could increase the rates of
                                             delinquencies, foreclosures and
                                             losses on the mortgage loans to a
                                             level that is significantly higher
                                             than those experienced currently;
                                             and no assurance can be given that
                                             values of the properties securing
                                             the mortgage loans will not decline
                                             since the date of origination of
                                             the mortgage loan. If the credit
                                             enhancement described in this
                                             prospectus supplement is not enough
                                             to protect your certificates from
                                             these losses, the yield on your
                                             certificates may be reduced.

[EARLY PRINCIPAL PAYMENT FROM CASH
REMAINING IN PRE-FUNDING ACCOUNT             If the cash in the pre-funding
                                             account on the closing date is not
                                             used to acquire additional mortgage
                                             loans by [ ], then that cash will
                                             be [paid to you on a proportionate
                                             basis with the other
                                             certificateholders in reduction of
                                             the principal balance of your
                                             certificates.] If the amount of
                                             that cash is substantial, you will
                                             receive a significant unexpected
                                             early payment of principal in (or
                                             before) [ ]. We cannot assure you
                                             that you will be able to reinvest
                                             that money in another investment
                                             with a comparable yield.]

YOU WILL NOT RECEIVE PHYSICAL
CERTIFICATES, WHICH CAN CAUSE DELAYS IN
DISTRIBUTIONS AND HAMPER YOUR ABILITY TO
PLEDGE OR RESELL YOUR CERTIFICATES           Unless you are the purchaser of the
                                             residual certificates, your
                                             ownership of the certificates will
                                             be registered electronically with
                                             DTC. The lack of physical
                                             certificates could:

                                             o  result in payment delays on the
                                                certificates because the trustee
                                                will be sending distributions on
                                                the certificates to DTC instead
                                                of directly to you;

                                             o  make it difficult for you to
                                                pledge your certificates if
                                                physical certificates are
                                                required by the party demanding
                                                the pledge; and

                                             o  could hinder your ability to
                                                resell the certificates because
                                                some investors may be unwilling
                                                to buy certificates that are not
                                                in physical form.

                                             See "Description of the
                                             Certificates -- Book-Entry
                                             Registration" in this prospectus
                                             supplement.

POTENTIAL DISRUPTION OF COMPUTER SYSTEMS     The transition from the year 1999
                                             to the year 2000 may interfere with
                                             the ability of computer systems
                                             used by the servicer, the trustee,
                                             The Depository Trust Company and
                                             other parties to process
                                             information, unless modifications
                                             to those systems are completed in
                                             time. This could disrupt collection
                                             of payments on the mortgage loans
                                             and calculation and distribution of
                                             payments on the certificates.

LIMITED ABILITY TO RESELL CERTIFICATES       The underwriter is not required to
                                             assist in resales of the
                                             certificates, although it may do
                                             so. A secondary market for any
                                             class of certificates may not
                                             develop. If a secondary market does
                                             develop, it might not continue or
                                             it might not be sufficiently liquid
                                             to allow you to resell any of your
                                             certificates. The certificates will
                                             not be listed on any securities
                                             exchange.

         [Additional risk factors to be provided as applicable.]

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

         The [ ] Pass-Through Certificates will consist of the following
Classes: [ ] (together, the "Certificates").

         The [ ] Certificates are referred to herein as the "Senior Certificates." Only the Class [ ] Certificates (the "Offered Certificates") are offered hereby. The Class [ ] Certificates are referred to herein as the "LIBOR Certificates." The Class [ ] Certificates are referred to herein as the "Subordinate Certificates." The Class R Certificate is also referred to as the "Residual Certificate."

         The Class [ ] Certificate will be issued as a single Certificate in fully registered, certificated form.

         The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which consist primarily of (1) [describe mortgage loans] mortgage loans (the "Mortgage Loans"), (2) the assets that from time to time are identified as deposited in respect of the Mortgage Loans in the Collection Account and the Certificate Account (each as defined herein), (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure, (4) any applicable insurance policies and all proceeds thereof, and (5) [describe other assets, as applicable].

         Each Class of Offered Certificates will be issued in the respective approximate initial total principal amount set forth or described on the cover page hereof. The total principal amount of each Class of Offered Certificates is referred to herein as the "Class Principal Amount" for that Class. The Class [ ] Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein. The total Certificate Principal Amount (as defined herein) of the Certificates and the initial Class Principal Amount of each Class of Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pools" herein.

         Distributions on the Certificates will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in [ ] (each, a "Distribution Date"), to Certificateholders of record on the applicable Record Date. The "Record Date" for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately preceding the month in which that Distribution Date occurs.

          o A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in New York or [California] are closed.

         Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to the Certificateholder's address as it appears on the books of the Trustee (as defined herein), or (2) at the request, submitted to the Trustee in writing at least five Business Days prior to the related Record Date, of any holder of an Offered Certificate (at the holder's expense) in immediately available funds; provided, that the final distribution in respect of any Certificate will be made only upon presentation and surrender of the Certificate at the Corporate Trust Office (as defined herein) of the Trustee. See "-- The Trustee" herein.

[PRE-FUNDING ACCOUNT

         On the Closing Date approximately $[ ] (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") maintained by [ ], which account shall be part of the trust fund. During the period (the "Pre-Funding Period") from [ ] until [ ], the Pre-Funding Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined herein) deposited in the trust fund in accordance with the Pooling and Servicing Agreement. During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans. Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

         Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

BOOK-ENTRY REGISTRATION

         GENERAL. The Offered Certificates (the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") in the United States [, or through Cedelbank ("Cedel") or the Euroclear System ("Euroclear") in Europe] and through [its/their] participating organizations (each, a "Participant"). The Book-Entry Certificates will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess thereof.

         Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. ACE Securities Corp. (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. [Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.] No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a certificate representing an interest (a "Definitive Certificate"), except as set forth below under "-- Definitive Certificates" and in the Prospectus under "Description of the Certificates -- Book-Entry Registration and Definitive Securities -- Definitive Securities."

         Unless and until Definitive Certificates are issued, it is anticipated that:

          o the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement (as defined herein).

          o Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC [, Cedel or Euroclear, as applicable,] and [its/their] Participants.

          o while the Offered Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Cedel and Euroclear] and [its/their] operations, DTC [Cedel and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, DTC [Cedel and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         None of the Depositor, GACC, the Servicer or the Trustee [or additional parties] (as those terms are defined herein) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Certain computer applications and systems that DTC uses for processing dates ("Systems") based upon calendar dates, including dates before, on, and after January 1, 2000, may encounter certain problems related to the Systems' use of only two digits to calculate calendar dates ("Year 2000 Problems"). Year 2000 Problems could cause DTC's Systems, as they relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, to cease functioning appropriately. DTC has advised the Depositor that it has developed and is implementing a technical assessment and remediation plan (which includes a testing phase) to deal with Year 2000 Problems. However, DTC's ability to perform its services also depends upon other parties including, among others, issuers and their agents, third party software and hardware vendors, and third party service and information providers (including telecommunication and electrical utility service providers). DTC has advised the Depositor that it is attempting to determine the extent of the efforts of its vendors to deal with Year 2000 Problems as they relate to the provision of these services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Cedel and Euroclear], see "Description of the Securities -- Book-Entry Registration and Definitive Securities" in the Prospectus" [and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to this Prospectus Supplement].

         DEFINITIVE CERTIFICATES. Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under " Description of the Securities -- Book-Entry Registration and Definitive Securities -- Definitive Securities." Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

DISTRIBUTIONS OF INTEREST

         The amount of interest distributable on each Distribution Date in respect of each Class of Certificates (other than the Class [ ] Certificate) will equal the sum of [to be provided as applicable]. Interest will accrue on the Offered Certificates on the basis of a 360-day year and the actual number of days in each Accrual Period.

          o The "Interest Rate" for each Class of Certificates will be the applicable annual rate described below.

         [If [ ] does not exercise its option to purchase the Mortgage Loans when it is first entitled to do so, as described under "-- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" herein, then with respect to each succeeding Distribution Date, the [ ] will be increased to %]. Subject to the preceding proviso, the Interest Rates for the Class [ ] Certificates will be the applicable annual rate determined as follows:

          o    [To be provided as applicable].

          o The "Net Mortgage Rate" for any Mortgage Loan equals the Mortgage Rate thereof minus the Total Expense Rate (as defined herein).

          o The "Total Expense Rate" for each Distribution Date is the sum of [the Servicing Fee Rate and the Trustee Fee Rate (each as defined herein)].

         The "Certificate Principal Amount" of any Offered Certificate for any date of determination will equal that Certificate Principal Amount on [ ] (the "Closing Date") as reduced by all amounts previously distributed on that Certificate in respect of principal and, in the case of a Class [ ] Certificate, any Applied Loss Amount (as defined herein) previously allocated to that Certificate.

         For each Distribution Date, the "Accrual Period" applicable to each Class of Offered Certificates will be the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

          o The "Interest Remittance Amount" for any Distribution Date will equal the sum of [to be provided as applicable].

         On each Distribution Date, the Interest Remittance Amount will be distributed in the following order of priority:

                  [To be provided as applicable.]

         When a principal prepayment in full is made on a Mortgage Loan, the borrower is charged interest only to the date of the prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made. Prepayments in part will be applied as of the date of receipt. Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period will be distributed to holders of Offered Certificates on the Distribution Date following that Prepayment Period. To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, a shortfall (a "Prepayment Interest Shortfall") in the amount available to make distributions of interest on the Certificates could result. A Prepayment Interest Shortfall will result from a prepayment in full only if that prepayment is received on or after the [16th] day of a calendar month. If a prepayment in full is received on or prior to the [15th] day of a calendar month, there will be an excess of interest over one month's interest for that Mortgage Loan ("Prepayment Interest Excess") available for distribution to Certificateholders on the related Distribution Date. The Servicer is obligated to fund Prepayment Interest Shortfalls that exceed Prepayment Interest Excess, but only in an amount up to the total of the Servicing Fees for the applicable Distribution Date. See "The Pooling and Servicing Agreement -- Prepayment Interest Shortfalls" herein. Any such payment by the Servicer is referred to herein as "Compensating Interest." Any Prepayment Interest Shortfalls not funded by the Servicer ("Net Prepayment Interest Shortfalls") will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

[DETERMINATION OF INDEX

         On the second Business Day preceding the beginning of each Accrual Period (each such date, an "Index Determination Date"), the Trustee will determine the Index for that Accrual Period.

         On each Index Determination Date, the Index for the next succeeding Accrual Period will be established by the Trustee as follows:

         [To be provided as applicable.]]

DISTRIBUTIONS OF PRINCIPAL

         Distributions of principal on the Class [ ] Certificates will be made primarily from [to be provided as applicable.]

          o The "Principal Distribution Amount" for [each Mortgage Pool for] any Distribution Date will be equal to the sum of [to be provided as applicable].

          o The "Principal Remittance Amount" for [each Mortgage Pool for] any Distribution Date will be equal to the sum of [to be provided as applicable.]

          o The "Due Period" for any Distribution Date is the one-month period beginning on [the second day of the calendar month immediately preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.]

          o The "Prepayment Period" for each Distribution Date is the one-month period beginning on the Cut-off Date, in the case of [the first Distribution Date, and on the day immediately following the close of the immediately preceding Prepayment Period, in the case of each subsequent Distribution Date, and ending on the [ ]th day (or if that day is not a Business Day, the immediately preceding Business Day) of the month in which that Distribution Date occurs].

         On each Distribution Date, the Principal Distribution Amount will be distributed in the following order of priority:

         [To be provided as applicable].

CREDIT ENHANCEMENT

         Credit enhancement for the Offered Certificates consists of [the Insurance Policy, the subordination of the Subordinate Certificates, the priority of application of Realized Losses (as defined herein) and overcollateralization], in each case as described herein. [The Insurance Policy is described under "The Insurance Policy" below.]

         [SUBORDINATION. The rights of holders of the Class [ ] Certificates to receive distributions with respect to the Mortgage Loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, as described under "-- Distributions of Interest" and "-- Distributions of Principal." This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of interest and principal distributable thereon, and to afford holders of Senior Certificates limited protection against Realized Losses incurred on the Mortgage Loans.

         No amounts will be distributed to the holder of the Class [ ] Certificate until all amounts due to the holders of the Class [ ] Certificates have been distributed.

         The limited protection afforded to holders of Class [ ] Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of Offered Certificates to receive, prior to any distribution in respect of interest or principal, respectively, being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them and principal available for distribution, respectively, on that Distribution Date.]

         [ALLOCATION OF LOSSES. If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Prepayment Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of the Mortgage Loan. The amount of that insufficiency is a "Realized Loss." Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of, first, the Class [ ] Certificate (both through the application of Monthly Excess Interest to fund the deficiency and through a reduction in the Overcollateralization Amount for the related Distribution Date), and second, the Class [ ] Certificates, before reducing amounts distributable in respect of the Senior Certificates.

          o A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of that Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

         To the extent that Realized Losses occur, those Realized Losses will reduce the Total Loan Balance, and thus may reduce the Overcollateralization Amount. As described herein, the Overcollateralization Amount is created, increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Offered Certificates.

         If on any Distribution Date after giving effect to all Realized Losses incurred during the related Due Period and distributions of principal on that Distribution Date, the total Certificate Principal Amount of the Certificates exceeds the Total Loan Balance for that Distribution Date (such excess, an "Applied Loss Amount"), the Class Principal Amount of the Class [ ] Certificates will be reduced by that amount, until the Class Principal Amount thereof has been reduced to zero. The Class Principal Amounts of the Senior Certificates will not be reduced by allocation of Applied Loss Amounts.

         Holders of Class [ ] Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.]

         [OVERCOLLATERALIZATION. The weighted average Net Mortgage Rate of the Mortgage Loans is generally expected to be higher than the weighted average of the interest rates of the Certificates, thus generating certain excess interest collections. To the extent described herein, Monthly Excess Interest will be applied on any Distribution Date in reduction of the Certificate Principal Amounts of the Offered Certificates. This application of interest collections as distributions of principal will cause the total Certificate Principal Amount of the Certificates to amortize more rapidly than the Total Loan Balance, creating, increasing and maintaining overcollateralization. However, Realized Losses will reduce overcollateralization, and could result in an Overcollateralization Deficiency.

         For each Distribution Date, the Monthly Excess Interest and any Excess Principal will be the "Monthly Excess Cashflow," which will be in the following order of priority:

         [To be provided as applicable.]]

[THE RESERVE FUND

         The Reserve Fund will be an asset of the Trust Fund but not of the REMIC. The holder of the Residual Certificate will be the owner of the Reserve Fund, and amounts on deposit in the Reserve Fund will be invested at the direction of the holder of the Residual Certificate as provided in the Pooling and Servicing Agreement. The Reserve Fund will consist of [to be provided as applicable].

         Withdrawals will be made from the Reserve Fund for the benefit of the Offered Certificates as described under "-- Overcollateralization" above.

         The only asset of the Reserve Fund on the Closing Date will be [to be provided as applicable.]

         If on any Distribution Date the sum of the amount on deposit in the Reserve Fund and the Overcollateralization Amount exceeds the Targeted Overcollateralization Amount, the excess will be released to the Residual Certificateholder, provided that the amount remaining in the Reserve Fund equals or exceeds the reserve fund requirement specified in the Pooling and Servicing Agreement.]

FINAL SCHEDULED DISTRIBUTION DATE

         It is expected that scheduled distributions on the Mortgage Loans, assuming no defaults or losses that are not covered by the limited credit support described herein, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the Class Principal Amount of each Class of the Senior Certificates to zero not later than [ ] and of the Class [ ] Certificates not later than [ ]. As to each Class, the actual final Distribution Date may be earlier or later, and could be substantially earlier, than the applicable Final Scheduled Distribution Date.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date the Trustee will make available to each Certificateholder a statement containing the following information:

          o the amount of principal distributed on that date to holders of each Class of Offered Certificates;

          o the amount of interest distributed on that date to holders of each Class of Offered Certificates;

          o    the Interest Rate applicable to each Class of Offered
               Certificates;

          o the Class Principal Amount of each Class of Offered Certificates after distributions on that date;

          o the amount of the Servicing Fees and Trustee Fee paid with respect to that date;

          o    the Total Loan Balance as of the related Distribution Date;

          o the amount of any Realized Losses on the Mortgage Loans during the immediately preceding calendar month and total Realized Losses since the Cut-off Date;

          o the number and aggregate Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

          o    any amount distributed to the holder of the Residual Certificate;
               and

          o certain other information to the extent provided in the Pooling and Servicing Agreement.

OPTIONAL PURCHASE OF MORTGAGE LOANS; TERMINATION OF THE TRUST FUND

         On any Distribution Date after the date on which the Total Loan Balance is less than [ ]% of the Cut-off Date Balance, the holder of the [ ] will (subject to the terms of the Pooling and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other related property for a price equal to the sum of (1) 100% of the total outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate, (2) the fair market value of all other property being purchased, (3) any unpaid Servicing Fees and certain other amounts payable to the Servicer and the Trustee and (4) [ ]; provided, that the purchase price will not be less than the total Certificate Principal Amount of the Offered Certificates, plus accrued interest thereon. If the holder of the [ ] does not exercise that option, the [ ] will then have the same purchase option. If either purchase option is exercised, the Trust Fund will be terminated (such event, an "Optional Termination").

         If the [ ] does not exercise its option as described above when it is first entitled to do so, [to be provided as applicable].

THE TRUSTEE

         [ ], a [ ] banking corporation, will be the Trustee under the Pooling and Servicing Agreement (the "Trustee"). The Trustee will be paid a monthly fee (the "Trustee Fee") calculated as a fixed percentage equal to [ ]% annually (the "Trustee Fee Rate") on the Total Loan Balance. As additional compensation, the Trustee will be entitled to [to be provided as applicable]. The Trustee's "Corporate Trust Office" for purposes of presentment and surrender of the Offered Certificates for the final distribution thereon and for all other purposes is located at [ ], or such address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.

                             [THE INSURANCE POLICY

         The following information has been supplied by [ ] (the "Insurer") for inclusion in this Prospectus Supplement. Accordingly, the Depositor, the Servicer and the Underwriter do not make any representation as to the accuracy and completeness of this information.

         The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Certificate Guaranty Insurance Policy (the "Insurance Policy") and the Insurer set forth below under this heading "The Insurance Policy." Additionally, the Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates.

THE INSURER

         [To be provided as applicable.]

INSURER FINANCIAL INFORMATION

         [To be provided as applicable.]

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE INSURER

         [To be provided as applicable.]

YEAR 2000 READINESS DISCLOSURE

         [To be provided as applicable.]

FINANCIAL STRENGTH RATINGS OF THE INSURER

         [To be provided as applicable.]

THE INSURANCE POLICY

         [To be provided as applicable.]]


                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of approximately [ ] [description of Mortgage Loans] Mortgage Loans with original terms to maturity from the first due date of the scheduled monthly payment (a "Monthly Payment") of not more than [30] years, having a total Principal Balance as of the Cut-off Date (after giving effect to Monthly Payments due on that date) of approximately $[ ] (the "Cut-off Date Balance"). The Mortgage Loans were originated or acquired by the originators described herein generally in accordance with the underwriting guidelines described herein.

         Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total Principal Balance of the related Mortgage Loans as of the Cut-off Date.

         All of the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating [to be provided as applicable.] The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor from German American Capital Corporation ("GACC"), which acquired the Mortgage Loans from [ ]. See "[Originator/Servicer]" and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans" herein.

         Pursuant to its terms, each Mortgage Loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the Mortgaged Property. Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building. See "Description of Mortgage and Other Insurance Hazard -- Insurance on the Loans -- Standard Hazard Insurance Policies" in the Prospectus.

         [Approximately [ ]% of the Mortgage Loans have Loan-to-Value Ratios in excess of 80%. None of those Mortgage Loans or any other Mortgage Loans are covered by primary mortgage insurance policies. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (b) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of refinance or modification.]

         [Approximately [ ]% of the Mortgage Loans are fully amortizing. Approximately [ ]% of the Mortgage Loans will have original terms to maturity that are shorter than their amortization schedules, leaving final payments ("Balloon Payments") due on their maturity dates that are significantly larger than other monthly payments (such loans, "Balloon Loans"). The Balloon Loans are generally expected to have original terms to maturity of [15] years. The ability of the borrower to repay a Balloon Loan at maturity frequently will depend on the borrower's ability to refinance the loan. Any loss on a Balloon Loan as a result of the borrower's inability to refinance the loan will be borne by Certificateholders, to the extent not covered by the applicable credit enhancement. Neither the Servicer nor the Trustee will make any Advances with respect to delinquent Balloon Payments.]

ADJUSTABLE RATE MORTGAGE LOANS

         [Describe adjustment of adjustable rate Mortgage Loans, as applicable.]

[THE INDEX

         The Index applicable to the determination of the Mortgage Rates for the Adjustable Rate Mortgage Loans will be [described as applicable].]

THE MORTGAGE LOANS

         The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, the Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund prior to the issuance of the Offered Certificates.

         Number of Mortgage Loans............................
         Initial Pool Balance................................   $
         Mortgage Rates:                                             %
              Weighted Average...............................
              Range..........................................        % to    %
         Weighted Average Remaining Term to
         Maturity (in months) ...............................

         The Principal Balances of the Mortgage Loans range from approximately $[ ] to approximately $[ ]. The Mortgage Loans have an average Principal Balance of approximately $[ ].

         The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [ ]%.

         No more than approximately [ ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the percentages in the following tables may not equal the totals due to rounding.)

                                     CUT-OFF DATE PRINCIPAL BALANCES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
       RANGE OF                              NUMBER OF              TOTAL                   BY TOTAL
PRINCIPAL BALANCES ($)                    MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ----------------------                    --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%

         The average Cut-off Date Principal Balance is approximately $                        .


                                           LOAN-TO-VALUE RATIOS

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
  RANGE OF ORIGINAL                         NUMBER OF              TOTAL                   BY TOTAL
LOAN-TO-VALUE RATIOS (%)                  MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ----------------------                    --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%

         The weighted average original Loan-to-Value Ratio is approximately %.



                                              MORTGAGE RATES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
   RANGE OF                                  NUMBER OF              TOTAL                   BY TOTAL
MORTGAGE RATES(%)                         MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ----------------------                    --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%

- -------------
*    Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

         The weighted average Mortgage Rate is approximately % per annum.



                                                LOAN TYPES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
LOAN TYPE                                 MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ---------                                 --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%




                                        ORIGINAL TERMS TO MATURITY

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
RANGE OF MATURITIES                         NUMBER OF              TOTAL                   BY TOTAL
     (MONTHS)                             MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- -------------------                       --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%

         The weighted average original term to maturity is approximately      months.



                                                REMAINING TERMS TO MATURITY

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
REMAINING TERM TO                            NUMBER OF              TOTAL                   BY TOTAL
MATURITY (MONTHS)                         MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ----------------------                    --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%

         The weighted average remaining term to maturity of the fully amortizing Mortgage Loans is approximately months.



                                         GEOGRAPHIC DISTRIBUTION

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
      STATE                               MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
      -----                               --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%


                                              PROPERTY TYPES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
PROPERTY TYPE                             MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- -------------                             --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%


                                              LOAN PURPOSES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
LOAN PURPOSE                              MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ------------                              --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%


                                             OCCUPANCY STATUS

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
OCCUPANCY STATUS                          MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ----------------------                    --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%


                                           DOCUMENTATION TYPES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
DOCUMENTATION TYPE                        MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ------------------                        --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%


                                              CREDIT GRADES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
CREDIT GRADE                              MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ------------                              --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%


                                           PREPAYMENT PENALTIES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
PREPAYMENT PENALTY                        MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ------------------                        --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%



                           MAXIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
    RANGE OF                                 NUMBER OF              TOTAL                   BY TOTAL
MAXIMUM RATES (%)                         MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- -----------------                         --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%

         The weighted average Maximum Rate of the Adjustable Rate Mortgage
Loans is approximately % per annum.



                           MINIMUM RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
    RANGE OF                                 NUMBER OF              TOTAL                   BY TOTAL
MINIMUM RATES (%)                         MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- -----------------                         --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%

         The weighted average Minimum Rate of the Adjustable Rate Mortgage
Loans is approximately % per annum.



                           GROSS MARGINS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
RANGE OF GROSS MARGINS (%)                MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- --------------------------                --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%

         The weighted average Gross Margin of the Adjustable Rate Mortgage
Loans is approximately % per annum.



                                 NEXT ADJUSTMENT DATE OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
NEXT ADJUSTMENT DATE                      MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- --------------------                      --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%




                            INITIAL FIXED TERM/SUBSEQUENT ADJUSTABLE RATE TERM
                                  OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                         PERCENTAGE OF
   INITIAL FIXED                                                                         MORTGAGE LOANS
  TERM/SUBSEQUENT                            NUMBER OF              TOTAL                   BY TOTAL
ADJUSTABLE RATE TERM                      MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ----------------------                    --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%



                           PERIODIC CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
PERIODIC CAP (%)                          MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ----------------                          --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%


                            INITIAL CAPS OF THE ADJUSTABLE RATE MORTGAGE LOANS

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
INITIAL CAP (%)                           MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ---------------                           --------------      -----------------        -----------------
                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%



[SUBSEQUENT MORTGAGE LOANS

         The obligation of the Trust Fund to purchase additional Mortgage Loans (the "Subsequent Mortgage Loans") on [any] date, as specified in the Pooling and Servicing Agreement (each, a "Subsequent Transfer Date") will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable]. These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

         The characteristics of Subsequent Mortgage Loans may vary significantly from time to time subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time. It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]

                            ADDITIONAL INFORMATION

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date. A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth herein under "Description of the Mortgage Pool," the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

                             [ORIGINATOR/SERVICER

         The information in this section has been provided by [servicer]. None of the Depositor, GACC, the Trustee, the Insurer, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of this information.

GENERAL

         [Description of the Originator/Servicer.]

LENDING ACTIVITIES AND LOAN SALES

         [ ] originates real estate loans through its network of offices and loan origination centers. [ ] also participates in secondary market activities by originating and selling mortgage loans while continuing to service the majority of the loans sold. In other cases [ ]'s whole loan sale agreements provide for the transfer of servicing rights.

         [ ]'s primary lending activity is funding loans to enable borrowers to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. [ ]'s single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

         The following table summarizes [ ]'s one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by [ ] from other loan originators.

                                             YEAR ENDED DECEMBER 31                        THREE MONTHS ENDED MARCH 31,
                                             ----------------------                        ----------------------------

                      -------      -------       -------      -------      -------            -------         -------
                                         (DOLLARS IN THOUSANDS)                                 (DOLLARS IN THOUSANDS)
                      ------------------------------------------------------------         ------------------------------
Originated and        $            $             $            $            $                  $                $
purchased......

Sales..........       $            $             $            $            $                  $                $


LOAN SERVICING

         The Servicer services all of the mortgage loans it originates that are retained in its portfolio and continues to service at least a majority of the loans that have been sold to investors. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, and supervising foreclosure in the event of unremedied defaults. The Servicer's servicing activities are audited periodically by applicable regulatory authorities. Certain financial records of the Servicer relating to its loan servicing activities are reviewed annually as part of the audit of the Servicer's financial statements conducted by its independent accountants.

UNDERWRITING GUIDELINES

         The Mortgage Loans were originated generally in accordance with guidelines (the "Underwriting Guidelines") established by [ ]. The Underwriting Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the borrower's credit standing and repayment ability. On a case-by-case basis and only with the approval of two or more senior lending officers, [ ] may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans will have been originated under underwriting exceptions.

         [Describe originator's underwriting guidelines.]

SERVICING PRACTICES AND EXPERIENCE

         In general, when a borrower fails to make a required payment on a residential mortgage loan, [ ] attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases deficiencies are cured promptly. Pursuant to [ ]'s customary procedures for residential mortgage loans serviced by it for its own account, [ ] generally mails a notice of intent to foreclose to the borrower after the loan has become 31 days past due (two payments due but not received) and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by [ ]. In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the borrower on a loan secured by single-family real estate.

         The following table sets forth the delinquency and loss experience at the dates indicated for residential (one- to four-family and multifamily) first lien mortgage loans serviced by the Servicer that were originated or purchased by the Servicer:

         [To be provided as applicable.]

         There can be no assurance that the delinquency and loss experience of the Mortgage Loans will correspond to the loss experience of the Servicer's mortgage portfolio set forth in the table above. The statistics shown above represent the delinquency and loss experience for the Servicer's total servicing portfolio only for the periods presented, whereas the total delinquency and loss experience on the Mortgage Loans will depend on the results over the life of the Trust Fund. The Servicer's portfolio includes mortgage loans with payment and other characteristics that are not representative of the payment and other characteristics of the Mortgage Loans. A substantial number of the Mortgage Loans may also have been originated based on Underwriting Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the table. If the residential real estate market experiences an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on to the Mortgage Loans.]


                      THE POOLING AND SERVICING AGREEMENT

GENERAL

         The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of [ ] among the Depositor, the Servicer and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth in this Prospectus Supplement regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Trustee. [ ] serve as Certificate Registrar and Paying Agent.

ASSIGNMENT OF MORTGAGE LOANS

         The Depositor will assign the Mortgage Loans to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Monthly Payments due on or before that date. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement that will specify with respect to each Mortgage Loan, among other things, the original principal balance and the Principal Balance as of the close of business on the Cut-off Date, the Mortgage Rate, the Monthly Payment and the maturity date.

         The Trustee will, concurrently with the assignment to it of the property constituting the Trust Fund, authenticate and deliver the Certificates.

         [As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee or its custodian (the "Custodian") in accordance with the Pooling and Servicing Agreement:

          o the related original Mortgage Note endorsed without recourse to the Trustee or in blank;

          o the original Mortgage with evidence of recording indicated thereon (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy certified to be a true and complete copy of the Mortgage sent for recording), the original security agreement and related documents;

          o an original assignment of the Mortgage to the Trustee or in blank in recordable form and originals of all intervening assignments, if any, showing a complete chain of title from origination to the Trustee;

          o the policies of title insurance issued with respect to each Mortgage Loan; and

          o the originals of any assumption, modification, extension or guaranty agreements.

Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments of each Mortgage to the Trustee are required to be submitted for recording promptly after the Closing Date.]

         Under the terms of the agreements (the "Mortgage Loan Purchase Agreements") pursuant to which GACC purchased the Mortgage Loans from [the Originator] and the Depositor purchased the Mortgage Loans from GACC, the Custodian [has conducted an initial review of the mortgage loan documents and has notified] the Depositor, GACC and [the Originator] as to each mortgage loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective. If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Purchase Agreements, [the Originator] will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance thereof plus accrued interest thereon (the "Repurchase Price") or, in certain circumstances, to substitute another mortgage loan.

         [[The Originator] has made to GACC and the Depositor under the Mortgage Loan Purchase Agreements representations and warranties that include representations and warranties similar to those summarized in the Prospectus under the heading "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements -- Representations and Warranties; Repurchases." GACC's and the Depositor's rights under these representations and warranties will be assigned to the Trustee for the benefit of Certificateholders. In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of Certificateholders or the Insurer, [the Originator] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach to cure the breach or purchase the affected Mortgage Loan from the Trust Fund for the Repurchase Price or, in certain circumstances, to substitute another mortgage loan.]

         To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not repurchased by [the Originator] and a Realized Loss occurs on the Mortgage Loan, holders of Offered Certificates, in particular the Class [ ]Certificates, may incur a loss if the applicable credit enhancement is not sufficient to cover that loss.

VOTING RIGHTS

         Voting rights of Certificateholders under the Pooling and Servicing Agreement will be allocated among the Classes of Certificates and among the Certificates of each Class as provided in the Pooling and Servicing Agreement.

GENERAL SERVICING PROVISIONS

         The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Pooling and Servicing Agreement.

         [The Servicer will be required to use reasonable efforts to collect all amounts due under each Mortgage Loan and to administer the Mortgage Loans in accordance with generally accepted servicing practices. See "[Originator/Servicer] -- Servicing Practices and Experience." The Servicer will be required to deposit all amounts collected and recovered with respect to the Mortgage Loans within three Business Days of receipt thereof in a separate account in the name of the Trustee (the "Collection Account"); on the [ ] day of each month, or if that date is not a Business Day, on the immediately following Business Day, the Servicer will be required to transfer the Interest Remittance Amount and the Principal Remittance Amount to a separate account maintained by the Trustee for the benefit of the Certificateholders (the "Certificate Account").

         The Servicer will be prohibited under the Pooling and Servicing Agreement from making any material modification to the terms of a Mortgage Loan, including a change in the Mortgage Rate other than as provided in the Mortgage Note, deferral or forgiveness of a Monthly Payment or extension of the maturity date, unless the Mortgage Loan is in default or default is, in the judgment of the Servicer, reasonably foreseeable.

         The Servicer will also be prohibited from waiving any prepayment premium except in the case of a default or imminent default, and then may waive the prepayment premium only if the waiver would maximize amounts collected under the Mortgage Loan.]

PREPAYMENT INTEREST SHORTFALLS

         When a borrower prepays a Mortgage Loan in full or in part between Monthly Payment dates, the borrower pays interest on the amount prepaid only from the last Monthly Payment date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. [Any Prepayment Interest Shortfall resulting from a prepayment in full or in part is required to be paid by the Servicer, but only to the extent that the shortfall does not exceed the total of the Servicing Fees for the applicable Distribution Date.]

ADVANCES

         [The Servicer will be obligated to make advances ("Advances") with respect to delinquent payments of principal of and interest on the Mortgage Loans (other than Balloon Payments), adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that those Advances, in its judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Trustee will be obligated to make any required Advance if the Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement. The Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if the Servicer determines that those Advances are not recoverable from those sources, then from collections on other Mortgage Loans. These reimbursements may result in Realized Losses.

         The purpose of making Advances is to maintain a regular cash flow to Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advances with respect to reductions in the amount of the Monthly Payments on Mortgage Loans due to reductions made by a bankruptcy court in the amount of a Monthly Payment owed by a borrower or a reduction of the applicable Mortgage Rate by application of the Relief Act.]

SERVICING ADVANCES

         The Servicer will be required to advance its own funds for certain purposes, including preserving and restoring Mortgaged Properties, payment of delinquent taxes and insurance premiums, managing and disposing of REO Properties, and legal proceedings. Advances for these and similar purposes are referred to as "Servicing Advances." The Servicer will be reimbursed for Servicing Advances made with respect to a Mortgage Loan out of late payments thereon, to the extent provided in the Pooling and Servicing Agreement, or out of related liquidation proceeds and insurance proceeds, if the Servicer determines that Servicing Advances are not recoverable from those sources, then from collections and other recoveries on other Mortgage Loans. The Pooling and Servicing Agreement will require that the Servicer not make a Servicing Advance that is not expected to be recoverable from proceeds of the related Mortgage Loan unless, in the Servicer's judgment, making that Servicing Advance is in the best interests of the Certificateholders.

COLLECTION OF TAXES AND INSURANCE PREMIUMS

         The Servicer will, to the extent required by the related loan documents, maintain escrow accounts for the collection of hazard insurance premiums as well as real estate taxes and similar items with respect to the Mortgage Loans, and will make Servicing Advances with respect to delinquencies in required escrow payments by the related borrowers.

INSURANCE COVERAGE

         The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of their respective officers and employees.

PURCHASES OF DEFAULTED MORTGAGE LOANS

         The Servicer may, but will not be obligated to, purchase any Mortgage Loan that becomes three months or more delinquent in payment or as to which the Servicer has started foreclosure proceedings, for a price equal to the unpaid principal balance plus interest accrued and unpaid.

EVIDENCE AS TO COMPLIANCE

         The Pooling and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Trustee to the effect that the firm has examined certain documents and records relating to the servicing of mortgage loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions as the firm believes to be immaterial and those exceptions set forth in the statement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Servicer will be paid a monthly fee (the "Servicing Fee") with respect to each Mortgage Loan calculated as [ ]% annually (the "Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan. The Servicer will also be entitled to receive, to the extent provided in the Pooling and Servicing Agreement, additional compensation, in the form of any interest or other income earned on funds it has deposited in the Collection Account pending remittance to the Trustee, as well as certain customary fees and charges paid by borrowers (other than prepayment premiums).

         [The Servicing Fee is subject to reduction as described above under "-- Prepayment Interest Shortfalls."]

SUBSERVICING

         The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Pooling and Servicing Agreement, but it may employ one or more subservicers. If the Servicer chooses to employ subservicers, the Servicer will remain liable for fulfillment of its obligations under the Pooling and Servicing Agreement, and will be considered to have itself received any payment received by a subservicer whether or not the subservicer actually remits that payment.

RESIGNATION OR REMOVAL OF THE SERVICER

         The Servicer will agree in the Pooling and Servicing Agreement not to resign except with the consent of the Trustee, unless the Servicer delivers to the Trustee an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Pooling and Servicing Agreement.

         If the Servicer is in default under the Pooling and Servicing Agreement, or the Trustee or Certificateholders having a majority of Voting Rights may remove the Servicer. [Events of default include:

          o failure by the Servicer to remit any required payment, including any Advance, to the Trustee for one Business Day after receipt of written notice that the payment has not been made;

          o failure by the Servicer to make a required Servicing Advance for 60 days after receipt of written notice that the Servicing Advance has not been made;

          o failure by the Servicer to fulfill any other material requirement under the Pooling and Servicing Agreement within the applicable time period;

          o failure by the Servicer to be qualified to service mortgage loans for either Fannie Mae or Freddie Mac;

          o    insolvency of the Servicer; and

          o    other events specified in the Pooling and Servicing Agreement.]

         [If the Servicer is removed, the Trustee will immediately assume the role of Servicer under the Pooling and Servicing Agreement unless another Servicer is appointed pursuant to the Pooling and Servicing Agreement. The Trustee will solicit bids from prospective successor Servicers as provided in the Pooling and Servicing Agreement. If a qualifying bid is not received, the Trustee will continue to service the Mortgage Loans if it is legally qualified to do so until the Trustee appoints a successor Servicer as provided in the Pooling and Servicing Agreement. If the servicing rights are sold, any proceeds of the sale after deduction of expenses will be paid to the predecessor Servicer.]


                             YIELD CONSIDERATIONS

GENERAL

         The yields to maturity (or to early termination) on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Offered Certificates and other factors.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

         [Approximately [ ]% of the Mortgage Loans are subject to prepayment premiums during intervals ranging from one to five years following origination, as described under "Description of the Mortgage Pools" herein. The prepayment premiums may have the effect of reducing the amount or the likelihood of prepayment of these Mortgage Loans during intervals when a prepayment premium would be payable.]

         The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation and exercise by the holder of the Residual Certificate of its right to purchase all of the Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations") no assurance can be given as to the rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. [The Originator] will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the value of a Mortgage Loan, [the Originator] will be required to repurchase the affected Mortgage Loan or, under certain circumstances, substitute another mortgage loan. If any damage caused by earthquakes, flooding, storms, wildfires, or landslides (or other cause) occurs after the Closing Date, [the Originator] will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to the affected Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

         Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the related Certificates of principal amounts that would otherwise be distributed over the remaining terms of those Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

         The yields on the Class [ ] Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.

         The yields to investors in the Offered Certificates may be affected by the purchase of defaulted Mortgage Loans by the Servicer and by the exercise by [ ] of its right to purchase the Mortgage Loans, as described under "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" herein, or the failure of [ ] to exercise that right.

         If the purchaser of an Offered Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

         [The Interest Rates applicable to the Offered Certificates will be affected by the level of [ ] from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under "Risk Factors -- Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates."]

OVERCOLLATERALIZATION

         [Describe as applicable.]

[SUBORDINATION OF THE CLASS [   ] CERTIFICATES

         As described herein, the Senior Certificates are senior to the Class [ ]Certificates, and the Senior Certificates will have a preferential right to receive amounts in respect of interest to the extent of the Interest Remittance Amount and amounts in respect of principal to the extent of the Principal Distribution Amount for the related Mortgage Pool. As a result, the yield on the Class [ ]Certificates will be particularly sensitive to delinquencies and losses on the Mortgage Loans.]

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments on mortgage loans are commonly measured relative to a [ ] prepayment standard or model. The model used in this Prospectus Supplement represents [ ]. [ ] does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

         [The following tables were prepared based on the following assumptions, among other things (collectively, the "Modeling Assumptions"):

          o the initial Class Principal Amounts are as set forth on the cover of this Prospectus Supplement, and the Interest Rates are as described herein;

          o each Monthly Payment of principal and interest is timely received on the first day of each month starting in [ ];

          o principal prepayments are received in full on the first day of each month starting in [ ] and there are no Net Prepayment Interest Shortfalls;

          o    prepayments are received on the Mortgage Loans at the [ ] rate;

          o    there are no defaults or delinquencies on the Mortgage Loans;

          o Distribution Dates occur on the [ ]th day of each month, starting in [ ];

          o    there are no re-purchases or substitutions of the Mortgage Loans;

          o [the Mortgage Rates of the Adjustable Rate Mortgage Loans adjust semi-annually;]

          o    [the value of the Index is [ ]%;]

          o    [the value of LIBOR is %;]

          o    the Certificates are issued on [ ];

          o the sum of the Trustee Fee Rate and the Servicing Fee Rate is [ ]%; and

          o the Mortgage Loans were aggregated into assumed mortgage loans having the following characteristics:]


                      ASSUMED MORTGAGE LOAN CHARACTERISTICS

                                    ORIGINAL   REMAINING
                           GROSS    TERM TO     TERM TO     LOAN
              PRINCIPAL    COUPON   MATURITY   MATURITY      AGE      GROSS
LOAN TYPE     BALANCE($)   RATE(%)  (MONTHS)   (MONTHS)    (MONTHS)   MARGIN(%)
- ---------     ----------   -------  --------   --------    --------   ---------




         The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding [assumed prepayment rates].

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rates].

         The weighted average life of an Offered Certificate is determined by
(1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount described in (1) above.

               PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE
    CLASS [ ] CERTIFICATES OUTSTANDING UNDER THE FOLLOWING [PREPAYMENT RATES]

Distribution Date                [ ]      [ ]      [ ]      [ ]     [ ]     [ ]
- -----------------                ---      ---      ---      ---     ---     ---
Initial Percentage.............  100      100      100      100     100     100






























Weighted Average
  Life in Years
    With Optional Termination...................
    Without Optional Termination................

- ----------
* Based upon the assumption that [ ] exercises its option to repurchase the Mortgage Loans as described under "Description of the Certificates -- Optional Purchase of Mortgage Loans; Termination of the Trust Fund" herein, except in the case of the "Weighted Average Life With Optional Termination."

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         [The Trust Agreement provides that the Trustee will elect to treat the Trust Fund as a REMIC. Upon the issuance of the Offered Certificates, Brown & Wood LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Offered Certificates will represent the ownership of regular interests in the REMIC.]

TAXATION OF OFFERED CERTIFICATES

         [To be provided as applicable.]


                        STATE INCOME TAX CONSIDERATIONS

         In addition to the federal income tax matters described under "Material Federal Income Tax Considerations" above, prospective investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.


                        LEGAL INVESTMENT CONSIDERATIONS

         [The [Senior Certificates] will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), for so long as they are rated in one of the two highest rating categories by one or more nationally recognized rating agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA.] These investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

         Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

         Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them.

         See "Legal Investment Considerations" in the Prospectus.


                                USE OF PROCEEDS

         The net proceeds from the sale of the Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from GACC in a privately negotiated transaction.


                                 UNDERWRITING

         [Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") among the Depositor, GACC and the Underwriter, the Depositor and GACC have agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

         The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect these transactions by selling the Certificates to or through dealers, and dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.]

         Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[ ].

         The Underwriter is an affiliate of the Depositor and GACC.


                             ERISA CONSIDERATIONS

         [Employee benefit plans ("Plans") that are subject to the Employee Retirement Income Security Act off 1974, as amended ("ERISA"), and any person utilizing the assets of a Plan, may not purchase the Class [ ] Certificates, except that any insurance company may purchase the Class [ ] Certificates with assets of its general account if the exemptive relief granted by the Department of Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to the investment. The Pooling and Servicing Agreement will include certain restrictions on the transfer of the Offered Certificates.]

         See "ERISA Considerations" in the accompanying Prospectus.


                                    EXPERTS

         [Describe as applicable.]


                                 LEGAL MATTERS

         Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, Washington, D.C.


                                    RATINGS

         It is a condition to the issuance of the [ ] Certificates that they be rated "[ ]" by [Rating Agency] and "[ ]" by [Rating Agency] (the "Rating Agencies "). It is a condition to the issuance of the Class [ ] Certificates that they be rated "[ ]" by [Rating Agency] and "[ ]" by [Rating Agency].

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by holders of Offered Certificates of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

         The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

         The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

                           GLOSSARY OF DEFINED TERMS

         [To be provided.]

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered ACE Securities Corp. [ ] Pass-Through Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.


INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

         TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                  $[       ]
                                 (APPROXIMATE)

                             ACE SECURITIES CORP.

                                   [ ] TRUST

                        [ ] PASS-THROUGH CERTIFICATES,

                                   [       ,]
                            ORIGINATOR AND SERVICER

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------





                           DEUTSCHE BANC ALEX. BROWN















The information in this prospectus supplement s not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, SEPTEMBER [ ], 1999

PROSPECTUS SUPPLEMENT (to prospectus dated [                  ])

                              $[ ] (APPROXIMATE)

                             ACE SECURITIES CORP.

                                 [ ] TRUST [ ]

                              ASSET BACKED NOTES

                                      [ ]
                                   SERVICER

- -----------------------------------------------------------------------------
        CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [ ] OF THE PROSPECTUS.

        For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-[ ] of this prospectus supplement and on page [ ] of the prospectus.

        The notes will represent obligations of the trust only and will not represent interests in or obligations of any other entity.

        This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
- ------------------------------------------------------------------------------

  The trust will issue the following notes:

          ORIGINAL CLASS      INTEREST      PRICE    UNDERWRITING     PROCEEDS
CLASS   PRINCIPAL AMOUNT(1)    RATE(2)    TO PUBLIC    DISCOUNT     TO DEPOSITOR
- -----   -------------------    -------    ---------    --------     ------------
[  ]            $[ ]             [ ]%        $[ ]         [ ]%           $[ ]

- ---------
(1) This amount is approximate, as described in this prospectus supplement.
(2) The interest rate is subject to increase as described in this prospectus supplement.

        This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the trust as described in this prospectus supplement.

        [Describe assets of trust fund.]

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     [Describe underwriting arrangements.]

        On or about [ ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

                                 Underwriter:

                           DEUTSCHE BANC ALEX. BROWN

                 The date of this prospectus supplement is [ ]

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

         We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

         IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                  ---------

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                  ---------

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following tables of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                                 TABLES OF CONTENTS

                                               PROSPECTUS SUPPLEMENT

                                                 Page                                                        Page
                                                 ----                                                        ----
Summary of Terms..................................S-7          Payments......................................S-18
   The Offered Notes..............................S-7          Payment Priorities............................S-19
   The Mortgage Loans.............................S-8          Overcollateralization.........................S-19
   [The Pre-Funding Account.......................S-9          Maturity Date.................................S-19
   Servicing of the Mortgage Loans................S-9          Reports to Noteholders........................S-19
   Optional Purchase of Mortgage Loans............S-9          Optional Redemption...........................S-20
   Tax Status.....................................S-9          Rights of Noteholders Upon Occurrence of
   ERISA Considerations...........................S-9            Event of Default ...........................S-20
   Legal Investment Considerations................S-9          The Indenture Trustee.........................S-21
   Ratings of the Notes...........................S-9       [The Insurance Policy............................S-21
Risk Factors.....................................S-11          The Insurer...................................S-21
   Unpredictability and Effect of Prepayments....S-11          Insurer Financial Information.................S-21
   [Effect of Creation and Maintenance                         Where You Can Obtain Additional Information
   of Overcollateralization on Payments                          About the Insurer ..........................S-21
   of Principal on the Notes ....................S-11          Year 2000 Readiness Disclosure................S-21
      Geographic Concentration of Mortgage                     Financial Strength Ratings of the Insurer.....S-21
   loans ........................................S-12          The Insurance Policy..........................S-21
   [Some of the Loans in the Mortgage                       Description of the Mortgage Pool.................S-22
   Pool Are More Likely to Default Than                        General.......................................S-22
   Others, And Higher Than Expected                            Payments on the Mortgage Loans................S-22
   Defaults On These Loans could Reduce                        Characteristics of the Mortgage Loans.........S-22
   the Yield On Your Notes ......................S-13          [Subsequent Mortgage Loans....................S-29
   [Effect of Lack of Primary Mortgage                      Additional Information...........................S-30
   Insurance on the Notes .......................S-13       The Originator...................................S-30
   Real Estate Market May Affect                               General.......................................S-30
   Performance of Mortgage Loans ................S-13          Underwriting Criteria.........................S-30
   [Early Principal Payment From Cash                       The Servicer.....................................S-30
   Remaining in Pre-Funding Account .............S-14          General.......................................S-31
   You Will Not Receive Physical Notes,                        Year 2000 Compliance..........................S-31
   Which Can Cause Delays In                                Description of the Transfer and Servicing
   Distributions and Hamper Your Ability                    Agreements ......................................S-31
   to Pledge or Resell Your Notes................S-14          Sale and Assignment of the Mortgage Loans.....S-31
   Potential Disruption of Computer Systems......S-14          Trust Fees and Expenses.......................S-32
   Limited Ability to Resell Notes...............S-14          Voting Rights.................................S-33
Description of the Trust.........................S-15          General Servicing Provisions..................S-33
   General.......................................S-15          No Delinquency Advances.......................S-33
   The Owner Trustee.............................S-15          Servicing Advances............................S-33
   The Residual Certificate......................S-15          Insurance Coverage............................S-33
Description of the Notes.........................S-15          Evidence as to Compliance.....................S-33
   General.......................................S-15          Servicing Compensation and Payment
   [Pre-Funding Account..........................S-16            of Expenses ................................S-34
   Book-Entry Registration.......................S-17          Subservicing..................................S-34
                                                               Resignation or Removal of the Servicer........S-34




                                                 Page                                                        Page
                                                 ----                                                        ----

   Collection Account, Note Distribution                       General.......................................S-44
     Account and Certificate Distribution                      Certain U.S.  Federal Income Tax
     Account ....................................S-35            Documentation Requirements .................S-44
   The Owner Trustee and Indenture Trustee.......S-36       State Income Tax Considerations..................S-44
   Duties of the Owner Trustee and Indenture                ERISA Considerations.............................S-44
     Trustee ....................................S-36       Legal Investment Considerations..................S-45
Yield Considerations.............................S-38       Use of Proceeds..................................S-45
   General.......................................S-38       Underwriting.....................................S-45
   Overcollateralization.........................S-40       Experts..........................................S-46
   Maturity Date.................................S-40       Legal Matters....................................S-46
   Weighted Average Life.........................S-40       Ratings..........................................S-46
Material Federal Income Tax Considerations.......S-44       Glossary of Defined Terms........................S-48


                                                     PROSPECTUS


                                                 Page                                                        Page
                                                 ----                                                        ----

Description of the Trust Funds......................2       Description of Credit Support......................63
   Assets...........................................2       General............................................63
   Mortgage Loans...................................4          Subordinate Securities..........................64
   Contracts........................................8          Cross-Support Provisions........................64
   Agency Securities...............................10          Limited Guarantee...............................64
   Mortgage Securities.............................14       Financial Guaranty Insurance Policy or
   FHA Loans and VA Loans..........................15          Surety Bond ....................................65
   Pre-Funding Accounts............................16          Letter of Credit................................65
   Accounts........................................16          Pool Insurance Policies.........................65
   Credit Support..................................17          Special Hazard Insurance Policies...............65
   Cash Flow Agreements............................17          Borrower Bankruptcy Bond........................65
Use of Proceeds....................................17          Reserve Funds...................................65
Yield Considerations...............................17          Overcollateralization...........................66
   General.........................................17       Certain Legal Aspects of Mortgage Loans............66
   Interest Rate...................................18          General.........................................67
   Timing of Payment of Interest...................18          Types of Mortgage Instruments...................67
   Payments of Principal; Prepayments..............18          Interest in Real Property.......................68
Prepayments--Maturity and Weighted Average Life....20          Cooperative Loans...............................68
Other Factors Affecting Weighted Average Life......21          Land Sale Contracts.............................69
The Depositor......................................24          Foreclosure.....................................70
Description of the Securities......................24          Junior Mortgages................................74
   General.........................................24          Anti-Deficiency Legislation and Other
   Distributions...................................25            Limitations on Lenders .......................75
   Available Distribution Amount...................26          Environmental Considerations....................76
   Distributions of Interest on the Securities.....27          Due-on-Sale Clauses.............................79
   Distributions of Principal of the Securities....28          Prepayment Charges..............................79
   Components......................................29          Subordinate Financing...........................80
Distributions on the Securities of Prepayment                  Applicability of Usury Laws.....................80
Premiums ..........................................29          Alternative Mortgage Instruments................81
   Allocation of Losses and Shortfalls.............29          Soldiers' and Sailors' Civil Relief Act
Advances in Respect of Delinquencies...............29            of 1940 ......................................81
   Reports to Securityholders......................30          Forfeitures in Drug and RICO Proceedings........82
   Termination.....................................32       Certain Legal Aspects of the Contracts.............82
   Optional Purchases..............................33          General.........................................82
Book-Entry Registration and Definitive                         Security Interests in the Manufactured Homes....83
Securities ........................................33          Enforcement of Security Interests in
Description of the Agreements......................38            Manufactured Homes ...........................85
   Agreements Applicable to a Series...............38       Soldiers' and Sailors' Civil Relief Act of 1940....85
   Material Terms of the Pooling and                           Consumer Protection Laws........................85
     Servicing Agreements and Underlying                       Transfers of Manufactured Homes;
     Servicing Agreements .........................39            Enforceability of "Due-on-Sale" Clauses ......86
   Material Terms of the Indenture.................60          Applicability of Usury Laws.....................86




                                                 Page                                                        Page
                                                 ----                                                        ----

Material Federal Income Tax Considerations.........86       ERISA Considerations..............................133
   General.........................................86          General........................................133
   REMICs..........................................88          Pre-Funding Accounts...........................137
   FASITs.........................................113       Legal Investment..................................139
   Grantor Trust Funds............................118       Methods of Distribution...........................141
   Standard Securities............................118       Additional Information............................142
   Stripped Securities............................122       Incorporation of Certain Documents by Reference...143
   Partnership Trust Funds........................126       Legal Matters.....................................143
   Consequences for Particular Investors..........133       Financial Information.............................143
State and Other Tax Considerations................133       Rating............................................143


                               SUMMARY OF TERMS

o THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE NOTES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND ACCOMPANYING PROSPECTUS.

o WHILE THIS SUMMARY CONTAINS AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOW PRIORITIES, AND OTHER INFORMATION TO AID YOUR UNDERSTANDING, YOU SHOULD READ CAREFULLY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOW PRIORITIES AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE MAKING ANY INVESTMENT DECISION.

o WHENEVER WE REFER TO A PERCENTAGE OF SOME OR ALL OF THE MORTGAGE LOANS IN THE TRUST, THAT PERCENTAGE HAS BEEN CALCULATED ON THE BASIS OF THE TOTAL PRINCIPAL BALANCE OF THOSE MORTGAGE LOANS AS OF [ ], UNLESS WE SPECIFY OTHERWISE. WE EXPLAIN IN THIS PROSPECTUS SUPPLEMENT UNDER "DESCRIPTION OF THE NOTES -- RELATED DEFINITIONS" HOW THE PRINCIPAL BALANCE OF a MORTGAGE LOAN IS DETERMINED. WHENEVER WE REFER IN THIS SUMMARY OF TERMS OR IN THE RISK FACTORS SECTION OF THIS PROSPECTUS SUPPLEMENT TO THE TOTAL PRINCIPAL BALANCE OF ANY MORTGAGE LOANS, WE MEAN THE TOTAL OF THEIR PRINCIPAL BALANCES DETERMINED BY THAT METHOD, UNLESS WE SPECIFY OTHERWISE.

THE OFFERED NOTES

     ACE Securities Corp. [ ] Trust [ ] is offering the Class [ ] Asset Backed Notes as part of Series [ ]. The notes will be issued in book-entry form.

     See "Description of the Notes -- General" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

     The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust.]

     The notes will have an approximate total initial principal amount of $[ ]. Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

PAYMENTS ON THE NOTES

     Principal and interest on the notes will be payable on the [25]th day of each month, beginning in [ ]. However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

INTEREST PAYMENTS

     Interest will accrue on the notes at the annual rate described in this prospectus supplement.

     See "Description of the Notes -- Payments -- Payments of Interest" in this prospectus supplement.

PRINCIPAL PAYMENTS

     The amount of principal payable on the notes will be determined by (1) funds actually received on the mortgage loans that are available to make payments on the notes, (2) the amount of interest received on the mortgage loans that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) [ ]. Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

     We explain how principal is paid on the notes under "Description of the Notes -- Payments -- Payments of Principal" in this prospectus supplement.

     The last possible day on which the principal of the notes could become payable in full is [ ] and is referred to as the maturity date. The notes could be paid in full before the maturity date.

LIMITED RECOURSE

     The only source of cash available to make interest and principal payments on the notes will be the assets of the trust. The trust will have no other source of cash and no entity other than the trust will be required or expected to make any payments on the notes.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE NOTES

[Describe any applicable financial guaranty insurance policy or guarantee.]

[Subordination of Payments

     No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[Overcollateralization

     On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately [ ]%. This condition is referred to as "overcollateralization." Any interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and certain expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by [ ], until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by [ ]. We cannot assure you that sufficient interest will be generated by the mortgage loans to increase overcollateralization to the level required by [ ], or to maintain it at that level.

     See "Description of the Notes -- Overcollateralization" in this prospectus supplement.]

THE MORTGAGE LOANS

     On the closing date, which is expected to be on or about [ ], the assets of the trust will consist primarily of [describe mortgage loans.]

     [Description of pre-funding account and additional mortgage loans as applicable.]

     See "Description of the Mortgage Pool" in this prospectus supplement for a general description of the mortgage loans and "The Originator" in this prospectus supplement for a description of the underwriting guidelines applied in originating the mortgage loans.

[THE PRE-FUNDING ACCOUNT

     On the closing date, approximately $[ ] will be deposited by [ ] in a pre-funding account maintained by [ ]. It is intended that additional mortgage loans will be sold to the trust by the depositor from time to time, from [ ] until [ ], paid for with the funds on deposit in the pre-funding account.

     [Description of pre-funding account and additional mortgage loans as applicable.]

     See "Description of the Notes -- Pre-Funding Account" in this prospectus supplement.]

SERVICING OF THE MORTGAGE LOANS

     The mortgage loans will be serviced by [ ].

     See "The Servicer" and "Description of the Transfer and Servicing Agreements" in this prospectus supplement.

OPTIONAL PURCHASE OF MORTGAGE LOANS

     [ ] will have the option to purchase all of the mortgage loans and the other assets of the trust, after the total principal balance of the mortgage loans declines to less than [ ]% of their initial total principal balance; if [ ] does not exercise that option, [ ] may purchase the mortgage loans and other assets of the trust.

     If the mortgage loans and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

     See "Description of the Notes -- Optional Redemption" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

TAX STATUS

     [Tax status to be described as applicable.]

     See "Material Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA CONSIDERATIONS

     [To be provided as applicable.]

See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

LEGAL INVESTMENT CONSIDERATIONS

     [The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

     There are other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should consider.

     See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

RATINGS OF THE NOTES

     The notes will initially be rated "[ ]" by [Rating Agency], and "[ ]" by [Rating Agency].

     These ratings are not recommendations to buy, sell or hold these notes. A rating may be changed or withdrawn at any time by the assigning rating agency.

     o The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

     See "Ratings" in this prospectus supplement for a more complete discussion of the note ratings.

                                 RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

UNPREDICTABILITY AND EFFECT OF
PREPAYMENTS                                  Borrowers may prepay their mortgage
                                             loans in whole or in part at any
                                             time; however, approximately [ ] of
                                             the mortgage loans require the
                                             payment of a prepayment penalty in
                                             connection with any voluntary
                                             prepayment during [ ]. The
                                             prepayment penalties may be waived
                                             by the servicer. A prepayment of a
                                             mortgage loan will usually result
                                             in a prepayment on the notes.

                                             o  If you purchase your notes at a
                                                discount and principal is repaid
                                                slower than you anticipate, then
                                                your yield may be lower than you
                                                anticipate.

                                             o  If you purchase your notes at a
                                                premium and principal is repaid
                                                faster than you anticipate, then
                                                your yield may be lower than you
                                                anticipate.

                                             The rate at which defaults and
                                             losses occur on the mortgage loans
                                             will affect the rate of payment of
                                             principal on the notes. We
                                             encourage you to review the
                                             information in this prospectus
                                             supplement about the underwriting
                                             guidelines applied in originating
                                             the mortgage loans, the credit
                                             quality of the mortgage loans and
                                             the collateral for the mortgage
                                             loans.

                                             See "Yield Considerations" in this
                                             prospectus supplement for a
                                             description of factors that may
                                             influence the rate and timing of
                                             prepayments on the mortgage loans.

                                             [The prepayment experience of the
                                             mortgage loans may differ
                                             significantly from that of first
                                             lien residential mortgage loans, or
                                             junior lien mortgage loans with a
                                             principal balance lower than the
                                             value of the related property.]

[EFFECT OF CREATION AND MAINTENANCE OF
OVERCOLLATERALIZATION ON PAYMENTS OF
PRINCIPAL ON THE NOTES                       We describe in this prospectus
                                             supplement the underwriting
                                             guidelines used in originating the
                                             mortgage loans, the collateral for
                                             the mortgage loans and the
                                             servicing of the mortgage loans.
                                             These and other factors will affect
                                             the rate of defaults and losses on
                                             the mortgage loans, which in turn
                                             will affect the rate at which
                                             overcollateralization is created or
                                             maintained. When
                                             overcollateralization is less than
                                             the level required by [ ], a
                                             portion of interest collections on
                                             the mortgage loans will be used to
                                             make principal payments on the
                                             notes. This will accelerate the
                                             rate at which you receive payments
                                             of principal. When
                                             overcollateralization is greater
                                             than the level required by [ ], a
                                             portion of principal collections on
                                             the mortgage loans will be released
                                             to the residual certificate. This
                                             will slow the rate at which you
                                             receive payments of principal.]

GEOGRAPHIC CONCENTRATION OF MORTGAGE
LOANS Approximately [ ]% of the mortgage loans expected to be in the trust on the closing date are secured by properties in [California]. The rate of delinquencies and defaults, and therefore the rate of prepayments, on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in [California] will have a disproportionate impact on the mortgage loans in general:

                                             o  Weak economic conditions in
                                                [California] (which may or may
                                                not affect real property values)
                                                may affect the ability of
                                                borrowers to repay their
                                                mortgage loans on time;

                                             o  Declines in the [California]
                                                residential real estate market
                                                may reduce the values of
                                                properties located in
                                                [California], which would result
                                                in an increase in the combined
                                                loan-to-value ratios;

                                             o  Properties in [California] may
                                                be more susceptible than homes
                                                located in other parts of the
                                                country to certain types of
                                                uninsurable hazards, such as
                                                earthquakes, as well as floods,
                                                mudslides and other natural
                                                disasters; and

                                             o  Any increase in the market value
                                                of properties located in
                                                [California] would reduce the
                                                combined loan-to-value ratios of
                                                the mortgage loans and could,
                                                therefore, make alternative
                                                sources of financing available
                                                to the borrowers at lower
                                                interest rates, which could
                                                result in an increased rate of
                                                prepayment of the mortgage
                                                loans.

                                             Natural disasters affect regions of
                                             the United States from time to
                                             time, and may result in increased
                                             losses on mortgage loans in those
                                             regions, or in insurance payments
                                             that will constitute prepayments of
                                             those mortgage loans.

                                             For additional information
                                             regarding the geographic
                                             distribution of the mortgage loans
                                             in the trust, see the applicable
                                             table under "Description of the
                                             Mortgage Pool" in this prospectus
                                             supplement.

[SOME OF THE LOANS IN THE MORTGAGE POOL
ARE MORE LIKELY TO DEFAULT THAN OTHERS,
AND HIGHER THAN EXPECTED DEFAULTS ON
THESE LOANS COULD REDUCE THE YIELD ON
YOUR NOTES                                   The payment schedules for most of
                                             the mortgage loans in the pool
                                             require the borrower to pay off the
                                             principal balance of the loan
                                             gradually over the life of the
                                             loan. Some of the mortgage loans in
                                             the pool, however, have payment
                                             schedules under which the borrowers
                                             makes relatively small payments of
                                             principal over the life of the
                                             loan, and then must make a large
                                             final payment at maturity that pays
                                             off the entire principal balance
                                             outstanding. This final payment is
                                             usually much larger than the
                                             previous monthly payments. Because
                                             the borrower's ability to make this
                                             final payment usually depends on
                                             the ability to refinance the loan
                                             or sell the underlying property,
                                             the risk of default is greater than
                                             on other types of loans. High rates
                                             of default on these types of loans
                                             in the pool will result in greater
                                             losses on your notes.

                                             The ability of a borrower to
                                             refinance the type of loan
                                             described above or sell the
                                             mortgaged property will depend upon
                                             a number of factors, including:

                                             o  the level of mortgage interest
                                                rates;

                                             o  the borrower's equity in the
                                                mortgage property;

                                             o  general economic conditions; and

                                             o  the availability of credit.

                                             We cannot predict how these factors
                                             will affect the default rate of
                                             these mortgage loans in the pool.
                                             You should refer to "Description of
                                             the Mortgage Pool" for information
                                             on the percentage of loans in the
                                             mortgage pool that consists of
                                             these loans.]

[EFFECT OF LACK OF PRIMARY MORTGAGE
INSURANCE ON THE NOTES                       Approximately [ ]% of the mortgage
                                             loans have loan-to-value ratios
                                             greater than [ ]%. None of the
                                             mortgage loans are covered by a
                                             primary mortgage insurance policy.
                                             If borrowers default on their
                                             mortgage loans, there is a greater
                                             likelihood of losses than if the
                                             loans were insured. We cannot
                                             assure you that the applicable
                                             credit enhancement will be adequate
                                             to cover those losses.

                                             See "Description of the Notes" in
                                             this prospectus supplement.]

REAL ESTATE MARKET MAY AFFECT
PERFORMANCE OF MORTGAGE LOANS                A decline in the real estate values
                                             or in economic conditions generally
                                             could increase the rates of
                                             delinquencies, foreclosures and
                                             losses on the mortgage loans to a
                                             level that is significantly higher
                                             than those experienced currently;
                                             and no assurance can be given that
                                             values of the properties securing
                                             the mortgage loans will not decline
                                             since the date of origination of
                                             the mortgage loan. If the credit
                                             enhancement described in this
                                             prospectus supplement is not enough
                                             to protect your notes from these
                                             losses, the yield on your notes may
                                             be reduced.

[EARLY PRINCIPAL PAYMENT FROM CASH
REMAINING IN PRE-FUNDING ACCOUNT             If the cash in the pre-funding
                                             account on the closing date is not
                                             used to acquire additional mortgage
                                             loans by [ ], then that cash will
                                             be [paid to you on a proportionate
                                             basis with the other noteholders in
                                             reduction of the principal balance
                                             of your notes.] If the amount of
                                             that cash is substantial, you will
                                             receive a significant unexpected
                                             early payment of principal in (or
                                             before) [ ]. We cannot assure you
                                             that you will be able to reinvest
                                             that money in another investment
                                             with a comparable yield.]

YOU WILL NOT RECEIVE PHYSICAL NOTES,
WHICH CAN CAUSE DELAYS IN DISTRIBUTIONS
AND HAMPER YOUR ABILITY TO PLEDGE OR
RESELL YOUR NOTES                            Your ownership of the notes will be
                                             registered electronically with DTC.
                                             The lack of physical notes could:

                                             o  result in payment delays on the
                                                notes because the indenture
                                                trustee will be sending
                                                distributions on the notes to
                                                DTC instead of directly to you;

                                             o  make it difficult for you to
                                                pledge your notes if physical
                                                notes are required by the party
                                                demanding the pledge; and

                                             o  could hinder your ability to
                                                resell the notes because some
                                                investors may be unwilling to
                                                buy notes that are not in
                                                physical form.

                                             See "Description of the Notes --
                                             Book-Entry Registration" in this
                                             prospectus supplement.

POTENTIAL DISRUPTION OF COMPUTER SYSTEMS     The transition from the year 1999
                                             to the year 2000 may interfere with
                                             the ability of computer systems
                                             used by the servicer, the indenture
                                             trustee, the note registrar, The
                                             Depository Trust Company and other
                                             parties to process information,
                                             unless modifications to those
                                             systems are completed in time. This
                                             could disrupt collection of
                                             payments on the mortgage loans and
                                             calculation and distribution of
                                             payments on the notes.

LIMITED ABILITY TO RESELL NOTES              The underwriter is not required to
                                             assist in resales of the notes,
                                             although it may do so. A secondary
                                             market for the notes may not
                                             develop. If a secondary market does
                                             develop, it might not continue or
                                             it might not be sufficiently liquid
                                             to allow you to resell any of your
                                             notes. The certificates will not be
                                             listed on any securities exchange.

         [Additional risk factors to be provided as applicable.]

                           DESCRIPTION OF THE TRUST

GENERAL

         ACE Securities Corp. [ ] Trust [ ] (the "Trust" or the "Issuer") will be a [statutory business trust] [common law trust] formed under the laws of [ ] pursuant to an amended and restated Trust Agreement (the "Trust Agreement") dated as of [ ] (the "Cut-off Date") between ACE Securities Corp. as depositor (the "Depositor") and [ ] as owner trustee (the "Owner Trustee"), for the transactions described in this prospectus supplement. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined herein) and the other assets of the Trust and proceeds therefrom, issuing the Securities (as defined herein), making payments on the Securities, and engaging in related activities.

         On or about [ ] (the "Closing Date"), the Trust will purchase the Mortgage Loans from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the "Sale and Servicing Agreement") dated as of the Cut-off Date, among the Trust, the Depositor, the Servicer and [ ], as indenture trustee (the "Indenture Trustee").

         The Trust's principal offices are located in [ ].

THE OWNER TRUSTEE

         [ ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. [ ] is a [ ] banking corporation and its principal offices are located at [ ]. The compensation of the Owner Trustee will be paid by [ ].

THE RESIDUAL CERTIFICATE

         The equity interest in the Trust will be represented by a residual interest certificate (the "Residual Certificate").

         The holder of the Residual Certificate (the "Residual
Certificateholder," and together with the Noteholders (as defined herein), the "Securityholders") will be entitled to receive [to be described as applicable].


                           DESCRIPTION OF THE NOTES

GENERAL

         The Trust will issue the Class [ ] Notes (the "Notes") pursuant to an Indenture dated as of the Cut-off Date (the "Indenture") between the Issuer and the Indenture Trustee. The Trust will also issue the Residual Certificate pursuant to the Trust Agreement. The Notes and the Residual Certificate are referred to herein as the "Securities." Only the Notes are offered hereby. The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

         The "Trust Estate" will consist primarily of [describe as applicable].

         The Notes will be issued in the approximate initial total principal amount specified on the cover page hereof (the "Original Class Principal Amount"). The total principal amount of the Notes outstanding at any time is referred to herein as the "Class Principal Amount." The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein. The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pool" herein.

         Payments on the Notes will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in [ ] (each, a "Distribution Date"), to holders of Notes ("Noteholders") of record on the applicable Record Date. The "Record Date" for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

          o A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in [New York] are closed.

         Payments on the Notes will be made to each registered holder entitled thereto, either (1) by check mailed to the Noteholder's address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder's expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined herein) of the Indenture Trustee or the office of the Note Registrar (as defined herein). See "-- The Indenture Trustee" herein.

[PRE-FUNDING ACCOUNT

         On the Closing Date approximately $[ ] (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") maintained by [ ]. During the period (the "Pre-Funding Period") from [ ] until [ ], the Pre-Funding Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined herein) purchased by the Trust in accordance with the [Sale and Servicing Agreement]. During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans. Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

         Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

BOOK-ENTRY REGISTRATION

         GENERAL. The Notes (the "Book-Entry Notes") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") in the United States [, or through Cedelbank ("Cedel") or the Euroclear System ("Euroclear") in Europe] and through [its/their] participating organizations (each, a "Participant"). The Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess thereof.

         Each Class of Book-Entry Notes will be represented by one or more certificates registered in the name of the nominee of DTC. ACE Securities Corp. (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. [Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.] No person acquiring an interest in a Book-Entry Note (each, a "Beneficial Owner") will be entitled to receive a certificate representing an interest (a "Definitive Note"), except as set forth below under "-- Definitive Notes" and in the prospectus under "Description of the Securities -- Book-Entry Registration and Definitive Securities -- Definitive Securities."

         Unless and until Definitive Notes are issued, it is anticipated that:

          o the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

          o Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Cedel or Euroclear, as applicable,] and [its/their] Participants.

          o while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Cedel and Euroclear] and [its/their] operations, DTC [Cedel and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, DTC [Cedel and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         None of the Depositor, GACC, the Servicer , the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined herein) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Certain computer applications and systems that DTC uses for processing dates ("Systems") based upon calendar dates, including dates before, on, and after January 1, 2000, may encounter certain problems related to the Systems' use of only two digits to calculate calendar dates ("Year 2000 Problems"). Year 2000 Problems could cause DTC's Systems, as they relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, to cease functioning appropriately. DTC has advised the Depositor that it has developed and is implementing a technical assessment and remediation plan (which includes a testing phase) to deal with Year 2000 Problems. However, DTC's ability to perform its services also depends upon other parties including, among others, issuers and their agents, third party software and hardware vendors, and third party service and information providers (including telecommunication and electrical utility service providers). DTC has advised the Depositor that it is attempting to determine the extent of the efforts of its vendors to deal with Year 2000 Problems as they relate to the provision of these services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Cedel and Euroclear], see "Description of the Securities -- Book-Entry Registration and Definitive Securities" in the prospectus".

         DEFINITIVE NOTES. Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under " Description of the Securities --Book-Entry Registration and Definitive Securities -- Definitive Securities." Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

PAYMENTS

         Payments on the Notes on each Distribution Date will be made from the Available Collection Amount. The Available Collection Amount will be determined as [to be provided as applicable.]

          o With respect to each Distribution Date, the "Due Period" is the calendar month immediately before that Distribution Date.

         PAYMENTS OF INTEREST. Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined herein) at the interest rate specified on the front cover hereof (the "Interest Rate") and will be payable to Noteholders on each Distribution Date, starting in [ ]. [If the Residual Certificateholder does not exercise its option to purchase the Mortgage Loans and the other assets of the Trust when it is first entitled to do so, as described under "--Optional Redemption" herein, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]] See "-- Optional Redemption" herein. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

          o The "Accrual Period" for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

         Payments of interest on the Notes will be made from [to be provided as applicable].

         PAYMENTS OF PRINCIPAL. Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

          o The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of [to be provided as applicable].

PAYMENT PRIORITIES

         On each Distribution Date, the Available Funds will be applied in the following order of priority:

         [to be provided as applicable.]

OVERCOLLATERALIZATION

         On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $[ ]. The weighted average Net Mortgage Loan Rate (as defined below) of the Mortgage Loans is generally expected to be higher than the Interest Rate of the Notes, thus generating certain excess interest collections. To the extent described herein, Excess Spread will be applied on any Distribution Date as [to be provided as applicable].

          o The "Net Mortgage Loan Rate" for any Mortgage Loan equals [to be provided as applicable].

MATURITY DATE

         The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on [ ] (the "Maturity Date"). See "--Rights of Noteholders Upon Occurrence of an Event of Default" below. The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

REPORTS TO NOTEHOLDERS

         On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

          o    the amount of principal distributed on that date to Noteholders;

          o    the amount of interest distributed on that date to Noteholders;

          o the amount of any outstanding Noteholders' Interest Carryforward Amount for the Notes after distributions on that date;

          o the Class Principal Amount of the Notes after distributions on that date;

          o    the amount of the Servicing Fees paid with respect to that date;

          o    the Total Loan Balance as of the related Distribution Date;

          o the number and total Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

          o    any amount distributed to the holder of the Residual Certificate;
               and

          o certain other information to the extent provided in the Sale and Servicing Agreement.

OPTIONAL REDEMPTION

         On any Distribution Date after the date on which the Total Loan Balance is less than [ ]% of the Cut-off Date Balance, [ ] will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other assets of the Trust for the Termination Price. If [ ] does not exercise that option, [ ] will then have the same purchase option. If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Trust will be terminated (such event, an "Optional Redemption").

         If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under "-- Payments of Interest" herein.

RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT

         Under the Indenture, a failure to pay the full amount of the Noteholders' Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an "Event of Default").

         Upon the occurrence of an Event of Default, the holders of Notes evidencing more than [ ]% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture. These remedies include [to be provided as applicable]. See "Description of the Agreements -- Material Terms of the Indenture" in the prospectus.

THE INDENTURE TRUSTEE

         [ ], a [ ], will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee]. The Indenture Trustee's "Corporate Trust Office" is located at [ ], or such address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

                             [THE INSURANCE POLICY

         The following information has been provided by [ ] (the "Insurer") for inclusion in this prospectus supplement. Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

         The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the "Insurance Policy") and the Insurer set forth below under this heading "The Insurance Policy." Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

THE INSURER

         [To be provided as applicable.]

INSURER FINANCIAL INFORMATION

         [To be provided as applicable.]

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE INSURER

         [To be provided as applicable.]

YEAR 2000 READINESS DISCLOSURE

         [To be provided as applicable.]

FINANCIAL STRENGTH RATINGS OF THE INSURER

         [To be provided as applicable.]

THE INSURANCE POLICY

         [To be provided as applicable.]]


                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of approximately [ ] Mortgage Loans with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $[ ] (the "Cut-off Date Balance"). The Mortgage Loans are secured by [to be provided as applicable] ("Mortgages"). All of the Mortgage Loans will be [description of Mortgage Loans.]

         Generally, the Mortgage Loans were originated or acquired by the Originator (as defined herein) in one of the following ways:

          o    [to be provided as applicable].

         For a description of the underwriting criteria applicable to the Mortgage Loans, see "The Originator -- Underwriting Criteria" herein.

         The Servicer will be required to service the Mortgage Loans pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under "Description of the Transfer and Servicing Agreements -- Servicing" herein.

PAYMENTS ON THE MORTGAGE LOANS

         [To be provided as applicable.]

CHARACTERISTICS OF THE MORTGAGE LOANS

         The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate. In addition, a limited number of other home loans may be included in the Mortgage Pool prior to the issuance of the Notes.

         Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related Mortgage Loans as of the Cut-off Date.

         Approximately [ ] of the Mortgage Loans provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination of the loan, generally equal to [to be provided as applicable].

         The Mortgage Loan Rates of the Mortgage Loans range from approximately [ ]% annually to [ ]% annually. The weighted average Mortgage Loan Rate of the Mortgage Loans is approximately [ ]% annually.

         The Principal Balances of the Mortgage Loans range from approximately
$[     ] to $[     ].  The Mortgage Loans have an average Principal Balance
of approximately $[     ].

         The weighted average Combined Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [ ]%.

         No more than approximately [ ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                                     CUT-OFF DATE PRINCIPAL BALANCES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
       RANGE OF                              NUMBER OF              TOTAL                   BY TOTAL
PRINCIPAL BALANCES ($)                    MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ----------------------                    --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%

         The average Cut-off Date Principal Balance is approximately $                        .


                                           LOAN-TO-VALUE RATIOS

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
  RANGE OF ORIGINAL                         NUMBER OF              TOTAL                   BY TOTAL
LOAN-TO-VALUE RATIOS (%)                  MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ----------------------                    --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%

         The weighted average original Loan-to-Value Ratio is approximately %.



                                              MORTGAGE RATES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
   RANGE OF                                  NUMBER OF              TOTAL                   BY TOTAL
MORTGAGE RATES(%)                         MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ----------------------                    --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%

- -------------
*    Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans.

         The weighted average Mortgage Rate is approximately % per annum.



                                                LOAN TYPES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
LOAN TYPE                                 MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ---------                                 --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%




                                        ORIGINAL TERMS TO MATURITY

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
RANGE OF MATURITIES                         NUMBER OF              TOTAL                   BY TOTAL
     (MONTHS)                             MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- -------------------                       --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%

         The weighted average original term to maturity is approximately      months.



                                                REMAINING TERMS TO MATURITY

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
REMAINING TERM TO                            NUMBER OF              TOTAL                   BY TOTAL
MATURITY (MONTHS)                         MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ----------------------                    --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%

         The weighted average remaining term to maturity of the fully
       amortizing Mortgage Loans is approximately       months.



                                         GEOGRAPHIC DISTRIBUTION

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
      STATE                               MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
      -----                               --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%


                                              PROPERTY TYPES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
PROPERTY TYPE                             MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- -------------                             --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%


                                              LOAN PURPOSES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
LOAN PURPOSE                              MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ------------                              --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%


                                             OCCUPANCY STATUS

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
OCCUPANCY STATUS                          MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ----------------                          --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%


                                           DOCUMENTATION TYPES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
DOCUMENTATION TYPE                        MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ------------------                        --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%


                                              CREDIT GRADES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
CREDIT GRADE                              MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ------------                              --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%


                                           PREPAYMENT PENALTIES

                                                                                         PERCENTAGE OF
                                                                                         MORTGAGE LOANS
                                             NUMBER OF              TOTAL                   BY TOTAL
PREPAYMENT PENALTY                        MORTGAGE LOANS      PRINCIPAL BALANCE        PRINCIPAL BALANCE
- ------------------                        --------------      -----------------        -----------------

                                                              $                                    %




                                               -----          ----------------               ------
       Total.......................                           $                              100.00%


[SUBSEQUENT MORTGAGE LOANS

         The obligation of the Trust to purchase additional Mortgage Loans (the "Subsequent Mortgage Loans") on [any] date, as specified in the [Sale and Servicing Agreement] (each, a "Subsequent Transfer Date") will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable]. These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

         The characteristics of Subsequent Mortgage Loans may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time. It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]


                            ADDITIONAL INFORMATION

         The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date. A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the "SEC") within fifteen days after the initial issuance of the Notes. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as described herein under "Description of the Mortgage Pool," the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.


                                THE ORIGINATOR

GENERAL

         [Describe the Originator.]

UNDERWRITING CRITERIA

         The information contained herein regarding the Originator's underwriting requirements and practices was obtained from publicly available information regarding asset-backed notes secured by loans made by the Originator that are similar to the Mortgage Loans and not from the Originator directly. As a result, there can be no assurance that the Mortgage Loans were originated, in whole or in part, in accordance with these underwriting requirements and practices, or that these underwriting requirements and practices were in effect when the Mortgage Loans were originated.

         [Describe Originator's underwriting guidelines.]

                                 THE SERVICER

         The following information has been provided by the Servicer. Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

GENERAL

         [ ] (the "Servicer") will service the Mortgage Loans pursuant to the terms of the Sale and Servicing Agreement.

         [Description of the servicer.]

YEAR 2000 COMPLIANCE

         [To be provided as applicable.]


              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the "Transfer and Servicing Agreements"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings "Description of the Agreements" in the prospectus.

SALE AND ASSIGNMENT OF THE MORTGAGE LOANS

         On the Closing Date, GACC will sell the Mortgage Loans (other than the right to receive certain charges payable by borrowers) to the Depositor, and the Depositor will sell the Mortgage Loans (other than those amounts) to the Trust. The Trust will, concurrently, deliver or cause to be delivered the Securities to the Depositor. The Trust will pledge and assign the Mortgage Loans to the Indenture Trustee in exchange for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the "Mortgage Loan Schedule").

         [In addition, the Depositor will, as to each Mortgage Loan, deliver to a custodian appointed by the Indenture Trustee (the "Custodian") the following documents (together, with respect to each Mortgage Loan, a "Mortgage Loan File"):

          o the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

          o any assumption and modification agreements and the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office),

          o an assignment of the Mortgage in the name of the Indenture Trustee, or in blank, in recordable form, and

          o    any intervening assignments of the Mortgage.]

         Assignments of the Mortgages to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are located to protect the Indenture Trustee's interest in the Mortgage Loans against the claims of creditors of GACC or subsequent purchasers. In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the assignment with evidence of recording thereon concurrently with the conveyance thereof under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment. The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Custodian will review (or cause to be reviewed) each Mortgage Loan File within ninety days after the conveyance of the related Mortgage Loan to the Trust to ascertain that all required documents have been executed and received.

         Under the terms of the agreement (the "Mortgage Loan Sale Agreement") pursuant to which the Depositor will purchase the Mortgage Loans from GACC, and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the Mortgage Loan documents and will notify the Depositor and GACC as to each Mortgage Loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective. If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Sale Agreement, GACC will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance thereof plus accrued interest thereon (the "Repurchase Price") or, in certain circumstances, to substitute another Mortgage Loan that satisfies the requirements specified in the Sale and Servicing Agreement.

         GACC will make to the Depositor under the Mortgage Loan Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements -- Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements -- Representations and Warranties; Repurchases." The Depositor's rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders. In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Noteholders, GACC will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected Mortgage Loan from the Trust for the Repurchase Price or, in certain circumstances, to substitute another Mortgage Loan.

         No assurance can be given that, at any particular time, GACC will be capable, financially or otherwise, of repurchasing defective Mortgage Loans or substituting additional Mortgage Loans for defective Mortgage Loans.

TRUST FEES AND EXPENSES

         The Servicer is entitled to the Servicing Fee and reimbursement for certain expenses as described under "-- Servicing Compensation and Payment of Expenses" below. The fees and expenses of the Indenture Trustee, the Owner Trustee and the Custodian will be paid by [ ].

VOTING RIGHTS

         Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

GENERAL SERVICING PROVISIONS

         The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

         [Describe servicing provisions as applicable.]

NO DELINQUENCY ADVANCES

         In the event of a delinquency or default with respect to a Mortgage Loan, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the Mortgage Loan.

SERVICING ADVANCES

         The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Mortgage Loans (each, a "Servicing Advance") and will be entitled to reimbursement for Servicing Advances as described herein. Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related Mortgage Loan, or with respect to any Liquidated Mortgage Loan from the related Liquidation Proceeds. Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under "Description of the Notes -- Payment Priorities."

INSURANCE COVERAGE

         The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

EVIDENCE AS TO COMPLIANCE

         The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined certain documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Servicer will be paid a monthly fee (the "Servicing Fee") with respect to each Mortgage Loan calculated at [ ]% annually (the "Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan. No Servicing Fee will be payable on a Liquidated Mortgage Loan unless the Servicer determines that additional collection efforts are warranted with respect to that Mortgage Loan. The Servicer will be entitled to reimbursement from collections on the Mortgage Loans for certain expenses before any amounts are paid to Noteholders.

SUBSERVICING

         The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers ("Subservicers") as provided under the Sale and Servicing Agreement. If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

RESIGNATION OR REMOVAL OF THE SERVICER

         The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of [ ], unless the Servicer delivers to [ ] an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

         If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer. [Events of default include:

          o failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

          o failure by the Servicer to deposit collections or other recoveries on the Mortgage Loans in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

          o failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

          o failure by the Servicer to be qualified to service home loans for either Fannie Mae or Freddie Mac;

          o failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

          o failure by the Servicer to maintain a minimum net worth of $25,000,000;

          o    insolvency of the Servicer; and

          o    other events specified in the Sale and Servicing Agreement.]

         [If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement. The Indenture Trustee may continue to service the Mortgage Loans if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

COLLECTION ACCOUNT, NOTE DISTRIBUTION ACCOUNT AND CERTIFICATE DISTRIBUTION
ACCOUNT

         The Servicer is required to deposit in a segregated account (the "Collection Account") within [ ] Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

         Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to [ ]. Any net losses on these investments will be paid by [ ].

         The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the "Note Distribution Account"). The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the "Certificate Distribution Account").

         On the [ ] day of each month, or if the [ ] day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account. On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under "Description of the Notes -- Payment Priorities" herein. Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation. Any net losses on these investments will be paid by the Indenture Trustee.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

         The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor thereto. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by the successor.

         The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by GACC and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication thereof), the Notes or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

         The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and
(1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own name as the Owner Trustee thereunder and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

         The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication thereof) or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account. So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

         The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and
(1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) Noteholders evidencing not less than [ ]% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings. See "Description of the Notes -- Rights of Noteholders Upon Occurrence of Event of Default" herein.


                             YIELD CONSIDERATIONS

GENERAL

         The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Loan Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Loan Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans. Nearly all of the Mortgage Loans contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan, or (2) enforcement is not permitted by applicable law. In certain cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Mortgage Loan, or may simply release its lien on the existing collateral, leaving the related Mortgage Loan unsecured. In that event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

         Approximately [ ] of the Mortgage Loans are subject to prepayment penalties during the first [three to five years] after origination. Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the Mortgage Loans. A prepayment premium may be waived by the Servicer under certain circumstances. The remaining Mortgage Loans may be prepaid in full or in part at any time without penalty.

         In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

         The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation as described herein. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield Considerations") no assurance can be given as to the rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Any resulting Realized Losses could affect the rate of payment of principal no the Notes. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

         In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Mortgage Loans.

         The Depositor and GACC make no representations as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of these factors, or as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date.

         Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

         The rate of delinquencies and defaults on the Mortgage Loans and of recoveries, if any, on defaulted Mortgage Loans and foreclosed properties will affect the rate and timing of principal payments on the Mortgage Loans, and, accordingly, the weighted average life of the Notes. Certain factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans. The rate of default on Mortgage Loans with high loan-to-value ratios, or on Mortgage Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing. See "Description of the Mortgage Pool" herein. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

         The yields to investors in the Notes may be affected by the exercise by [ ] of its right to purchase the Mortgage Loans, as described under "Description of the Notes -- Optional Redemption" herein, or the failure of [ ] to exercise that right.

         If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

         The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the [ ] day (or later) of the month following the Accrual Period.

OVERCOLLATERALIZATION

         [Describe as applicable.]

MATURITY DATE

         The Maturity Date of the Notes is as set forth under "Description of the Notes -- Maturity Date" herein. The Maturity Date of the Notes was determined by [to be provided as applicable]. The actual maturity of the Notes may be significantly earlier than the Maturity Date.

WEIGHTED AVERAGE LIFE

         The following information illustrates the effect of prepayments of the Mortgage Loans on the weighted average life of the Notes under certain stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Mortgage Loans. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses). The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of GACC or the Depositor) and [to be provided as applicable].

         Prepayments on loans such as the Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans represents [to be provided as applicable]. [ ] does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans. Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the [ ] model.

         [The following table was prepared based on the following assumptions, among other things (collectively, the "Modeling Assumptions"):

          o the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

          o each scheduled payment of principal and interest on a Mortgage Loan is timely received on the last day of each month starting in [ ];

          o principal prepayments are received in full on the last day of each month starting in [ ], and each prepayment includes 30 days of interest on the Mortgage Loan;

          o prepayments are received on the Mortgage Loans at the applicable constant rates indicated;

          o    there are no defaults or delinquencies on the Mortgage Loans;

          o Distribution Dates occur on the [ ] day of each month, starting in [ ];

          o    there are no re-purchases or substitutions of the Mortgage Loans;

          o    the Notes are issued on [ ]; and

          o the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:]

                                     HOME           NET HOME         REMAINING
    HOME                             LOAN             LOAN            TERM TO
    LOAN          PRINCIPAL        INTEREST         INTEREST          MATURITY
   NUMBER          BALANCE           RATE             RATE          (IN MONTHS)
   ------          -------           ----             ----          -----------







         The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

         The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause
(1) and rounding to one decimal place.

             PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT OF THE NOTES
                OUTSTANDING AT THE FOLLOWING [PREPAYMENT RATES]

                                                                               Class [   ]
                                               --------------------------------------------------------------------------
Distribution Date                                [  ]%       [  ]%      [  ]%      [  ]%      [  ]%      [  ]%      [  ]%
- -----------------                                -----       -----      -----      -----      -----      -----      -----
Initial Percentage...........................     100         100        100        100        100        100        100

























Weighted Average
  Life in Years

    With Optional Redemption.................
    Without Optional Redemption..............

- ----------
*   Based upon the assumption that [        ] does not exercise its option to
    repurchase the Mortgage Loans as described under "Description of the Notes
    -- Optional Redemption" herein.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         [In the opinion of Brown & Wood LLP, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be a business entity classified as an association (or a publicly traded partnership) treated as a corporation or a taxable mortgage pool. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes. See "Material Federal Income Tax Considerations" in the prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.]

CERTAIN U.S.  FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         [To be provided as applicable.]


                        STATE INCOME TAX CONSIDERATIONS

         In addition to the federal income tax matters described under "Material Federal Income Tax Considerations" above, prospective investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.


                             ERISA CONSIDERATIONS

         [Except as described below, the Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, See "ERISA Considerations" in the prospectus.

         The Notes may not be purchased with the assets of a Plan if the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their affiliates (a) has investment or administrative discretion with respect to the Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan assets and
(2) will be based on the particular investment needs for the Plan; or (c) is an employer maintaining or contributing to the Plan.]


                        LEGAL INVESTMENT CONSIDERATIONS

         [The Notes will [not] constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may [not] be legally authorized to invest in the Notes.]

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

         See "Legal Investment Considerations" in the prospectus.


                                USE OF PROCEEDS

         The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from GACC in a privately negotiated transaction.


                                 UNDERWRITING

         [Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") among the Depositor, GACC and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

         The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement. After the initial public offering of the Notes, the public offering price may be changed. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

         Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

         If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

         Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

         Expenses incurred by the Depositor in connection with this offering are
expected to be approximately $[      ].

         The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so. There can be no assurance that any such secondary market will develop, or, if it does develop, that it will continue.

         [ ] has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

         The Underwriter is an affiliate of GACC and performs management services for the Depositor. The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and GACC in the ordinary course of business.


                                    EXPERTS

         [To be provided as applicable].


                                 LEGAL MATTERS

         Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, Washington, D.C.


                                    RATINGS

         It is a condition to the issuance of the Notes that they be rated "[ ]" by [Rating Agency] and "[ ]" by [Rating Agency]. [Rating Agency] and [Rating Agency] are referred to herein as the "Rating Agencies."

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

         The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

         The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

                           GLOSSARY OF DEFINED TERMS

         [To be provided.]

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered ACE Securities Corp. [ ] Asset Backed Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

         Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

         TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          o borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                               $[              ]
                                 (APPROXIMATE)

                             ACE SECURITIES CORP.

                                 [ ] TRUST [ ]

                              ASSET BACKED NOTES

                               [              ]
                                   SERVICER

                             ----------------------

                             PROSPECTUS SUPPLEMENT

                             ----------------------






                           DEUTSCHE BANC ALEX. BROWN




















The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                  SUBJECT TO COMPLETION, SEPTEMBER [ ], 1999

                                  PROSPECTUS

                           ASSET BACKED CERTIFICATES

                              ASSET BACKED NOTES

                             (ISSUABLE IN SERIES)

                             ACE SECURITIES CORP.,

                                   DEPOSITOR

THE TRUST FUNDS:

     Each trust fund will be established to hold assets transferred to it by Ace Securities Corp. The assets in each trust fund will generally consist of one or more of the following:

          o mortgage loans secured by one- to four-family residential properties;

          o    mortgage loans secured by multi-family residential properties;

          o    unsecured home improvement loans;

          o    manufactured housing installment sale contracts;

          o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

          o previously issued asset-backed or mortgage-backed securities backed by mortgage loans secured by residential properties or participations in those types of loans.

     The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

     Ace Securities Corp. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this prospectus is September , 1999.

                        DESCRIPTION OF THE TRUST FUNDS

         ASSETS

     The primary assets of each trust fund (the "Assets") will include some or all of the following types of assets:

          o single family and/or multifamily mortgage loans, which may include Home Equity Loans, Home Improvement Contracts and Land Sale Contracts (each as defined herein);

          o home improvement installment sales contracts or installment loans that are unsecured ("Unsecured Home Improvement Loans");

          o manufactured housing installment sale contracts or installment loan agreements (the "Contracts");

          o any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association ("Ginnie Mae"), guaranteed mortgage pass-through securities issued by Fannie Mae ("Fannie Mae") and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") (collectively, "Agency Securities");

          o previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, mortgage loans, Unsecured Home Improvement Loans, Contracts or Agency Securities; or

          o a combination of mortgage loans, Unsecured Home Improvement Loans, Contracts, Agency Securities and/or Mortgage Securities.

     The mortgage loans will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan, Unsecured Home Improvement Loan or Contract.

         The Assets included in the trust fund for your series may be subject to various types of payment provisions:

          o "Level Payment Assets," which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

          o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

          o "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers' monthly payments during the early period after origination of those Assets;

          o    "Increasing Payment Assets," as described below;

          o "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable thereon;

          o "GEM Assets," which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

          o "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

          o "Step-up Rate Assets" which provide for interest rates that increase over time;

          o    "Balloon Payment Assets;"

          o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to certain limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

          o "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

     An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate a certain number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made thereon by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower's monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

     The Securities (as defined herein) will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

MORTGAGE LOANS

         GENERAL

     Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property") or (2) a primarily residential property that consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space (a "Multifamily Property"). Single Family Properties and Multifamily Properties are sometimes referred to herein collectively as "Mortgaged Properties." The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

     The Mortgaged Properties may also include:

          o Apartments owned by cooperative housing corporations "Cooperatives"); and

          o Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

          The  mortgage loans may include:

          o Closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans");

          o Secured home improvement installment sales contracts and secured installment loan agreements ("Home Improvement Contracts"); and

          o Mortgage loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the borrower promises to pay the amount due thereon to the holder thereof with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

     The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below. LOAN-TO-VALUE RATIO

     The "Loan-to-Value Ratio" of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     MORTGAGE LOAN INFORMATION IN THE PROSPECTUS SUPPLEMENTS

     Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

          o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the "Cut-off Date");

          o    the type of property securing the mortgage loans;

          o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

          o    the range of maturity dates of the mortgage loans;

          o the range of the Loan-to-Value Ratios at origination of the mortgage loans;

          o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o the state or states in which most of the Mortgaged Properties are located;

          o information regarding the prepayment provisions, if any, of the mortgage loans;

          o for mortgage loans with adjustable mortgage rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan;

          o information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

          o the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

          o the material underwriting standards used for the mortgage loans.

     If specific information respecting the mortgage loans is unknown to the depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after that initial issuance. The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics thereof that are described in the prospectus supplement.

     The prospectus supplement will specify whether the mortgage loans include
(1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) Home Improvement Contracts originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. The home improvements purchased with the Home Improvement Contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the Home Improvement Contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

     PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Securities are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See "--Assets" above.

     REVOLVING CREDIT LINE LOANS

     As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

     UNSECURED HOME IMPROVEMENT LOANS

     The Unsecured Home Improvement Loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. See "--FHA Loans and VA Loans" below and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees." Except as otherwise described in the prospectus supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

     UNSECURED HOME IMPROVEMENT LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any Unsecured Home Improvement Loans, including:

          o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the Unsecured Home Improvement Loans as of the applicable Cut-Off Date;

          o the weighted average (by principal balance) of the original and remaining terms to maturity of the Unsecured Home Improvement Loans;

          o the earliest and latest origination date and maturity date of the Unsecured Home Improvements Loans;

          o the interest rates or range of interest rates and the weighted average interest rates borne by the Unsecured Home Improvement Loans;

          o the state or states in which most of the Unsecured Home Improvement Loans were originated;

          o information regarding the prepayment provisions, if any, of the Unsecured Home Improvement Loans;

          o with respect to the Unsecured Home Improvement Loans with adjustable interest rates ("ARM Unsecured Home Improvement Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Unsecured Home Improvement Loan;

          o information regarding the payment characteristics of the Unsecured Home Improvement Loans;

          o the number of Unsecured Home Improvement Loans that are delinquent and the number of days or ranges of the number of days that Unsecured Home Improvement Loans are delinquent; and

          o the material underwriting standards used for the Unsecured Home Improvement Loans.

     If specific information respecting the Unsecured Home Improvement Loans is unknown to the depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the Unsecured Home Improvement Loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics thereof that are described in the prospectus supplement.

CONTRACTS

     GENERAL

     To the extent provided in the prospectus supplement, each Contract will be secured by a security interest in a new or used manufactured home (each, a "Manufactured Home"). The Contracts may include Contracts that are FHA loans. See "--FHA Loans and VA Loans" below and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees." The method of computing the "Loan-to-Value Ratio" of a Contract will be described in the prospectus supplement.

     CONTRACT INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement relating to a trust fund whose Assets include a substantial proportion of Contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any Contracts, including:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date;

     o whether the Manufactured Homes were new or used as of the origination of the related Contracts;

     o the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts;

     o    the range of maturity dates of the Contracts;

     o the range of the Loan-to-Value Ratios at origination of the Contracts;

     o the annual percentage rate on each Contract (a "Contract Rate") or range of Contract Rates and the weighted average Contract Rate borne by the Contracts;

o the state or states in which most of the Manufactured Homes are located at origination;

     o information regarding the prepayment provisions, if any, of the Contracts;

     o for Contracts with adjustable Contract Rates ("ARM Contracts"), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract;

     o the number of Contracts that are delinquent and the number of days or ranges of the number of days those Contracts are delinquent;

     o    information regarding the payment characteristics of the Contracts;
          and

     o    the material underwriting standards used for the Contracts.

     If specific information respecting the Contracts is unknown to the depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the Contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics thereof that are described in the prospectus supplement.

     The information described above regarding the Contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the trust fund.

     PAYMENT PROVISIONS OF THE CONTRACTS

     All of the Contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at a Contract Rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as otherwise described in the prospectus supplement. See "--Assets" above.

AGENCY SECURITIES

     The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

     GINNIE MAE

     Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the "Housing Act"), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

     GINNIE MAE CERTIFICATES

     Each Ginnie Mae certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

     Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

     The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates thereof, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

     Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due thereon. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

     The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

     FANNIE MAE

     Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

     FANNIE MAE CERTIFICATES

     Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

     Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder's proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

     The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions thereon will be made by wire, and for a fully registered Fannie Mae certificate, distributions thereon will be made by check.

     The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

     FREDDIE MAC

     Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests therein which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FREDDIE MAC CERTIFICATES

     Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the "Freddie Mac Certificate Group"). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

     Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share thereof, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

     (1)  foreclosure sale;

     (2)  payment of the claim by any mortgage insurer; and

     (3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Securities. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

     STRIPPED AGENCY SECURITIES

     The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates ("Stripped Agency Securities") that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or certain other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

MORTGAGE SECURITIES

     The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, Unsecured Home Improvement Loans, Contract, or Agency Securities, or collateralized obligations secured by mortgage loans, Unsecured Home Improvement Loans, Contracts or Agency Securities. The Mortgage Securities will have been

          (1) issued by an entity other than the depositor or its affiliates;

          (2) acquired in bona fide secondary market transactions from persons other than the issuer thereof or its affiliates; and

          (3) (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate thereof at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Securities offered hereunder.

     The prospectus supplement for Securities of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, Unsecured Home Improvement Loans, Contracts or Agency Securities will be described together with any other mortgage loans, Unsecured Home Improvement Loans, Contracts or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms "mortgage loans," "Unsecured Home Improvement Loans" and "Contracts" include the mortgage loans, Unsecured Home Improvement Loans or Contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA LOANS AND VA LOANS

     FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

     Mortgage loans, Unsecured Home Improvement Loans and Contracts that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs) pursuant to Title I of the Housing Act.

     There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

     To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the trustee (a "Pre-Funding Account"). In that case, the depositor will be obligated to sell at a predetermined price - and the trust fund for the related series of Securities will be obligated to purchase - additional Assets (the "Subsequent Assets") from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding Period") after the issuance of the Securities having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy certain eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, certain conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See "ERISA Considerations--Pre-Funding Accounts" for additional information regarding Pre-Funding Accounts.

     Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Securities in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest on the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

     Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application thereof, only in eligible investments authorized by each applicable rating agency.

ACCOUNTS

     Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described herein and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any of these types of coverage for the Securities of any series, is referred to generally as "credit support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Securities. See "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include certain other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Securities. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide certain information with respect to the borrower under any Cash Flow Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for certain expenses incurred in connection with that purchase of Assets and sale of Securities. The depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

INTEREST RATE

     Securities of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Securities or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

     If specified in the prospectus supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a certain period (each, an "Accrual Period"), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Securities entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a "Distribution Date"), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under "--Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Securities may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

     In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Securities, the effect on yield on one or more classes of the Securities of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

     When a full prepayment is made on a mortgage loan or a Contract, the borrower is charged interest on the principal amount of the mortgage loan or Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any mortgage loan or Contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or Contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

     The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

     The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFe

     The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans or Contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

     If so provided in the prospectus supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or before which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Securities may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of these Securities may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or Contract Rates and maturities of the mortgage loans or Contracts comprising or underlying those Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or Contracts underlying or comprising the Assets.

     The prospectus supplement for each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any mortgage loans or Contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF ASSET

     If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower's financial situation, prevailing mortgage loan interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Securities and may thereby lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

     For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. For some Contracts, the Contract Rate may be "stepped up" during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the borrower under each mortgage loan or Contract generally will be qualified on the basis of the mortgage rate or Contract Rate in effect at origination. The repayment of any of these mortgage loans or Contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or Contract Rate. In addition, some mortgage loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

     The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending on the price at which those Securities were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since that excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of those Securities will be reduced and may adversely affect yield to holders thereof, depending on the price at which those Securities were purchased.

     As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional mortgage loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of certain events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Securities.

     In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in certain temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

     The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time the Securities are issued. Any similar feature applicable to any Securities may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Securities.

     TERMINATION

     If specified in the prospectus supplement, a series of Securities may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified therein, on any date on which the total Security Balance of the Securities of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, certain classes of Securities may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

     DEFAULTS

     The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans and Contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     FORECLOSURES

     The number of foreclosures or repossessions and the principal amount of the mortgage loans or Contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or Contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or Contracts comprising or underlying the Assets and that of the related series of Securities.

     REFINANCING

     At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or Contract in any trust fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or Contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans or Contracts, including defaulted mortgage loans or Contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or Contracts.

     DUE-ON-SALE CLAUSES

     Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include "due-on-sale clauses" that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

     For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due-on-Sale Provisions."

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the servicer and permit the acceleration of the maturity of the Contracts by the servicer upon any sale or transfer that is not consented to. It is expected that the servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the servicer desires to accelerate the maturity of the related Contract, the servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale clause." See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses."

                                 THE DEPOSITOR

     ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections thereon and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

     All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Asset-backed certificates (the "Certificates") of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. If a series of Securities includes Asset-backed notes (the "Notes," and together with the Certificates, the "Securities"), the Notes will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Securities will consist of one or more classes of Securities that may:

     o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     o be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

     o be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities");

     o provide for distributions of accrued interest thereon which begin only following the occurrence of certain events, that as the retirement of one or more other classes of Securities of that series (collectively, "Accrual Securities");

     o provide for payments of principal as described in the prospectus supplement, from all or only a portion of the Assets in that trust fund, to the extent of available funds, in each case as described in the prospectus supplement; and/or

     o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component.

     If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Securities.

     Each class of Securities offered by this prospectus and the related prospectus supplement (the "Offered Securities") will be issued in minimum denominations corresponding to the Security Balances or, in the case of certain classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Securities may be registered and those Securities may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the prospectus supplement. See "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the Securities of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the "Determination Date"). All distributions for each class of Securities on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to securityholders of that final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

     (1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

          (a) all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a "Due Period" for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

          (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund ("Liquidation Proceeds"), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

          (c) all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of certain expenses of the related trust fund, and

          (d) all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

     (2) if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

     (3) all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

     (4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

     (5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

     As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

     The prospectus supplement for a series of Securities will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

     Each class of Securities (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component thereof (the "Interest Rate" in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

     Distributions of interest on the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

     For each class of Securities and each Distribution Date (other than certain classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance thereof immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on certain classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount thereof immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or Contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or Contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or Contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

     The Securities of each series, other than certain classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

     o to the extent of distributions of principal on that Security from time to time and

     o if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

     The outstanding Security Balance of a Security:

     o may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

     o in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

     If specified in the prospectus supplement, the initial total Security Balance of all classes of Securities of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class thereof will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities in the amounts and in accordance with the priorities specified in the prospectus supplement. Certain classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of the component class of Securities. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

     If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Securities entitled thereto as described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Securities will describe the entitlement, if any, of a class of Securities whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Securities has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

     If so provided in the prospectus supplement, the servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the prospectus supplement, the servicer's (or another entity's) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Securities. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled thereto, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Securities of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Securities to the extent that the servicer (or some other entity) determines in good faith that that advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Securities. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

     If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to certain conditions described in the prospectus supplement, in the event of a servicer default.

REPORTS TO SECURITYHOLDERS

     With each distribution to holders of any class of Securities of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement generally setting forth, in each case to the extent applicable and available:

          (1) the amount of that distribution to holders of Securities of that class applied to reduce the Security Balance thereof;

          (2) the amount of that distribution to holders of Securities of that class allocable to Accrued Security Interest;

          (3)  the amount of that distribution allocable to Prepayment
     Premiums;

          (4) the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

          (5) the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

          (6) the total principal balance of the Assets at the close of business on that Distribution Date;

          (7) the number and total principal balance of mortgage loans or Contracts in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have begun;

          (8) for any mortgage loan or Contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

          (9) with respect to collateral acquired by the trust fund through foreclosure or otherwise (an "REO Property") relating to a mortgage loan or Contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

          (10) for each REO Property relating to a mortgage loan or Contract and included in the trust fund as of the end of the related Due
     Period, (a) the book value, (b) the principal balance of the related mortgage loan or Contract immediately following that Distribution Date (calculated as if that mortgage loan or Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

          (11) for any REO Property sold during the related Due Period (a) the total amount of sale proceeds, (b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or Contract and (c) the amount of any loss to securityholders in respect of the related mortgage loan;

          (12) the total Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

          (13) the total amount of principal prepayments made during the related Due Period;

          (14) the amount deposited in the reserve fund, if any, on that Distribution Date;

          (15) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

          (16) the total unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on that Distribution Date;

          (17) in the case of Securities with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

          (18) in the case of Securities with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

          (19) as to any series that includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on that Distribution Date;

          (20) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire
     Subsequent Assets since the preceding Distribution Date;

          (21) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

          (22) the total amount of payments by the borrowers of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations thereunder to enable securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

     The obligations created by the related Agreement for each series of Securities will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan or Contract subject thereto and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

     If specified in the prospectus supplement, a series of Securities may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth therein. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Securities (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, certain classes of Securities may be purchased or redeemed in the manner set forth therein at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

     Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party's option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or any other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

     GENERAL

     If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Cedelbank ("Cedel") or the Euroclear System ("Euroclear"). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

     No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "--Definitive Securities." Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Cedel or Euroclear upon instructions from their Participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Cedel or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Cedel and Euroclear.

     Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Cedel or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Cedel and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     DTC

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     CEDEL

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Cedel, either directly or indirectly.

     EUROCLEAR

     Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

     Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

     BENEFICIAL OWNERSHIP OF BOOK-ENTRY SECURITIES

     Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" as that term is used in any Agreement, nor "Noteholders" as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Cedel or Euroclear, as applicable.

     The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Cedel or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, any credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Cedel or Euroclear on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Participant of Cedel or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations -- Tax Treatment of Foreign Investors" herein and, if the Book-Entry Securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures
- -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

     Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Cedel or Euroclear will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Cedel or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Cedel or Euroclear may not deliver instructions directly to the European Depositaries.

     Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Securities held through Cedel or Euroclear will be credited to the cash accounts of Participants of Cedel or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- REMICs -- Taxation of Certain Foreign Investors" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

     Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

     Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Cedel or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

     None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     DEFINITIVE SECURITIES

     Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor, (2) if the depositor, at its option, elects to end the book-entry system through DTC or (3) in accordance with any other provisions described in the prospectus supplement.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

     REMIC SECURITIES, FASIT SECURITIES, GRANTOR TRUST SECURITIES

     Securities representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities"), FASIT Securities (as defined herein), or Grantor Trust Securities (as defined herein) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the "pooling and servicing agreement") among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.

     SECURITIES THAT ARE PARTNERSHIP INTERESTS FOR TAX PURPOSES AND NOTES

     Securities that are partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

     A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

     GENERAL

     The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each, an "Agreement"). The prospectus supplement for a series of Securities will describe any provision of the Agreement relating to that series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Securities to be issued thereunder and the nature of the related trust fund. As used herein for any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Securities without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Elizabeth S. Eldridge.

     The servicer or master servicer and the trustee for any series of Securities will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform certain administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

     ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of Securities, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Securities to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

          (1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable;

          (2) in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

          (3) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate thereon.

     For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) certain loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

     The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the "Purchase Price") or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

     This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

     Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, Home Improvement Contracts and Unsecured Home Improvement Loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

     For each Contract, the servicer (which may also be the Asset Seller) generally will maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. To give notice of the right, title and interest of the trustee in the Contracts, the depositor will cause UCC-1 financing statements to be executed by the related Asset Seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all Contracts as collateral. The Contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of that assignment, the interest of the trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Contracts."

     While the Contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the Asset Seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related Contract from the trustee at the Purchase Price or substitute for that Contract. There can be no assurance that an Asset Seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that Contract if the Asset Seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

     Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect thereto, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

     REPRESENTATIONS AND WARRANTIES; REPURCHASES

     To the extent provided in the prospectus supplement the depositor will, for each Asset, assign certain representations and warranties, as of a specified date (the person making those representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

          o the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

          o in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home;

          o    the authority of the Warranting Party to sell the Asset;

          o    the payment status of the Asset;

          o in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

          o the existence of hazard and extended perils insurance coverage on the Mortgaged Property or Manufactured Home.

     Any Warranting Party shall be an Asset Seller or an affiliate thereof or any other person acceptable to the depositor and will be identified in the prospectus supplement.

     Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Securities evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

     Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests therein of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Securities, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

     Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

     A servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of that breach to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Securities evidencing not less than 25% of the voting rights or other percentage specified in the prospectus supplement, will constitute an Event of Default under that Agreement. See "Events of Default" and "Rights Upon Event of Default."

     COLLECTION ACCOUNT AND RELATED ACCOUNTS

     GENERAL. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be an account or accounts that either:

          o are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

          o are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Securities of that series.

     Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

     DEPOSITS. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

          (1) all payments on account of principal, including principal prepayments, on the Assets;

          (2) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a servicer as its servicing compensation and net of any Retained Interest;

          (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

          (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Securities as described under "Description of Credit Support;"

          (5) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies;"

          (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

          (7) all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by the depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination;"

          (8) any amounts paid by a servicer to cover certain interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

          (9) to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

          (10) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

          (11) any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

          (12) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

     WITHDRAWALS. A servicer or the trustee may, from time to time, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

          (1) to make distributions to the securityholders on each Distribution Date;

          (2) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

          (3) to reimburse a servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect thereof, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

          (4)  to reimburse a servicer for any advances described in clause
               (2) above and any servicing expenses described in clause (3) above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

          (5) if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause
               (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

          (6) to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

          (7) if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

          (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

          (9) to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

          (10) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

          (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

          (12) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Considerations--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the prospectus supplement, respectively;

          (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of that mortgage loan or property;

          (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

          (15) to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

          (16) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

          (17) to make any other withdrawals permitted by the related Agreement; and

          (18) to clear and terminate the Collection Account at the termination of the trust fund.

     OTHER COLLECTION ACCOUNTS. If specified in the prospectus supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any of these collection accounts will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under "--Withdrawals" above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

     The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made

     COLLECTION AND OTHER SERVICING PROCEDURES. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with (1) the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described herein or under "Description of Credit Support," (2) applicable law and (3) the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

     Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described herein and in any prospectus supplement, and filing and settling claims thereunder; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or Manufactured Homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

     The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due thereon. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and
(2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. The servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Asset.

     In the case of multifamily loans, a borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

     REALIZATION UPON DEFAULTED ASSETS

     Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

     Any Agreement relating to a trust fund that includes mortgage loans or Contracts may grant to the servicer and/or the holder or holders of some classes of Securities a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or Contract as to which a specified number of scheduled payments thereunder are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

     If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or Contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or Contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or Contract as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any Manufactured Home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or Contract has occurred or, in the servicer's judgment, is imminent.

     If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Securities are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued thereon at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

     If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution thereof to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

     As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery thereunder for defaulted Assets.

     If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution thereof to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

     HAZARD INSURANCE POLICIES

     MORTGAGE LOANS. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account.

     The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

     Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

     CONTRACTS. Generally, the terms of the Agreement for a trust fund composed of Contracts will require the servicer to maintain for each Contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the Manufactured Home is located, and in an amount that is not less than the maximum insurable value of that Manufactured Home or the principal balance due from the borrower on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower's obligation as provided by the Contract, but may not add the premiums to the remaining principal balance of the Contract.

     The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each Manufactured Home, and must maintain, to the extent that the related Contract does not require the borrower to maintain a hazard insurance policy for the related Manufactured Home, one or more blanket insurance policies covering losses on the borrower's interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the Contracts.

     FHA INSURANCE AND VA GUARANTEES

     FHA loans will be insured by the FHA as authorized under the Housing Act. Certain FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

     The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

     Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     VA loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as certain criteria set forth in the Agreement are met.

     DUE-ON-SALE PROVISIONS

     The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

     The Contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses."

     RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of Securities will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     The servicer's primary servicing compensation for a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Securities evidencing interests in a trust fund that includes mortgage loans or Contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

     The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including certain expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest thereon at the rate specified therein may be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

     EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Assets that include mortgage loans or Contracts, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

         Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     CERTAIN MATTERS REGARDING SERVICERS, THE MASTER SERVICER AND THE
       DEPOSITOR

     The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

          o The servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

          o Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed thereby, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

          o Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that that indemnification will not extend to any loss, liability or expense (1) specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or Contract or Contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement); (2) incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;
               (3) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of those obligations or duties; (4) incurred in connection with any violation of any state or federal securities law; or (5) imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

          o Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related Agreement.

     SPECIAL SERVICERS

     If and to the extent specified in the prospectus supplement, a special servicer (a "Special servicer") may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform certain specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

     EVENTS OF DEFAULT UNDER THE AGREEMENT

     Events of default under the related Agreement will generally include:

          o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

          o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

          o any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Securities evidencing not less than 25% of the voting rights for that series; and

          o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

     RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENTS

     So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Securities evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

     The holders of Securities representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Securities affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under "Events of Default under the Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

     No securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless that holder previously has given to the trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

     The manner of determining the voting rights of a Security or class or classes of Securities will be specified in the Agreement.

     AMENDMENT

     In general, each Agreement may be amended by the parties thereto, without the consent of any securityholders covered by the Agreement, to

          (1)  cure any ambiguity or mistake;

          (2) correct, modify or supplement any provision therein that may be inconsistent with any other provision therein or with the prospectus supplement;

          (3) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions thereof; or

          (4) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Securities of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Securities.

     In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected thereby evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Securities as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Securities are outstanding.

     THE TRUSTEE

     The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

     DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

     CERTAIN MATTERS REGARDING THE TRUSTEE

     The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's (1) enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default, (2) defending or prosecuting any legal action in respect of the related Agreement or series of Securities, (3) being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or (4) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series; provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made therein.

     RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the depositor, the servicer, if any, and all securityholders. Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the depositor may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

     GENERAL

     The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Elizabeth S. Eldridge.

     EVENTS OF DEFAULT

     Events of default under the indenture for each series of Notes will generally include:

          o a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

          o failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement) after notice thereof is given in accordance with the procedures described in the prospectus supplement;

          o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice thereof is given in accordance with the procedures described in the prospectus supplement;

          o certain events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

          o any other event of default provided with respect to Notes of that series.

     If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

     If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

          (1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

          (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

          (3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

     If so specified in the prospectus supplement, only holders of certain classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

     If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

     To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

     DISCHARGE OF INDENTURE

     The indenture will be discharged for a series of Notes (except for certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

     With certain limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

     INDENTURE TRUSTEE'S ANNUAL REPORT

     The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

     THE INDENTURE TRUSTEE

     The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time, in which event the depositor will be obligated to appoint a successor trustee for that series. The depositor may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture or if that indenture trustee becomes insolvent. In those circumstances the depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

     The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

                         DESCRIPTION OF CREDIT SUPPORT

     GENERAL

     For any series of Securities, credit support may be provided for one or more classes thereof or the related Assets. Credit support may be in the form of:

          o    the subordination of one or more classes of Securities;

          o    letters of credit;

          o    insurance policies;

          o    guarantees;

          o    the establishment of one or more reserve funds; or

          o any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

     Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of Securities (each, a "Covered Trust"), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

     If credit support is provided for one or more classes of Securities of a series, or the related Assets, the prospectus supplement will include a description of (a) the nature and amount of coverage under that credit support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and (d) the material provisions relating to that credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including (1) a brief description of its principal business activities, (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (4) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES

     One or more classes of Securities of a series may be Subordinate Securities if specified in the prospectus supplement. The rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Securities. The subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of mortgage loans before distributions on Subordinate Securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

LIMITED GUARANTEE

     If specified in the prospectus supplement for a series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

     Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein, if specified in the prospectus supplement.

LETTER OF CREDIT

     Alternative credit support for a series of Securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Securities will be set forth in the prospectus supplement relating to that series.

POOL INSURANCE POLICIES

     If specified in the prospectus supplement relating to a series of Securities, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

     A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth therein. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

BORROWER BANKRUPTCY BOND

     Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Securities will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Securities of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Securities of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of Securities, deficiencies in amounts otherwise payable on those Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Securities.

     Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

     Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

     If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, for the Assets or groups thereof, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group thereof, over the principal balance of the related class or classes of Securities. This acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans. See "Description of The Trust Funds--FHA Loans and VA Loans," "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees" and "Description of the Trust Funds--Assets."

GENERAL

     All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a borrower (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "borrower" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

     Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

     In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, that instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by that lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor, the Asset Seller or other entity specified in the prospectus supplement will make certain representations and warranties in the Agreement or certain representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate. Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure--Cooperative Loans" below.

LAND SALE CONTRACTS

     Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "contract lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

     In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

     GENERAL

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures for the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.

     In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

     In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

     RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming party must pay certain costs of that action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. For a series of Securities for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

     COOPERATIVE LOANS

     The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in a building so converted.

     YEAR 2000 LEGISLATION

     In July 1999, a new federal law was passed to limit liability for losses due to year 2000 computer-related errors. This law will, among other things, protect borrowers from foreclosure if their residential mortgage loans become delinquent because an actual year 2000 failure results in inability to accurately or timely process their mortgage payments.

     This law is not intended to extinguish or otherwise affect a borrower's payment obligations but will instead delay the enforcement of obligations on an otherwise defaulted mortgage loan. Borrowers seeking foreclosure protection under this law must provide timely written notice and documentation of that failure to the servicer. Absent an extension from the lender, borrowers will then have four weeks to make up late payments on their loans. This law will not apply to mortgage loans for which a default occurs before December 15, 1999, or for which an imminent default is foreseeable before that date. This law will also not protect borrowers who deliver notice of a year 2000 failure after March 15, 2000. Mortgage loans that remain in default after the applicable grace period will be subject to foreclosure or other enforcement.

     This law could delay the ability of a servicer to foreclose on some mortgage loans during the first quarter of the year 2000. These delays could affect the distributions on your Securities.

JUNIOR MORTGAGES

     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" above.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

     If a mortgage loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted these modifications when the mortgage loan is secured both by the debtor's principal residence and by personal property.

     In the case of income-producing Multifamily Properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

     Certain tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens ("Superliens"). In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

     Although certain provisions of the Asset Conservation Act (as defined herein) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence these decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

     On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

DUE-ON-SALE CLAUSES

     The mortgage loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under some state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if those loans are paid before maturity. For Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed for many of the mortgage loans. The absence of a restraint on prepayment, particularly for fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of those loans.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

          o The borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

          o Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

          o If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations will not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state's usury law would not apply to those mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or
(2) the mortgage loan provides that the terms thereof will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Securities, and would not be covered by advances. These shortfalls will be covered by the credit support provided in connection with the Securities only to the extent provided in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

GENERAL

     As a result of the assignment of the Contracts to the trustee, the trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the borrower to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of the loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the servicer will transfer physical possession of the Contracts to the trustee or its custodian or may retain possession of the Contracts as custodian for the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the Contracts. The Contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of the assignment, the trustee's interest in Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Asset Seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Asset Seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Asset Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

     To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Asset Seller and transferred to the depositor. For a series of Securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the Manufactured Homes securing the Contracts.

     The depositor will cause the security interests in the Manufactured Homes to be assigned to the trustee on behalf of the securityholders. The depositor or the trustee will amend the certificates of title (or file UCC-3 statements) to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the prospectus supplement. Accordingly, the Asset Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), the assignment of the security interest in the Manufactured Home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller (or any other originator of the Contracts) or a trustee in bankruptcy of the Asset Seller (or any other originator).

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Asset Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after that relocation and thereafter only if and after the owner re-registers the Manufactured Home in that state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in that state, and if steps are not taken to re-perfect the trustee's security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the servicer must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Asset Seller (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

     Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the servicer is obligated to take those steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the Agreement that it has no knowledge of any of these liens for any Manufactured Home securing payment on any Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders if a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

     The servicer on behalf of the trustee, to the extent required by the related Agreement, may take action to enforce the trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing those defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, before beginning any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale. In the event of repossession and resale of a Manufactured Home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     The terms of the Relief Act apply to a borrower on a Contract as described for a borrower on a mortgage loan under "Certain Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940."

CONSUMER PROTECTION LAWS

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the servicer and permit the acceleration of the maturity of the Contracts by the servicer upon any sale or transfer that is not consented to. Generally, it is expected that the servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the servicer desires to accelerate the maturity of the related Contract, the servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the servicer may be prohibited from enforcing a "due-on-sale" clause in respect of some Manufactured Homes.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

     Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a similar law before the April 1, 1983, deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related Asset Seller will represent that all of the Contracts comply with applicable usury law.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     GENERAL

     The following discussion represents the opinion of Brown & Wood LLP as to the material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Securities are issued. This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

     In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Considerations." The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

     The following discussion addresses securities of five general types:

          o REMIC Securities representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code;

          o securities ("FASIT Securities") representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a financial asset securitization investment trust ("FASIT") under Sections 860H through 860L (the "FASIT Provisions") of the Code;

          o securities ("Grantor Trust Securities") representing interests in a trust fund (a "Grantor Trust Fund") as to which no election will be made;

          o securities ("Partnership Securities") representing interests in a trust fund (a "Partnership Trust Fund") which is treated as a partnership for federal income tax purposes; and

          o securities ("Debt Securities") representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

     The prospectus supplement for each series of Securities will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related trust fund, will identify all "regular interests" and "residual interests" in the REMIC or, if a FASIT election will be made for the related trust fund, will identify all "regular interests" and "ownership interests" in the FASIT. For purposes of this tax discussion, (1) references to a "securityholder" or a "holder" are to the beneficial owner of a Security, (2) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and (3) to the extent specified in the prospectus supplement, references to "mortgage loans" include Contracts. Except to the extent specified in the prospectus supplement, no REMIC election will be made for Unsecured Home Improvement Loans.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"), and in part upon the FASIT Provisions. Although the FASIT Provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the holders of FASIT Securities. In addition, the OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

     TAXABLE MORTGAGE POOLS

     Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT (as defined herein) will be considered a Taxable Mortgage Pool if (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations consist of "real estate mortgages," (2) that entity is the borrower under debt obligations with two or more maturities, and (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

     CLASSIFICATION OF REMICS

     For each series of REMIC Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Brown & Wood LLP, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

          (1) in exchange for any qualified mortgage within a three-month period thereafter; or

          (2) in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes:

          (1) a mortgage in default or as to which default is reasonably foreseeable;

          (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

          (3)  a mortgage that was fraudulently procured by the borrower; and

          (4) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

          o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

          o A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

     An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Brown & Wood LLP, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

     CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES

     In the opinion of Brown & Wood LLP, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

     If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of those assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "Buydown Funds"). No opinion is expressed as to the treatment of those Buydown Funds because the law is unclear as to whether the Buydown Funds represent an account held by the lender that reduces the lender's investment in the mortgage loan. This reduction of a holder's investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a "domestic building and loan association." Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, in the opinion of Brown & Wood LLP, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein.

     The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

     TIERED REMIC STRUCTURES

     For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these series of REMIC Securities, Brown & Wood LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     TAXATION OF OWNERS OF REGULAR SECURITIES

(1)  General

     In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

(2) Original Issue Discount

     Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount for the Regular Securities.

     Each Regular Security (except to the extent described below for a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a securityholder or by random lot (a "Non-Pro Rata Security")) will be treated as a single installment obligation for purposes of determining the original issue discount ineludible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

     The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption for a series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

          (1)  the sum of:

               (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

               (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

          (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

          (1) the yield to maturity of the Regular Security at the issue date;

          (2) events (including actual prepayments) that have occurred before the end of the accrual period; and

          (3)  the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

     In the case of a Non-Pro Rata Security, it is anticipated that the trustee will determine the yield to maturity of that Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount for the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the Security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining Security of that Class will be adjusted by reducing the present value of the remaining payments on that Class and the adjusted issue price of that Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

(3) Acquisition Premium

     A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

(4) Variable Rate Regular Securities

     Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security (1) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or the product of that rate and a positive or a negative multiple (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount for a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat that variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class or a Class bearing interest at a rate equal to the weighted average of the net rates on the mortgage loans, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

(5) Market Discount

     A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

     As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

     Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

     Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of the Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6) Amortizable Premium

     A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds that Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Amortizable premium on a Regular Security that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the securityholder's acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (1) the original principal amount and maturity date or (2) the price and date of any succeeding optional redemption, under the principles described above.

     (7) Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

(8) Treatment of Losses

     Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount that would be deductible only against future positive original issue discount or otherwise upon termination of the Class.

     Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

     (9) Sale or Exchange of Regular Securities

     If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

     Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). That gain will be treated as ordinary income

          (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

          (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

          (3) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security.

In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of those taxpayers (39.6%) for property held for more than one year. Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

     TAXATION OF OWNERS OF RESIDUAL SECURITIES

(1) Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

          (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          (2)  all bad loans will be deductible as business bad debts; and

          (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

     Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

     A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

          (1) it may not be offset by current or net operating loss deductions;

          (2) it will be considered unrelated business taxable income to tax-exempt entities; and

          (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2) Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in some respects, the recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3) Treatment of Certain Items of REMIC Income and Expense

     Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

     MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

     PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     (4) Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of
(1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except for Residual Securities continuously held by a thrift institution since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have those rules apply only to taxable years beginning after August 20, 1996.

(5) Tax-Related Restrictions on Transfer of Residual Securities

     DISQUALIFIED ORGANIZATIONS. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

          o "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

          o "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

     NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The pooling and servicing agreement for each series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations."

     FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity treated as a partnership or as a corporation created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

(6) Sale or Exchange of a Residual Security

     Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of the Residual Holder in the Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds that adjusted basis on that Distribution Date. That income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7) Mark to Market Regulations

     On December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.

     TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

(1) Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

          (1)  the disposition of a qualified mortgages other than for

               (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

               (b) foreclosure, default, or imminent default of a qualified mortgage;

               (c)  bankruptcy or insolvency of the REMIC Pool; or

               (d)  a qualified (complete) liquidation;

          (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

          (3)  the receipt of compensation for services; or

          (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2) Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Holder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call, and (5) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3) Net Income from Foreclosure Property

     The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4) Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5) Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6) Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

     In general, the allocable portion will be determined based on the ratio that a REMIC securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities for a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the Interest Rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

     TAXATION OF CERTAIN FOREIGN INVESTORS

(1) Regular Securities

     Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The Internal Revenue Service recently issued final regulations (the "New Regulations") that would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective for payments made after December 31, 2000. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

(2) Residual Securities

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163
(f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3) Backup Withholding

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or that Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

(4) Reporting Requirements

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 for a particular series of Regular Securities. Holders through nominees must request the information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to those holders. Furthermore, under these regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

     Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

     Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

FASITS

     CLASSIFICATION OF FASITS

     For each series of FASIT Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Brown & Wood LLP, the related trust fund (or each applicable portion thereof) will qualify as a FASIT. The trust fund will qualify under the Code as a FASIT in which FASIT regular securities (the "FASIT Regular Securities") and the ownership interest security (the "FASIT Ownership Security") will constitute the "regular interests" and the "ownership interest," respectively, if

          (1)  a FASIT election is in effect;

          (2)  certain tests concerning

               (a)  the composition of the FASIT's assets and

               (b) the nature of the securityholders' interests in the FASIT are met on a continuing basis; and

          (3) the trust fund is not a regulated investment company as defined in Section 851(a) of the Code.

A segregated pool of assets may also qualify as a FASIT.

(1) Asset Composition

     In order for the trust fund to be eligible for FASIT status, substantially all of the assets of the trust fund must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include:

          (1)  cash or cash equivalents;

          (2) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC as defined in Section 860D of the Code (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate);

          (3)  foreclosure property;

          (4) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests;

          (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments;

          (6)  FASIT regular interests; and

          (7)  REMIC regular interests.

     Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder. A debt instrument is a permitted asset only if the instrument is indebtedness for federal income tax purposes, including regular interests in a REMIC or regular interests issued by another FASIT and it bears (1) fixed interest or
(2) variable interest of a type that relates to qualified variable rate debt (as defined in Treasury regulations prescribed under section 860G(a)(1)(B)). Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the depositor had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur.

(2)  Interests in a FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following:

          (1)  one or more classes of regular interests or

          (2) a single class of ownership interest that is held by an Eligible Corporation (as defined herein).

     FASIT regular interests generally will be treated as debt for federal income tax purposes. FASIT ownership interests generally will not treated as debt for federal income tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each Series of securities will indicate which securities of such Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

     A FASIT interest generally qualifies as a regular interest if:

          (1)  it is designated as a regular interest;

          (2)  it has a stated maturity no greater than thirty years;

          (3)  it entitles its holder to a specified principal amount;

          (4) the issue price of the interest does not exceed 125% of its stated principal amount;

          (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%; and

          (6)  if it pays interest, such interest is payable at either:

               (a) a fixed rate with respect to the principal amount of the regular interest or

               (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally:

          (1)  such interest is unconditionally payable at least annually;

          (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          (3) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (3), (4), or (5) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if an interest in a FASIT fails to meet the requirement of clause
(6), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a high-yield interest.

     See "--Taxation of Owners of FASIT Regular Securities," "--Taxation of Owners of High-Yield Interests" and "--Taxation of FASIT Ownership Securities" below.

(3) Consequences of Disqualification

     If the trust fund fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that it's FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for U.S. federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

     TAXATION OF OWNERS OF FASIT REGULAR SECURITIES

(1) General

     Payments received by holders of FASIT Regular Securities generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment.

(2) Original Issue Discount; Market Discount; Acquisition Premium

     FASIT Regular Securities issued with original issue discount or acquired with market discount or acquisition premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "--REMICs - Taxation of Owners of Regular Securities" above.

(3) Sale or Exchange

     If the FASIT Regular Securities are sold, the holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "--REMICs--Taxation of Owners of Regular
Securities--Sale or Exchange of Regular Securities."

     TAXATION OF OWNERS OF HIGH-YIELD INTERESTS

(1) General

     The treatment of high-yield interests is intended to ensure that the return on instruments issued by a FASIT yielding an equity-like return continues to have a corporate level tax. High-yield interests are subject to special rules regarding the eligibility of holders of such interest, and the ability of such holders to offset income derived from their FASIT Security with losses.

     High-yield interests may only be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory.

          o An "Eligible Corporation" is a taxable domestic C corporation that does not qualify as a regulated investment company, a real estate investment trust, a REMIC, or a cooperative.

          o A "Disqualified Holder" is any holder other than (1) an Eligible Corporation, or (2) a dealer who acquires FASIT debt for resale to customers in the ordinary course of business.

     If a securities dealer (other than an Eligible Corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to Disqualified Holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

(2) Treatment of Losses

     The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT Provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Interest and that have the same features as high-yield interests.

     TAXATION OF FASIT OWNERSHIP SECURITY

(1) General

     A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, a holder of a FASIT Ownership Security is subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of high-yield interest. See "--Taxation of Owners of High-Yield Interests" above.

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Security. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT Ownership Security was required to be marked-to-market under Section 475 of the Code by such holder, then Section 475 of the Code will continue to apply to such securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT Provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semi-annually.

(2) Prohibited Transaction

     The holder of a FASIT Ownership Security is required to pay a penalty excise tax equal to 100 percent of net income derived from:

          (1)  an asset that is not a permitted asset;

          (2)  any disposition of an asset other than a permitted disposition;

          (3)  any income attributable to loans originated by the FASIT; and

          (4) compensation for services (other than fees for a waiver, amendment, or consent under permitted assets not acquired through foreclosure).

A permitted disposition is any disposition of any permitted asset:

          (1) arising from complete liquidation of a class of regular interest (i.e., a qualified liquidation);

          (2) incident to the foreclosure, default (or imminent default) on an asset of the asset;

          (3)  incident to the bankruptcy or insolvency of the FASIT;

          (4) necessary to avoid a default on any indebtedness of the a FASIT attributable to a default (or imminent default) on an asset of the FASIT;

          (5)  to facilitate a clean-up call;

          (6) to substitute a permitted debt instrument for another such instrument; or

          (7) in order to reduce over-collateralization where a principal purposes of the disposition was not to avoid recognition of gain arising from an increase in its market value after its acquisition by the FASIT.

Notwithstanding this rule, the holder of an Ownership Security may currently deduct its losses incurred in prohibited transactions in computing its taxable income for the year of the loss. A Series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transactions tax.

(3) Backup Withholding, Reporting and Tax Administration

     Holders of FASIT Securities will be subject to backup withholding to the same extent as holders of REMIC Securities. In addition, for purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities. See "--REMICs" above.

GRANTOR TRUST FUNDS

     CLASSIFICATION OF GRANTOR TRUST FUNDS

     For each series of Grantor Trust Securities, assuming compliance with all provisions of the related Agreement, in the opinion of Brown & Wood LLP, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

STANDARD SECURITIES

     GENERAL

     Where there is no Retained Interest or "excess" servicing for the mortgage loans underlying the Securities of a series, and where these Securities are not designated as "Stripped Securities," the holder of each Security of that series (referred to herein as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with that securityholder's method of accounting. A securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to the Grantor Trust Fund.

     However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that those deductions, in total, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Securities, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Standard Securities with respect to interest at the Interest Rate or as discount income on the Standard Securities. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest for the mortgage loans underlying a series of Securities the transaction will be subject to the application of the "stripped bond" rules of the Code as described below under "--Stripped Securities." Where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped coupon" rules of the Code, as described below under "--Recharacterization of Servicing Fees."

     Holders of Standard Securities, particularly any class of a series that are Subordinate Securities, may incur losses of interest or principal with respect to the mortgage loans. Those losses would be deductible generally only as described above under "--REMICs--Taxation of Owners of Regular Securities--Treatment of Losses," except that securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

(1) Tax Status

     For a series, in the opinion of Brown & Wood LLP, except for that portion of a trust fund consisting of Unsecured Home Improvement Loans, a Standard Security owned by a:

          o "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

          o real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

          o REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code
               Section 860G(a)(3).

     An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for that treatment must be reduced by the amount of the Buydown Mortgage Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, securityholders are urged to consult their own tax advisors concerning the effects of those arrangements on the characterization of the securityholder's investment for federal income tax purposes.

(2) Premium and Discount

     The depositor recommends that securityholders consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

     PREMIUM. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities Premium."

     ORIGINAL ISSUE DISCOUNT. The original issue discount rules of Code
Section 1271 through 1275 will be applicable to a securityholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. The rules allowing for the amortization of premium are available for mortgage loans originated after September 27, 1985. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under some circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. No prepayment assumption will be assumed for purposes of that accrual except as set forth in the prospectus supplement. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if those mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (i.e., points) will be includible by that holder.

     MARKET DISCOUNT. securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. No prepayment assumption will be assumed for purposes of that accrual except as set forth in the prospectus supplement.

(3) Recharacterization of Servicing Fees

     If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, that recharacterization should not have any significant effect upon the timing or amount of income reported by a securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

(4) Sale or Exchange of Standard Securities

     Upon sale or exchange of a Standard Securities, a securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its total adjusted basis in the mortgage loans and other assets represented by the Security. In general, the total adjusted basis will equal the securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported for the Standard Security and decreased by the amount of any losses previously reported for the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), the gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations currently is the same for both ordinary income and capital gains.

STRIPPED SECURITIES

     GENERAL

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" for principal payments and "stripped coupons" for interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." In the opinion of Brown & Wood LLP, the Securities will be subject to those rules if:

          o the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

          o the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities--Recharacterization of Servicing Fees" above); and

          o a Class of Securities are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" for its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" for its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to securityholders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to those Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in some respects, particularly where Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Brown & Wood LLP,
(1) the Grantor Trust Fund will be treated as a grantor trust under subpart E,
Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations for Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be totaled and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the trustee make and report all computations described below using the approach described in this paragraph, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of that Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of that Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount for the Stripped Security was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. That market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in that computation.

     The holder of a Stripped Security will be treated as owning an interest in each of the mortgage loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the mortgage loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

     A holder of a Stripped Security, particularly any Stripped Security that is a Subordinate Security, may deduct losses incurred for the Stripped Security as described above under "--Standard Securities General."

     STATUS OF STRIPPED SECURITIES

     No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Brown & Wood LLP, except for a trust fund consisting of Unsecured Home Improvement Loans, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code
Section 856(c)(4)(A), "obligation [ s ] . . . principally secured by an interest in real property which is . . . . residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment. The application of those Code provisions to Buydown Mortgage Loans is uncertain. See "--Standard Securities--Tax Status" above.

     TAXATION OF STRIPPED SECURITIES

     ORIGINAL ISSUE DISCOUNT. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount for a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be before the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs-- Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the total amount of the payments to be made on the Stripped Security to that securityholder, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of that original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Security to recognize a loss (which may be a capital loss) equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that these interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     SALE OR EXCHANGE OF STRIPPED SECURITIES. Sale or exchange of a Stripped Security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the securityholder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a securityholder other than an original securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     PURCHASE OF MORE THAN ONE CLASS OF STRIPPED SECURITIES. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes those Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     POSSIBLE ALTERNATIVE CHARACTERIZATION. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the securityholder may be treated as the owner of

          (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan;

          (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

          (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that a Stripped Security, or Classes of Stripped Securities, represents the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

     REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each securityholder at any time during that year, information (prepared on the basis described above) necessary to enable the securityholder to prepare its federal income tax returns. This information will include the amount of original issue discount accrued on Securities held by persons other than securityholders exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a securityholder, other than an original securityholder who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each Class of Stripped Securities except as set forth in the prospectus supplement. The trustee will also file the original issue discount information with the Internal Revenue Service. If a securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

     TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or any applicable lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the securityholder on the sale or exchange of that Security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

PARTNERSHIP TRUST FUNDS

     CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

     For each series of Partnership Securities or Debt Securities, Brown & Wood LLP will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP SECURITIES AND DEBT
       SECURITIES

     For federal income tax purposes, (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residual real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.

     TAXATION OF DEBT SECURITYHOLDERS

     The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Brown & Wood LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of those Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

     TAXATION OF OWNERS OF PARTNERSHIP SECURITIES

(1) Treatment of the Partnership Trust Fund as a Partnership

     If specified in the prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have some features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. This characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

(2) Partnership Taxation

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreement and related documents). The Agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of:

          (1) the interest that accrues on the Partnership Securities in accordance with their terms for that Due Period, including interest accruing at the applicable Interest Rate for that Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

          (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

          (3) any other amounts of income payable to the securityholders for that Due Period.

     This allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated income equal to the entire Interest Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay those taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization for each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to securityholders on a total basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the Internal Revenue Service were to require that these calculations be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on securityholders.

(3) Discount and Premium

     It is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on a total basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.)

     If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include that discount in income currently as it accrues over the life of the mortgage loans or to offset that premium against interest income on the mortgage loans. As indicated above, a portion of that market discount income or premium deduction may be allocated to securityholders.

(4) Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If that termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when the constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

(5) Disposition of Securities

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to that Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single total adjusted tax basis in those Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of that total tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of an Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to those special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize a total amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the total cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

(6) Allocations Between Transferors and Transferees

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of that Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

(7) Section 731 Distributions

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder to the extent that the amount of any money distributed for that Security exceeds the adjusted basis of that securityholder's interest in the Security. To the extent that the amount of money distributed exceeds that securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

(8) Section 754 Election

     If a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. To avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

(9) Administrative Matters

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return (Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the Internal Revenue Service on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and these nominees will be required to forward that information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all those inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of that person, (b) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (c) certain information on Partnership Securities that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the securityholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

(10) Tax Consequences to Foreign Securityholders

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for those purposes, the Partnership Trust Fund will withhold as if it were so engaged to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the Non-U.S. Person securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on Form W-8, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each Non-U.S. Person holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the Partnership Trust Fund on Form W-8 to assure appropriate crediting of the taxes withheld. A Non-U.S. Person holder generally would be entitled to file with the Internal Revenue Service a claim for refund for taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a securityholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld for the guaranteed payments.

(11) Backup Withholding

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 31% if, in general, the securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

CONSEQUENCES FOR PARTICULAR INVESTORS

     The federal tax discussions above may not be applicable depending on a securityholder's particular tax situation. The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, FASIT Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Securities offered hereunder.

                             ERISA CONSIDERATIONS

     GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans in connection with the investment of Plan assets. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in Securities may cause the mortgage loans, Contracts, Unsecured Home Improvement Loans, Agency Securities, Mortgage Securities and other assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both an equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice for those assets for a fee, is a fiduciary of the investing Plan. If the mortgage loans, Contracts, Unsecured Home Improvement Loans, Agency Securities, Mortgage Securities and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code for the investing Plan. In addition, if the mortgage loans, Contracts, Unsecured Home Improvement Loans, Agency Securities, Mortgage Securities and other assets included in a trust fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     The DOL issued an individual exemption (the "Exemption"), to DBSI that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an underwriter, that (1) represent a beneficial ownership interest in the assets of a trust fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in a REMIC, provided that certain conditions set forth in the Exemption are satisfied.

     For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBSI, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder:

          (1) The acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

          (2) The Exemption only applies to Securities evidencing rights and interests not subordinated to the rights and interests evidenced by the other Securities of the same series.

          (3) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch").

          (4) The trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the underwriter, the depositor, the trustee, the master servicer, any servicer, any insurer and any obligor on Assets constituting more than 5% of the total unamortized principal balance of the Assets in the related trust fund as of the date of initial issuance of the Securities.

          (5) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the Assets to the related trust fund must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith.

          (6) The investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     In addition, the trust fund must meet the following requirements: (1) the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in those other investment pools must have been rated in one of the three highest generic rating categories by S&P, Moody's, DCR, or Fitch for at least one year before the Plan's acquisition of the securities; and (3) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of the Securities.

     A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied for that Security. However, to the extent Securities are subordinate, the Exemption will not apply to an investment by a Plan. In addition, any Securities representing a beneficial ownership interest in Unsecured Home Improvement Loans or Revolving Credit Line Loans will not satisfy the general conditions of the Exemption.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with

          (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Assets or (b) an affiliate of that person;

          (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan; and

          (3)  the holding of Securities by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

     To the extent the Securities are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those Securities ("Non-Equity Securities") would not cause the assets included in a related trust fund to be deemed Plan assets. However, the depositor, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or underwriter has investment authority for those assets.

     In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of that investment.

     Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

     The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that this investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

PRE-FUNDING ACCOUNTS

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows Assets supporting payments to securityholders, and having a value equal to no more than 25% of the total initial Security Balance of the related Securities, to be transferred to the trust fund within the Pre-Funding Period, instead of requiring that all the Assets be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered (the "Pre-Funding Limit") must not exceed 25%.

          (2) All Subsequent Assets must meet the same terms and conditions for eligibility as the original Assets used to create the trust fund, which terms and conditions have been approved by at least one rating agency.

          (3) The transfer of the Subsequent Assets to the trust fund during the Pre-Funding Period must not result in the Securities that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the trust fund.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Assets in the trust fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Assets transferred to the trust fund on the Closing Date.

          (5) In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original Assets that were transferred to the trust fund,

               o the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

               o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the Securities, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or pooling and servicing agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the Assets transferred to the trust fund as of the Closing Date.

          (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date (or earlier in certain circumstances) if the Pre-Funding Account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

          (7) Amounts transferred to the Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

          (8)  The prospectus or prospectus supplement must describe:

               o the Pre-Funding Account and/or Capitalized Interest Account used in connection with the Pre-Funding Account;

               o    the duration of the Pre-Funding Period;

               o the percentage and/or dollar amount of the Pre-Funding Limit for the trust fund; and

               o that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal.

          (9) The Agreement must prescribe the Permitted Investments for the Pre-Funding Account and/or Capitalized Interest Account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

                               LEGAL INVESTMENT

     Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. The prospectus supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of Offered Securities that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by certain types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

     Those classes of Offered Securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss.1.5), certain "Type IV securities," defined in 12 C.F.R. ss.1.2(l) to include certain "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss.703.140.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and set forth certain investment practices deemed to be unsuitable for regulated institutions.

     If specified in the prospectus supplement, other classes of Offered Securities offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Securities, may be subject to significant interpretive uncertainties.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Securities, as certain classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and with regard to any Offered Securities issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of certain classes of Offered Securities as "mortgage related securities," no representation is made as to the proper characterization of the Offered Securities for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHODS OF DISTRIBUTION

     The Securities offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. ("DBSI") acting as underwriter with other underwriters, if any, named therein. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Securities, underwriters may receive compensation from the depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

     Alternatively, the prospectus supplement may specify that the Securities will be distributed by DBSI acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If DBSI acts as agent in the sale of Securities, DBSI will receive a selling commission for each series of Securities, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the prospectus supplement. To the extent that DBSI elects to purchase Securities as principal, DBSI may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Securities of that series.

     The depositor will indemnify DBSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBSI and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, DBSI and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of those mortgage loans or interests therein, including the Securities.

     The depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. securityholders should consult with their legal advisors in this regard before any reoffer or sale of Securities.

     As to each series of Securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                            ADDITIONAL INFORMATION

     The Depositor has filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the Securities (the "Registration Statement"). This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices in the following locations:

          o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and

          o New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Commission also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae's prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

     Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Securities issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

                                 LEGAL MATTERS

     Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Securities of a series, will be passed upon for the depositor by Brown & Wood LLP, Washington, D.C.

                             FINANCIAL INFORMATION

     A new trust fund will be formed for each series of Securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Securities. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

                                    RATING

     As a condition to the issuance of any class of Offered Securities, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

     Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

47063/7                                                  148

                            INDEX OF DEFINED TERMS

1986 Act...........................................93
1998 Policy Statement.............................143
Accrual Period.....................................18
Accrual Securities.................................25
Accrued Security Interest..........................28
Adjustable Rate Assets..............................2
Agency Securities...................................2
Agreement..........................................40
ARM Contracts.......................................9
ARM Loans...........................................6
ARM Unsecured Home Improvement Loans................8
Asset Conservation Act.............................79
Asset Group........................................26
Asset Seller........................................2
Assets..............................................2
Available Distribution Amount......................26
Balloon Payment Assets..............................3
Bankruptcy Code....................................76
Beneficial Owner...................................34
Bi-weekly Assets....................................3
Book-Entry Securities..............................26
borrower...........................................68
Buy Down Assets.....................................3
Buydown Funds......................................92
Buydown Mortgage Loans.............................22
Buydown Period.....................................22
Capitalized Interest Account.......................16
Cash Flow Agreement................................17
Cedel..............................................34
CERCLA.............................................78
Certificates.......................................25
Charter Act........................................11
Code...............................................88
Collection Account.................................44
Commission..........................................6
contract borrower..................................70
contract lender....................................70
Contract Rate.......................................9
Contracts...........................................2
Convertible Assets..................................3
Cooperative........................................69
Cooperative Corporation............................35
Cooperative Loans..................................69
Cooperatives........................................4
Covered Trust......................................65
CPR................................................21
credit support.....................................17
Crime Control Act..................................83
Cut-off Date........................................5
DBSI..............................................144
DCR...............................................138
Debt Securities....................................88
Definitive Securities..............................26
Determination Date.................................26
Disqualified Organization.........................107
Distribution Date..................................18
DOL...............................................136
DTC................................................34
Due Period.........................................27
due-on-sale........................................73
due-on-sale clause.................................24
EDGAR.............................................145
equity of redemption...............................73
ERISA.............................................136
ERISA Considerations..............................137
Euroclear Operator.................................35
European Depositaries..............................36
excess servicing..................................123
Exchange Act.......................................34
Excluded Plan.....................................138
Exemption.........................................137
Fannie Mae..........................................2
FASIT..............................................88
FASIT Ownership Security..........................115
FASIT Provisions...................................88
FASIT Regular Securities..........................115
FASIT Securities...................................88
FDIC...............................................44
FFIEC.............................................143
FHA.................................................5
Financial Intermediary.............................36
Fitch.............................................138
Freddie Mac.........................................2
Freddie Mac Act....................................13
Freddie Mac Certificate Group......................13
Garn-St. Germain Act...............................80
GEM Assets..........................................3
Ginnie Mae..........................................2
GPM Assets..........................................3
Grantor Trust Fund.................................88
Grantor Trust Securities...........................88
Holder-in-Due-Course...............................86
Home Equity Loans...................................4
Home Improvement Contracts..........................4
Housing Act........................................10
HUD................................................53
Increasing Payment Asset............................3
Increasing Payment Assets...........................3
Indirect Participants..............................34
Insurance Proceeds.................................27
Interest Rate......................................28
Interest Reduction Assets...........................3
land sale contract.................................70
Land Sale Contracts.................................4
Level Payment Assets................................2
Liquidation Proceeds...............................27
Loan-to-Value Ratio.................................5
Lock-out Date.......................................7
Lock-out Period.....................................7
Manufactured Home...................................8
Mark to Market Regulations........................110
Moody's...........................................138
Mortgage Securities.................................2
Mortgaged Properties................................4
Mortgages...........................................5
Multifamily Property................................4
NCUA..............................................142
new partnership...................................132
New Regulations...................................113
Non-Equity Securities.............................139
Non-Pro Rata Security..............................94
Nonrecoverable Advance.............................30
Non-U.S. Person...................................113
Notes..............................................25
OCC...............................................142
Offered Securities.................................26
OID Regulations....................................88
old partnership...................................132
Participants.......................................34
Parties in Interest...............................136
Partnership Securities.............................88
Partnership Trust Fund.............................88
Pass-Through Entity...............................107
PCBs...............................................78
Permitted Investments..............................44
Plans.............................................136
pooling and servicing agreement....................39
Pre-Funded Amount..................................16
Pre-Funding Account................................16
Pre-Funding Limit.................................140
Pre-Funding Period.................................16
prepayment.........................................20
Prepayment Assumption..............................95
Prepayment Premium..................................7
PTCE..............................................140
Purchase Price.....................................41
RCRA...............................................79
Record Date........................................26
Refinance Loans.....................................5
Regular Securities.................................89
Regular Securityholder.............................93
Related Proceeds...................................30
Relevant Depositary................................36
Relief Act.........................................82
REMIC..............................................88
REMIC Pool.........................................88
REMIC Provisions...................................88
REMIC Regulations..................................89
REMIC Securities...................................39
REO Property.......................................31
Residual Holders..................................102
Residual Securities................................89
Restricted Group..................................138
Retained Interest..................................55
Revolving Credit Line Loans.........................7
RICO...............................................83
Rules..............................................36
S&P...............................................138
SBJPA of 1996......................................92
secured-creditor exemption.........................78
Securities.........................................25
Security...........................................40
Security Balance...................................29
Senior Securities..................................25
Servicemen's Readjustment Act......................16
Servicing Standard.................................48
Single Family Property..............................4
SMMEA.............................................142
SPA................................................21
Special servicer...................................57
Standard Securities...............................121
Startup Day........................................89
Step-up Rate Assets.................................3
Strip Securities...................................25
Stripped Agency Securities.........................14
Stripped Securities...............................121
Subordinate Securities.............................25
Subsequent Assets..................................16
Superliens.........................................78
Taxable Mortgage Pools.............................89
Terms and Conditions...............................36
thrift institutions...............................106
Tiered REMICs......................................93
Title V............................................81
Title VIII.........................................82
Type IV securities................................142
U.S. Person.......................................108
UCC................................................34
underwriter.......................................137
Unsecured Home Improvement Loans....................2
UST................................................79
VA................................................. 5
VA Guaranty Policy.................................54
Value...............................................5
Warranting Party...................................42

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, SEPTEMBER [ ], 1999

                                  PROSPECTUS

                           ASSET BACKED CERTIFICATES

                              ASSET BACKED NOTES

                             (ISSUABLE IN SERIES)

                             ACE SECURITIES CORP.,

                                   DEPOSITOR

THE TRUST FUNDS:

     Each trust fund will be established to hold assets transferred to it by Ace Securities Corp. The assets in each trust fund will generally consist of one or more of the following:

     o mortgage loans secured by one- to four-family residential properties;

     o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

     o previously issued asset-backed or mortgage-backed securities backed by mortgage loans secured by residential properties or participations in those types of loans.

     The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

     Ace Securities Corp. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The date of this prospectus is September , 1999.

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The primary assets of each trust fund (the "Assets") will include some or all of the following types of assets:

     o single family mortgage loans, which may include Home Equity Loans and Land Sale Contracts (each as defined herein);

     o any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association ("Ginnie Mae"), guaranteed mortgage pass-through securities issued by Fannie Mae ("Fannie Mae") and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") (collectively, "Agency Securities");

     o previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

     o a combination of mortgage loans, Agency Securities and/or Mortgage Securities.

     The mortgage loans will not be guaranteed or insured by ACE Securities Corp. or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan.

     The Assets included in the trust fund for your series may be subject to various types of payment provisions:

     o "Level Payment Assets," which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

     o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

     o "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers' monthly payments during the early period after origination of those Assets;

     o    "Increasing Payment Assets," as described below;

     o "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable thereon;

     o "GEM Assets," which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

     o "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

     o "Step-up Rate Assets" which provide for interest rates that increase over time;

     o    "Balloon Payment Assets;"

     o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to certain limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

     o "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

     An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate a certain number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made thereon by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower's monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

     The Securities (as defined herein) will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

MORTGAGE LOANS

     General

     Each mortgage loan will generally be secured by a lien on a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property"). Single Family Properties are sometimes referred to herein as "Mortgaged Properties." The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

     The Mortgaged Properties may also include:

     o    Apartments owned by cooperative housing corporations
          ("Cooperatives"); and

     o Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

     The  mortgage loans may include:

     o Closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"); and

     o Mortgage loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the borrower promises to pay the amount due thereon to the holder thereof with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

     The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below.

     Loan-to-Value Ratio

     The "Loan-to-Value Ratio" of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

     Mortgage Loan Information in the Prospectus Supplements

     Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the "Cut-off Date");

     o    the type of property securing the mortgage loans;

     o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

     o    the range of maturity dates of the mortgage loans;

     o the range of the Loan-to-Value Ratios at origination of the mortgage loans;

     o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

     o the state or states in which most of the Mortgaged Properties are located;

     o information regarding the prepayment provisions, if any, of the mortgage loans;

     o for mortgage loans with adjustable mortgage rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan;

     o information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

     o the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

     o    the material underwriting standards used for the mortgage loans.

     If specific information respecting the mortgage loans is unknown to the depositor at the time the Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after that initial issuance. The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics thereof that are described in the prospectus supplement.

     The prospectus supplement will specify whether the mortgage loans include Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

     Payment Provisions of the Mortgage Loans

     All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a "Lock-out Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Securities are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See "--Assets" above.

     Revolving Credit Line Loans

     As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or certain balances thereof ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

AGENCY SECURITIES

     The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

     Ginnie Mae

     Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the "Housing Act"), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

     Ginnie Mae Certificates

     Each Ginnie Mae certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

     Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

     The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates thereof, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

     Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due thereon. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

     The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

     Fannie Mae

     Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

     Fannie Mae Certificates

     Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

     Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder's proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

     The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

     Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions thereon will be made by wire, and for a fully registered Fannie Mae certificate, distributions thereon will be made by check.

     The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

     Freddie Mac

     Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests therein which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     Freddie Mac Certificates

     Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the "Freddie Mac Certificate Group"). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

     Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share thereof, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

          (1) foreclosure sale;

          (2) payment of the claim by any mortgage insurer; and

          (3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

     The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Securities. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

     Stripped Agency Securities

     The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates ("Stripped Agency Securities") that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or certain other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

MORTGAGE SECURITIES

     The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans or Agency Securities, or collateralized obligations secured by mortgage loans or Agency Securities. The Mortgage Securities will have been

          (1) issued by an entity other than the depositor or its affiliates;

          (2) acquired in bona fide secondary market transactions from persons other than the issuer thereof or its affiliates; and

          (3) (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate thereof at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

     Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Securities offered hereunder.

     The prospectus supplement for Securities of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms "mortgage loans" include the mortgage loans underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA LOANS AND VA LOANS

     FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

     Mortgage loans that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs) pursuant to Title I of the Housing Act.

     VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

     To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the trustee (a "Pre-Funding Account"). In that case, the depositor will be obligated to sell at a predetermined price - and the trust fund for the related series of Securities will be obligated to purchase - additional Assets (the "Subsequent Assets") from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding Period") after the issuance of the Securities having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the total initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy certain eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, certain conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See "ERISA Considerations--Pre-Funding Accounts" for additional information regarding Pre-Funding Accounts.

     Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Securities in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest on the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

     Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application thereof, only in eligible investments authorized by each applicable rating agency.

ACCOUNTS

     Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described herein and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

CREDIT SUPPORT

     If so provided in the prospectus supplement, partial or full protection against certain defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any of these types of coverage for the Securities of any series, is referred to generally as "credit support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Securities. See "Description of Credit Support."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include certain other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Securities. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide certain information with respect to the borrower under any Cash Flow Agreement.

                               USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for certain expenses incurred in connection with that purchase of Assets and sale of Securities. The depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Security will depend on the price paid by the securityholder, the Interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

INTEREST RATE

     Securities of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Securities or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

     If specified in the prospectus supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a certain period (each, an "Accrual Period"), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Securities entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a "Distribution Date"), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under "--Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Securities may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

     In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Securities, the effect on yield on one or more classes of the Securities of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

     The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

     The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

     If so provided in the prospectus supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or before which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Securities may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of these Securities may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or Contract Rates and maturities of the mortgage loans comprising or underlying those Assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the Assets.

     The prospectus supplement for each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any mortgage loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     Type of Asset

     If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower's financial situation, prevailing mortgage loan interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Securities and may thereby lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

     For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each mortgage loan generally will be qualified on the basis of the mortgage rate in effect at origination. The repayment of any of these mortgage loans may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate. In addition, some mortgage loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

     The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending on the price at which those Securities were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since that excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of those Securities will be reduced and may adversely affect yield to holders thereof, depending on the price at which those Securities were purchased.

     As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional mortgage loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of certain events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Securities.

     In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in certain temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

     The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time the Securities are issued. Any similar feature applicable to any Securities may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Securities.

     Termination

     If specified in the prospectus supplement, a series of Securities may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified therein, on any date on which the total Security Balance of the Securities of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, certain classes of Securities may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

     Defaults

     The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

     Foreclosures

     The number of foreclosures or repossessions and the principal amount of the mortgage loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the Assets and that of the related series of Securities.

     Refinancing

     At the request of a borrower, the servicer may allow the refinancing of a mortgage loan in any trust fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans, including defaulted mortgage loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans.

     Due-on-Sale Clauses

     Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include "due-on-sale clauses" that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

     For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

     ACE Securities Corp., the depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the depositor are located at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211. Its telephone number is (704) 365-0569. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections thereon and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

     All of the shares of capital stock of the depositor are held by Altamont Holdings Corp., a Delaware corporation.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Asset-backed certificates (the "Certificates") of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. If a series of Securities includes Asset-backed notes (the "Notes," and together with the Certificates, the "Securities"), the Notes will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Securities will consist of one or more classes of Securities that may:

     o provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

     o be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

     o be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Strip Securities");

     o provide for distributions of accrued interest thereon which begin only following the occurrence of certain events, that as the retirement of one or more other classes of Securities of that series (collectively, "Accrual Securities");

     o provide for payments of principal as described in the prospectus supplement, from all or only a portion of the Assets in that trust fund, to the extent of available funds, in each case as described in the prospectus supplement; and/or

     o provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component.

     If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Securities.

     Each class of Securities offered by this prospectus and the related prospectus supplement (the "Offered Securities") will be issued in minimum denominations corresponding to the Security Balances or, in the case of certain classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Securities may be registered and those Securities may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the prospectus supplement. See "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

     Distributions on the Securities of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the "Determination Date"). All distributions for each class of Securities on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to securityholders of that final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

          (1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

               (a) all scheduled payments of principal and interest collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a "Due Period " for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

               (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund ("Liquidation Proceeds"), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

               (c) all amounts in the Collection Account that are due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of certain expenses of the related trust fund, and

               (d) all amounts received for a repurchase of an Asset from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

          (2) if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

          (3) all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

          (4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

          (5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

     As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

     The prospectus supplement for a series of Securities will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

     Each class of Securities (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component thereof (the "Interest Rate" in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

     Distributions of interest on the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

     For each class of Securities and each Distribution Date (other than certain classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance thereof immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on certain classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount thereof immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

     The Securities of each series, other than certain classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

     o to the extent of distributions of principal on that Security from time to time and

     o if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

     The  outstanding Security Balance of a Security:

     o may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

     o in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

     If specified in the prospectus supplement, the initial total Security Balance of all classes of Securities of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class thereof will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities in the amounts and in accordance with the priorities specified in the prospectus supplement. Certain classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the prospectus supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "--Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of the component class of Securities. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

     If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Securities entitled thereto as described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Securities will describe the entitlement, if any, of a class of Securities whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Securities has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

     If so provided in the prospectus supplement, the servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the prospectus supplement, the servicer's (or another entity's) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Securities. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled thereto, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Securities of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Securities to the extent that the servicer (or some other entity) determines in good faith that that advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Securities. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

     If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to certain conditions described in the prospectus supplement, in the event of a servicer default.

REPORTS TO SECURITYHOLDERS

     With each distribution to holders of any class of Securities of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement generally setting forth, in each case to the extent applicable and available:

          (1) the amount of that distribution to holders of Securities of that class applied to reduce the Security Balance thereof;

          (2) the amount of that distribution to holders of Securities of that class allocable to Accrued Security Interest;

          (3) the amount of that distribution allocable to Prepayment
     Premiums;

          (4) the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

          (5) the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

          (6) the total principal balance of the Assets at the close of business on that Distribution Date;

          (7) the number and total principal balance of mortgage loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have begun;

          (8) for any mortgage loan liquidated during the related Due Period,
     (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

          (9) with respect to collateral acquired by the trust fund through foreclosure or otherwise (an "REO Property") relating to a mortgage loan and included in the trust fund as of the end of the related Due Period, the date of acquisition;

          (10) for each REO Property relating to a mortgage loan and included in the trust fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related mortgage loan immediately following that Distribution Date (calculated as if that mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

          (11) for any REO Property sold during the related Due Period (a) the total amount of sale proceeds, (b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan and (c) the amount of any loss to securityholders in respect of the related mortgage loan;

          (12) the total Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

          (13) the total amount of principal prepayments made during the related Due Period;

          (14) the amount deposited in the reserve fund, if any, on that Distribution Date;

          (15) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

          (16) the total unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on that Distribution Date;

          (17) in the case of Securities with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

          (18) in the case of Securities with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

          (19) as to any series that includes credit support, the amount of coverage of each instrument of credit support included therein as of the close of business on that Distribution Date;

          (20) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

          (21) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

          (22) the total amount of payments by the borrowers of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations thereunder to enable securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

     The obligations created by the related Agreement for each series of Securities will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and
(2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

     If specified in the prospectus supplement, a series of Securities may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth therein. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Securities (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, certain classes of Securities may be purchased or redeemed in the manner set forth therein at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

     Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party's option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or any other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

     General

     If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Cedelbank ("Cedel") or the Euroclear System ("Euroclear"). Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

     No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "--Definitive Securities." Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Cedel or Euroclear upon instructions from their Participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Cedel or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Cedel and Euroclear.

     Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Cedel or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Cedel and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     DTC

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     Cedel

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Cedel, either directly or indirectly.

     Euroclear

     Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

     Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Cedel and Chase will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

     Beneficial Ownership of Book-Entry Securities

     Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" as that term is used in any Agreement, nor "Noteholders" as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Cedel or Euroclear, as applicable.

     The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Cedel or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, any credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Cedel or Euroclear on that business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Participant of Cedel or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations -- Tax Treatment of Foreign Investors" herein and, if the Book-Entry Securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures
- -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

     Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Cedel or Euroclear will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Cedel or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Cedel or Euroclear may not deliver instructions directly to the European Depositaries.

     Distributions on the Book-Entry Securities will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Securities held through Cedel or Euroclear will be credited to the cash accounts of Participants of Cedel or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- REMICs -- Taxation of Certain Foreign Investors" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

     Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

     Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Cedel or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

     None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Definitive Securities

     Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor, (2) if the depositor, at its option, elects to end the book-entry system through DTC or (3) in accordance with any other provisions described in the prospectus supplement.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

     REMIC Securities, FASIT Securities, Grantor Trust Securities

     Securities representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities"), FASIT Securities (as defined herein), or Grantor Trust Securities (as defined herein) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the "pooling and servicing agreement") among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement.

     Securities That Are Partnership Interests for Tax Purposes and Notes

     Securities that are partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

     A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

     General

     The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an "Agreement"). The prospectus supplement for a series of Securities will describe any provision of the Agreement relating to that series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Securities to be issued thereunder and the nature of the related trust fund. As used herein for any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Securities without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Elizabeth S. Eldridge.

     The servicer or master servicer and the trustee for any series of Securities will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform certain administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

     Assignment of Assets; Repurchases

     At the time of issuance of any series of Securities, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Securities to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

          (1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          (2) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate thereon.

     For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) certain loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

     The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the "Purchase Price") or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

     This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

     Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

     Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect thereto, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

     Representations and Warranties; Repurchases

     To the extent provided in the prospectus supplement the depositor will, for each Asset, assign certain representations and warranties, as of a specified date (the person making those representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

     o the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

     o in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan;

     o    the authority of the Warranting Party to sell the Asset;

     o    the payment status of the Asset;

     o in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

     o the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warranting Party shall be an Asset Seller or an affiliate thereof or any other person acceptable to the depositor and will be identified in the prospectus supplement.

     Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Securities evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

     Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests therein of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Securities, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

     Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

     A servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of that breach to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Securities evidencing not less than 25% of the voting rights or other percentage specified in the prospectus supplement, will constitute an Event of Default under that Agreement. See "Events of Default" and "Rights Upon Event of Default."

     Collection Account and Related Accounts

     General. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be an account or accounts that either:

     o are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

     o are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Securities of that series.

     Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

     Deposits. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

          (1) all payments on account of principal, including principal prepayments, on the Assets;

          (2) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a servicer as its servicing compensation and net of any Retained Interest;

          (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

          (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Securities as described under "Description of Credit Support;"

          (5) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies;"

          (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

          (7) all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect thereof purchased by the depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination;"

          (8) any amounts paid by a servicer to cover certain interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

          (9) to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

          (10) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

          (11) any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

          (12) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

     Withdrawals. A servicer or the trustee may, from time to time, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

          (1) to make distributions to the securityholders on each Distribution Date;

          (2) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

          (3) to reimburse a servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect thereof, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

          (4) to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

          (5) if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

          (6) to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

          (7) if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

          (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

          (9) to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

          (10) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

          (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

          (12) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Considerations--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the prospectus supplement, respectively;

          (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of that mortgage loan or property;

          (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

          (15) to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

          (16) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

          (17) to make any other withdrawals permitted by the related Agreement; and

          (18) to clear and terminate the Collection Account at the termination of the trust fund.

     Other Collection Accounts. If specified in the prospectus supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any of these collection accounts will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under "--Withdrawals" above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

     The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made

     Collection and Other Servicing Procedures. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with (1) the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described herein or under "Description of Credit Support," (2) applicable law and (3) the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

     Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described herein and in any prospectus supplement, and filing and settling claims thereunder; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

     The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due thereon. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and
(2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. The servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Asset.

     Realization Upon Defaulted Assets

     Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

     Any Agreement relating to a trust fund that includes mortgage loans may grant to the servicer and/or the holder or holders of some classes of Securities a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments thereunder are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

     If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

     The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise, if that action is consistent with the Servicing Standard and a default on that mortgage loan has occurred or, in the servicer's judgment, is imminent.

     If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Securities are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

     If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued thereon at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

     If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution thereof to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

     As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery thereunder for defaulted Assets.

     If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution thereof to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

     Hazard Insurance Policies

     Mortgage Loans. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account.

     The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

     Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

     FHA Insurance and VA Guarantees

     FHA loans will be insured by the FHA as authorized under the Housing Act. Certain FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

     The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

     Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     VA loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

     Fidelity Bonds and Errors and Omissions Insurance

     Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as certain criteria set forth in the Agreement are met.

     Due-on-Sale Provisions

     The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

     The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

     Retained Interest; Servicing Compensation and Payment of Expenses

     The prospectus supplement for a series of Securities will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     The servicer's primary servicing compensation for a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Securities evidencing interests in a trust fund that includes mortgage loans may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

     The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including certain expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest thereon at the rate specified therein may be borne by the trust fund.

     If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

     Evidence as to Compliance

     Each Agreement relating to Assets that include mortgage loans, unless otherwise provided in the prospectus supplement, will provide that on or before a specified date in each year, beginning with the first of these dates at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the trustee to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or any other program used by the servicer, the servicing by or on behalf of the servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of those agreements or that program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or any other program, requires it to report.

     Each Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by two officers of the servicer to the effect that the servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Certain Matters Regarding Servicers, the Master Servicer and the
Depositor

     The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

     o The servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

     o Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed thereby, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

     o Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that that indemnification will not extend to any loss, liability or expense (1) specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);
          (2) incurred in connection with any breach of a representation, warranty or covenant made in that Agreement; (3) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of those obligations or duties; (4) incurred in connection with any violation of any state or federal securities law; or (5) imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

     o Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related Agreement.

     Special Servicers

     If and to the extent specified in the prospectus supplement, a special servicer (a "Special servicer") may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform certain specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

     Events of Default under the Agreement

     Events of default under the related Agreement will generally include:

     o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

     o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

     o any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Securities evidencing not less than 25% of the voting rights for that series; and

     o certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

     Rights Upon Event of Default under the Agreements

     So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Securities evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

     The holders of Securities representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Securities affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause (1) under "Events of Default under the Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

     No securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless that holder previously has given to the trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

     The manner of determining the voting rights of a Security or class or classes of Securities will be specified in the Agreement.

     Amendment

     In general, each Agreement may be amended by the parties thereto, without the consent of any securityholders covered by the Agreement, to

          (1) cure any ambiguity or mistake;

          (2) correct, modify or supplement any provision therein that may be inconsistent with any other provision therein or with the prospectus supplement;

          (3) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions thereof; or

          (4) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Securities of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Securities.

     In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected thereby evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Securities as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Securities are outstanding.

     The Trustee

     The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

     Duties of the Trustee

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

     Certain Matters Regarding the Trustee

     The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's (1) enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default, (2) defending or prosecuting any legal action in respect of the related Agreement or series of Securities, (3) being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or (4) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series; provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made therein.

     Resignation and Removal of the Trustee

     The trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the depositor, the servicer, if any, and all securityholders. Upon receiving that notice of resignation, the depositor is required promptly to appoint a successor trustee acceptable to the servicer, if any. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of that notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee ceases to be eligible to continue as a trustee under the related Agreement, or if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the depositor may remove the trustee and appoint a successor trustee acceptable to the master servicer, if any. Securityholders of any series entitled to at least 51% (or any other percentage specified in the prospectus supplement) of the voting rights for that series may at any time remove the trustee without cause and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

     General

     The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to ACE Securities Corp., 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Elizabeth S. Eldridge.

     Events of Default

     Events of default under the indenture for each series of Notes will generally include:

     o a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

     o failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement) after notice thereof is given in accordance with the procedures described in the prospectus supplement;

     o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice thereof is given in accordance with the procedures described in the prospectus supplement;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

     o any other event of default provided with respect to Notes of that series.

     If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

     If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

          (1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

          (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

          (3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

     If so specified in the prospectus supplement, only holders of certain classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

     If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

     To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

     Discharge of Indenture

     The indenture will be discharged for a series of Notes (except for certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

     With certain limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

     Indenture Trustee's Annual Report

     The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

     The Indenture Trustee

     The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time, in which event the depositor will be obligated to appoint a successor trustee for that series. The depositor may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture or if that indenture trustee becomes insolvent. In those circumstances the depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

     The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Securities, credit support may be provided for one or more classes thereof or the related Assets. Credit support may be in the form of:

     o    the subordination of one or more classes of Securities;

     o    letters of credit;

     o    insurance policies;

     o    guarantees;

     o    the establishment of one or more reserve funds; or

     o any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

     Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

     The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of Securities (each, a "Covered Trust"), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

     If credit support is provided for one or more classes of Securities of a series, or the related Assets, the prospectus supplement will include a description of (a) the nature and amount of coverage under that credit support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and (d) the material provisions relating to that credit support. Additionally, the prospectus supplement will set forth certain information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including (1) a brief description of its principal business activities, (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (4) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES

     One or more classes of Securities of a series may be Subordinate Securities if specified in the prospectus supplement. The rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Securities. The subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of mortgage loans before distributions on Subordinate Securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

LIMITED GUARANTEE

     If specified in the prospectus supplement for a series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

     Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein, if specified in the prospectus supplement.

LETTER OF CREDIT

     Alternative credit support for a series of Securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Securities will be set forth in the prospectus supplement relating to that series.

POOL INSURANCE POLICIES

     If specified in the prospectus supplement relating to a series of Securities, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

     A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth therein. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

BORROWER BANKRUPTCY BOND

     Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Securities will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Securities of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Securities of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of Securities, deficiencies in amounts otherwise payable on those Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Securities.

     Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

     Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

     If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, for the Assets or groups thereof, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group thereof, over the principal balance of the related class or classes of Securities. This acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family residential properties. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans. See "Description of The Trust Funds--FHA Loans and VA Loans," "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees" and "Description of the Trust Funds--Assets."

GENERAL

     All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a borrower (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "borrower" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

     Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

     In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, that instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by that lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor, the Asset Seller or other entity specified in the prospectus supplement will make certain representations and warranties in the Agreement or certain representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate. Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

     If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure--Cooperative Loans" below.

LAND SALE CONTRACTS

     Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "contract lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

     In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

     General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures for the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

     Judicial Foreclosure

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.

     In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

     In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Public Sale

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

     Rights of Redemption

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming party must pay certain costs of that action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. For a series of Securities for which an election is made to qualify the trust fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

     Cooperative Loans

     The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in a building so converted.

     Year 2000 Legislation

     In July 1999, a new federal law was passed to limit liability for losses due to year 2000 computer-related errors. This law will, among other things, protect borrowers from foreclosure if their residential mortgage loans become delinquent because an actual year 2000 failure results in inability to accurately or timely process their mortgage payments.

     This law is not intended to extinguish or otherwise affect a borrower's payment obligations but will instead delay the enforcement of obligations on an otherwise defaulted mortgage loan. Borrowers seeking foreclosure protection under this law must provide timely written notice and documentation of that failure to the servicer. Absent an extension from the lender, borrowers will then have four weeks to make up late payments on their loans. This law will not apply to mortgage loans for which a default occurs before December 15, 1999, or for which an imminent default is foreseeable before that date. This law will also not protect borrowers who deliver notice of a year 2000 failure after March 15, 2000. Mortgage loans that remain in default after the applicable grace period will be subject to foreclosure or other enforcement.

     This law could delay the ability of a servicer to foreclose on some mortgage loans during the first quarter of the year 2000. These delays could affect the distributions on your Securities.

JUNIOR MORTGAGES

     Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" above.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

     If a mortgage loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted these modifications when the mortgage loan is secured both by the debtor's principal residence and by personal property.

     Certain tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL CONSIDERATIONS

     A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens ("Superliens"). In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

     Although certain provisions of the Asset Conservation Act (as defined herein) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

     The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence these decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

     Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

     On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

     If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

DUE-ON-SALE CLAUSES

     The mortgage loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES

     Under some state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if those loans are paid before maturity. For Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed for many of the mortgage loans. The absence of a restraint on prepayment, particularly for fixed rate mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirement of those loans.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

     o The borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

     o Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

     o If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations will not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state's usury law would not apply to those mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or
(2) the mortgage loan provides that the terms thereof will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Securities, and would not be covered by advances. These shortfalls will be covered by the credit support provided in connection with the Securities only to the extent provided in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                  MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion represents the opinion of Brown & Wood LLP as to the material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Securities are issued. This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively.

     In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Considerations." The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

     The following discussion addresses securities of five general types:

     o REMIC Securities representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code;

     o securities ("FASIT Securities") representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a financial asset securitization investment trust ("FASIT") under Sections 860H through 860L (the "FASIT Provisions") of the Code;

     o securities ("Grantor Trust Securities") representing interests in a trust fund (a "Grantor Trust Fund") as to which no election will be made;

     o securities ("Partnership Securities") representing interests in a trust fund (a "Partnership Trust Fund") which is treated as a partnership for federal income tax purposes; and

     o securities ("Debt Securities") representing indebtedness of a Partnership Trust Fund for federal income tax purposes.

     The prospectus supplement for each series of Securities will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related trust fund, will identify all "regular interests" and "residual interests" in the REMIC or, if a FASIT election will be made for the related trust fund, will identify all "regular interests" and "ownership interests" in the FASIT. For purposes of this tax discussion, (1) references to a "securityholder" or a "holder" are to the beneficial owner of a Security, (2) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made and (3) to the extent specified in the prospectus supplement, references to "mortgage loans" include Contracts. Except to the extent specified in the prospectus supplement, no REMIC election will be made for Unsecured Home Improvement Loans.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"), and in part upon the FASIT Provisions. Although the FASIT Provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance have been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the holders of FASIT Securities. In addition, the OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

     Taxable Mortgage Pools

     Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT (as defined herein) will be considered a Taxable Mortgage Pool if (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations consist of "real estate mortgages," (2) that entity is the borrower under debt obligations with two or more maturities, and (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

     Classification of REMICs

     For each series of REMIC Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Brown & Wood LLP, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

          (1) in exchange for any qualified mortgage within a three-month period thereafter; or

          (2) in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes:

          (1) a mortgage in default or as to which default is reasonably foreseeable;

          (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

          (3) a mortgage that was fraudulently procured by the borrower; and

          (4) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

     o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

     o A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

     An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Brown & Wood LLP, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities for that series will constitute a single class of residual interests for each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, none of these regulations have been issued. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement for each REMIC Pool will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be terminated.

     Characterization of Investments in REMIC Securities

     In the opinion of Brown & Wood LLP, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

     If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of those assets constituting "loans . . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid thereon (the "Buydown Funds"). No opinion is expressed as to the treatment of those Buydown Funds because the law is unclear as to whether the Buydown Funds represent an account held by the lender that reduces the lender's investment in the mortgage loan. This reduction of a holder's investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a "domestic building and loan association." Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that the Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, in the opinion of Brown & Wood LLP, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein.

     The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures

     For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these series of REMIC Securities, Brown & Wood LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     Taxation of Owners of Regular Securities

(1)  General

     In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "Regular Securityholder"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by that Regular Securityholder.

(2)  Original Issue Discount

     Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Section 1271 through 1273 and 1275 and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent that those issues are not addressed in the regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount for the Regular Securities.

     Each Regular Security (except to the extent described below for a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a securityholder or by random lot (a "Non-Pro Rata Security")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period before the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first Distribution Date.

     The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest for a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest for the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption for a series of Regular Securities will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

          (1)  the sum of:

               (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period and

               (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

          (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

          (1) the yield to maturity of the Regular Security at the issue date;

          (2) events (including actual prepayments) that have occurred before the end of the accrual period; and

          (3) the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the total amount of original issue discount for the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

     In the case of a Non-Pro Rata Security, it is anticipated that the trustee will determine the yield to maturity of that Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount for the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the Security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining Security of that Class will be adjusted by reducing the present value of the remaining payments on that Class and the adjusted issue price of that Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

(3)  Acquisition Premium

     A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

(4)  Variable Rate Regular Securities

     Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest for Regular Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Security (1) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or the product of that rate and a positive or a negative multiple (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount for a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat that variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class or a Class bearing interest at a rate equal to the weighted average of the net rates on the mortgage loans, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

(5)  Market Discount

     A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that Regular Security as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of.

     As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

     Market discount for a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of that Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

     Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of the Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)  Amortizable Premium

     A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds that Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Amortizable premium on a Regular Security that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the securityholder's acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (1) the original principal amount and maturity date or (2) the price and date of any succeeding optional redemption, under the principles described above.

(7)  Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

(8)  Treatment of Losses

     Regular Securityholders will be required to report income for Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, non-corporate Regular Securityholders should be allowed a bad debt deduction at the time the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount that would be deductible only against future positive original issue discount or otherwise upon termination of the Class.

     Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

(9)  Sale or Exchange of Regular Securities

     If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

     Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). That gain will be treated as ordinary income

          (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

          (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

          (3) to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on that Regular Security were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that Regular Security.

In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of those taxpayers (39.6%) for property held for more than one year. Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

     Taxation of Owners of Residual Securities

(1)  Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

          (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          (2) all bad loans will be deductible as business bad debts; and

          (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that those Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made.

     Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

     A portion of the income of a Residual Holder may be treated unfavorably in three contexts:

          (1) it may not be offset by current or net operating loss deductions;

          (2) it will be considered unrelated business taxable income to tax-exempt entities; and

          (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by those Residual Holders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)  Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom the loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in some respects, the recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)  Treatment of Certain Items of REMIC Income and Expense

     Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)  Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of
(1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of the Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except for Residual Securities continuously held by a thrift institution since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have those rules apply only to taxable years beginning after August 20, 1996.

(5)  Tax-Related Restrictions on Transfer of Residual Securities

     Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

     o "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
          Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

     o "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     The pooling and servicing agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related pooling and servicing agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The pooling and servicing agreement for each series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations."

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity treated as a partnership or as a corporation created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

(6)  Sale or Exchange of a Residual Security

     Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of the Residual Holder in the Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds that adjusted basis on that Distribution Date. That income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)  Mark to Market Regulations

     On December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.

     Taxes That May Be Imposed on the REMIC Pool

(1)  Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

          (1) the disposition of a qualified mortgages other than for

               (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

               (b) foreclosure, default, or imminent default of a qualified mortgage;

               (c) bankruptcy or insolvency of the REMIC Pool; or

               (d) a qualified (complete) liquidation;

          (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

          (3) the receipt of compensation for services; or

          (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)  Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a Residual Holder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call, and (5) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3)  Net Income from Foreclosure Property

     The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

(4)  Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

(5)  Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

(6)  Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

     In general, the allocable portion will be determined based on the ratio that a REMIC securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities for a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the Interest Rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

     Taxation of Certain Foreign Investors

(1)  Regular Securities

     Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The Internal Revenue Service recently issued final regulations (the "New Regulations") that would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective for payments made after December 31, 2000. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

(2)  Residual Securities

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (1) the mortgage loans were issued after July 18, 1984, and (2) the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163
(f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)  Backup Withholding

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or that Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

(4)  Reporting Requirements

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 for a particular series of Regular Securities. Holders through nominees must request the information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to those holders. Furthermore, under these regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

     Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

     Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

FASITS

     Classification of FASITs

     For each series of FASIT Securities, assuming compliance with all provisions of the related pooling and servicing agreement, in the opinion of Brown & Wood LLP, the related trust fund (or each applicable portion thereof) will qualify as a FASIT. The trust fund will qualify under the Code as a FASIT in which FASIT regular securities (the "FASIT Regular Securities") and the ownership interest security (the "FASIT Ownership Security") will constitute the "regular interests" and the "ownership interest," respectively, if

          (1) a FASIT election is in effect;

          (2) certain tests concerning

               (a) the composition of the FASIT's assets and

               (b) the nature of the securityholders' interests in the FASIT are met on a continuing basis; and

          (1) the trust fund is not a regulated investment company as defined in Section 851(a) of the Code.

A segregated pool of assets may also qualify as a FASIT.

(1)  Asset Composition

     In order for the trust fund to be eligible for FASIT status, substantially all of the assets of the trust fund must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter. Permitted assets include:

          (1) cash or cash equivalents;

          (2) debt instruments with fixed terms that would qualify as regular interests if issued by a REMIC as defined in Section 860D of the Code (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate);

          (3) foreclosure property;

          (4) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests;

          (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments;

          (6) FASIT regular interests; and

          (7) REMIC regular interests.

     Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder. A debt instrument is a permitted asset only if the instrument is indebtedness for federal income tax purposes, including regular interests in a REMIC or regular interests issued by another FASIT and it bears (1) fixed interest or
(2) variable interest of a type that relates to qualified variable rate debt (as defined in Treasury regulations prescribed under section 860G(a)(1)(B)). Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the depositor had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur.

(2)  Interests in a FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following:

          (1) one or more classes of regular interests or

          (2) a single class of ownership interest that is held by an Eligible Corporation (as defined herein).

     FASIT regular interests generally will be treated as debt for federal income tax purposes. FASIT ownership interests generally will not treated as debt for federal income tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related FASIT. The prospectus supplement for each Series of securities will indicate which securities of such Series will be designated as regular interests, and which, if any, will be designated as ownership interests.

     A FASIT interest generally qualifies as a regular interest if:

          (1) it is designated as a regular interest;

          (2) it has a stated maturity no greater than thirty years;

          (3) it entitles its holder to a specified principal amount;

          (4) the issue price of the interest does not exceed 125% of its stated principal amount;

          (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%; and

          (6) if it pays interest, such interest is payable at either:

               (a) a fixed rate with respect to the principal amount of the regular interest or

               (b) a permissible variable rate with respect to such principal amount.

(a) Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). Interest will be considered to be based on a permissible variable rate if generally:

          (1) such interest is unconditionally payable at least annually;

          (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          (3) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such FASIT regular interest.

     If an interest in a FASIT fails to meet one or more of the requirements set out in clauses (3), (4), or (5) in the immediately preceding paragraph, but otherwise meets all requirements to be treated as a FASIT, it may still qualify as a type of regular interest known as a "high-yield interest." In addition, if an interest in a FASIT fails to meet the requirement of clause
(6), but the interest payable on the interest consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the interest will also qualify as a high-yield interest.

     See "--Taxation of Owners of FASIT Regular Securities," "--Taxation of Owners of High-Yield Interests" and "--Taxation of FASIT Ownership Securities" below.

(3)  Consequences of Disqualification

     If the trust fund fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that it's FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and interests therein for U.S. federal income tax purposes is uncertain. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

     Taxation of Owners of FASIT Regular Securities

(1)  General

     Payments received by holders of FASIT Regular Securities generally will be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on such security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment.

(2)  Original Issue Discount; Market Discount; Acquisition Premium

     FASIT Regular Securities issued with original issue discount or acquired with market discount or acquisition premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "--REMICs - Taxation of Owners of Regular Securities" above.

(3)  Sale or Exchange

     If the FASIT Regular Securities are sold, the holder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "--REMICs--Taxation of Owners of Regular
Securities--Sale or Exchange of Regular Securities."

     Taxation of Owners of High-Yield Interests

(1)  General

     The treatment of high-yield interests is intended to ensure that the return on instruments issued by a FASIT yielding an equity-like return continues to have a corporate level tax. High-yield interests are subject to special rules regarding the eligibility of holders of such interest, and the ability of such holders to offset income derived from their FASIT Security with losses.

     High-yield interests may only be held by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory.

     o An "Eligible Corporation" is a taxable domestic C corporation that does not qualify as a regulated investment company, a real estate investment trust, a REMIC, or a cooperative.

     o A "Disqualified Holder" is any holder other than (1) an Eligible Corporation, or (2) a dealer who acquires FASIT debt for resale to customers in the ordinary course of business.

     If a securities dealer (other than an Eligible Corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to Disqualified Holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

(2)  Treatment of Losses

     The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT Provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Interest and that have the same features as high-yield interests.

     Taxation of FASIT Ownership Security

(1)  General

     A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, a holder of a FASIT Ownership Security is subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of high-yield interest. See "--Taxation of Owners of High-Yield Interests" above.

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Security. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holders of the related FASIT Ownership Security was required to be marked-to-market under Section 475 of the Code by such holder, then Section 475 of the Code will continue to apply to such securities, except that the amount realized under the mark-to-market rules or the securities' value after applying special valuation rules contained in the FASIT Provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semi-annually.

(2)  Prohibited Transaction

     The holder of a FASIT Ownership Security is required to pay a penalty excise tax equal to 100 percent of net income derived from:

          (1) an asset that is not a permitted asset;

          (2) any disposition of an asset other than a permitted disposition;

          (3) any income attributable to loans originated by the FASIT; and

          (4) compensation for services (other than fees for a waiver, amendment, or consent under permitted assets not acquired through foreclosure).

A permitted disposition is any disposition of any permitted asset:

          (1) arising from complete liquidation of a class of regular interest (i.e., a qualified liquidation);

          (2) incident to the foreclosure, default (or imminent default) on an asset of the asset;

          (3) incident to the bankruptcy or insolvency of the FASIT;

          (4) necessary to avoid a default on any indebtedness of the a FASIT attributable to a default (or imminent default) on an asset of the FASIT;

          (5) to facilitate a clean-up call;

          (6) to substitute a permitted debt instrument for another such instrument; or

          (7) in order to reduce over-collateralization where a principal purposes of the disposition was not to avoid recognition of gain arising from an increase in its market value after its acquisition by the FASIT.

Notwithstanding this rule, the holder of an Ownership Security may currently deduct its losses incurred in prohibited transactions in computing its taxable income for the year of the loss. A Series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transactions tax.

(3)  Backup Withholding, Reporting and Tax Administration

     Holders of FASIT Securities will be subject to backup withholding to the same extent as holders of REMIC Securities. In addition, for purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities. See "--REMICs" above.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds

     For each series of Grantor Trust Securities, assuming compliance with all provisions of the related Agreement, in the opinion of Brown & Wood LLP, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

STANDARD SECURITIES

     General

     Where there is no Retained Interest or "excess" servicing for the mortgage loans underlying the Securities of a series, and where these Securities are not designated as "Stripped Securities," the holder of each Security of that series (referred to herein as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with that securityholder's method of accounting. A securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to the Grantor Trust Fund.

     However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that those deductions, in total, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Securities, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Standard Securities with respect to interest at the Interest Rate or as discount income on the Standard Securities. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest for the mortgage loans underlying a series of Securities the transaction will be subject to the application of the "stripped bond" rules of the Code as described below under "--Stripped Securities." Where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped coupon" rules of the Code, as described below under "--Recharacterization of Servicing Fees."

     Holders of Standard Securities, particularly any class of a series that are Subordinate Securities, may incur losses of interest or principal with respect to the mortgage loans. Those losses would be deductible generally only as described above under "--REMICs--Taxation of Owners of Regular Securities--Treatment of Losses," except that securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

(1)  Tax Status

     For a series, in the opinion of Brown & Wood LLP, a Standard Security owned by a:

     o    "domestic building and loan association" within the meaning of Code
          Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

     o real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

     o REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for that treatment must be reduced by the amount of the Buydown Mortgage Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, securityholders are urged to consult their own tax advisors concerning the effects of those arrangements on the characterization of the securityholder's investment for federal income tax purposes.

(2)  Premium and Discount

     The depositor recommends that securityholders consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities Premium."

     Original Issue Discount. The original issue discount rules of Code
Section 1271 through 1275 will be applicable to a securityholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. The rules allowing for the amortization of premium are available for mortgage loans originated after September 27, 1985. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under some circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. No prepayment assumption will be assumed for purposes of that accrual except as set forth in the prospectus supplement. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if those mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. No prepayment assumption will be assumed for purposes of that accrual except as set forth in the prospectus supplement.

(3)  Recharacterization of Servicing Fees

     If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, that recharacterization should not have any significant effect upon the timing or amount of income reported by a securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

(4)  Sale or Exchange of Standard Securities

     Upon sale or exchange of a Standard Securities, a securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its total adjusted basis in the mortgage loans and other assets represented by the Security. In general, the total adjusted basis will equal the securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported for the Standard Security and decreased by the amount of any losses previously reported for the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), the gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations currently is the same for both ordinary income and capital gains.

STRIPPED SECURITIES

     General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" for principal payments and "stripped coupons" for interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." In the opinion of Brown & Wood LLP, the Securities will be subject to those rules if:

     o the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities--Recharacterization of Servicing Fees" above); and

     o a Class of Securities are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" for its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" for its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to securityholders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to those Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in some respects, particularly where Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Brown & Wood LLP,
(1) the Grantor Trust Fund will be treated as a grantor trust under subpart E,
Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations for Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be totaled and treated as though they were made on a single debt instrument. The pooling and servicing agreement will require that the trustee make and report all computations described below using the approach described in this paragraph, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of that Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of that Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount for the Stripped Security was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. That market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in that computation.

     The holder of a Stripped Security will be treated as owning an interest in each of the mortgage loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the mortgage loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

     A holder of a Stripped Security, particularly any Stripped Security that is a Subordinate Security, may deduct losses incurred for the Stripped Security as described above under "--Standard Securities General."

     Status of Stripped Securities

     No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Brown & Wood LLP, except for a trust fund consisting of Unsecured Home Improvement Loans, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code
Section 856(c)(4)(A), "obligation [ s ] . . . principally secured by an interest in real property which is . . . . residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment. The application of those Code provisions to Buydown Mortgage Loans is uncertain. See "--Standard Securities--Tax Status" above.

     Taxation of Stripped Securities

     Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount for a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be before the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs-- Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the total amount of the payments to be made on the Stripped Security to that securityholder, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of that original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Security to recognize a loss (which may be a capital loss) equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that these interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the securityholder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a securityholder other than an original securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes those Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the securityholder may be treated as the owner of

          (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan;

          (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

          (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that a Stripped Security, or Classes of Stripped Securities, represents the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

     Reporting Requirements and Backup Withholding

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each securityholder at any time during that year, information (prepared on the basis described above) necessary to enable the securityholder to prepare its federal income tax returns. This information will include the amount of original issue discount accrued on Securities held by persons other than securityholders exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a securityholder, other than an original securityholder who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each Class of Stripped Securities except as set forth in the prospectus supplement. The trustee will also file the original issue discount information with the Internal Revenue Service. If a securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

     Taxation of Certain Foreign Investors

     To the extent that a Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or any applicable lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the securityholder on the sale or exchange of that Security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

PARTNERSHIP TRUST FUNDS

     Classification of Partnership Trust Funds

     For each series of Partnership Securities or Debt Securities, Brown & Wood LLP will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     Characterization of Investments in Partnership Securities and Debt
Securities

     For federal income tax purposes, (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residual real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.

     Taxation of Debt Securityholders

     The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Brown & Wood LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of those Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

     Taxation of Owners of Partnership Securities

(1)  Treatment of the Partnership Trust Fund as a Partnership

     If specified in the prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have some features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. This characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

(2)  Partnership Taxation

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreement and related documents). The Agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of:

          (1) the interest that accrues on the Partnership Securities in accordance with their terms for that Due Period, including interest accruing at the applicable Interest Rate for that Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

          (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

          (3) any other amounts of income payable to the securityholders for that Due Period.

     This allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated income equal to the entire Interest Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay those taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization for each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to securityholders on a total basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the Internal Revenue Service were to require that these calculations be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on securityholders.

(3)  Discount and Premium

     It is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on a total basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.)

     If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include that discount in income currently as it accrues over the life of the mortgage loans or to offset that premium against interest income on the mortgage loans. As indicated above, a portion of that market discount income or premium deduction may be allocated to securityholders.

(4)  Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If that termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when the constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

(5)  Disposition of Securities

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to that Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single total adjusted tax basis in those Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of that total tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of an Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to those special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize a total amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the total cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

(6)  Allocations Between Transferors and Transferees

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of that Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

(7)  Section 731 Distributions

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder to the extent that the amount of any money distributed for that Security exceeds the adjusted basis of that securityholder's interest in the Security. To the extent that the amount of money distributed exceeds that securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

(8)  Section 754 Election

     If a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. To avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

(9)  Administrative Matters

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return (Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the Internal Revenue Service on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and these nominees will be required to forward that information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all those inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of that person, (b) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (c) certain information on Partnership Securities that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the securityholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

(10) Tax Consequences to Foreign Securityholders

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for those purposes, the Partnership Trust Fund will withhold as if it were so engaged to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the Non-U.S. Person securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on Form W-8, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each Non-U.S. Person holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the Partnership Trust Fund on Form W-8 to assure appropriate crediting of the taxes withheld. A Non-U.S. Person holder generally would be entitled to file with the Internal Revenue Service a claim for refund for taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a securityholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld for the guaranteed payments.

(11) Backup Withholding

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 31% if, in general, the securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

CONSEQUENCES FOR PARTICULAR INVESTORS

     The federal tax discussions above may not be applicable depending on a securityholder's particular tax situation. The depositor recommends that prospective purchasers consult their tax advisors for the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, FASIT Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors for the various tax consequences of investments in the Securities offered hereunder.

                             ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans in connection with the investment of Plan assets. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in Securities may cause the mortgage loans, Agency Securities, Mortgage Securities and other assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both an equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice for those assets for a fee, is a fiduciary of the investing Plan. If the mortgage loans, Agency Securities, Mortgage Securities and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code for the investing Plan. In addition, if the mortgage loans, Agency Securities, Mortgage Securities and other assets included in a trust fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     The DOL issued an individual exemption (the "Exemption"), to DBSI that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an underwriter, that (1) represent a beneficial ownership interest in the assets of a trust fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in a REMIC, provided that certain conditions set forth in the Exemption are satisfied.

     For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBSI, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities.

     The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder:

          (1) The acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

          (2) The Exemption only applies to Securities evidencing rights and interests not subordinated to the rights and interests evidenced by the other Securities of the same series.

          (3) The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch").

          (4) The trustee cannot be an affiliate of any member of the "Restricted Group," which consists of the underwriter, the depositor, the trustee, the master servicer, any servicer, any insurer and any obligor on Assets constituting more than 5% of the total unamortized principal balance of the Assets in the related trust fund as of the date of initial issuance of the Securities.

          (5) The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the Assets to the related trust fund must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith.

          (6) The investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     In addition, the trust fund must meet the following requirements: (1) the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in those other investment pools must have been rated in one of the three highest generic rating categories by S&P, Moody's, DCR, or Fitch for at least one year before the Plan's acquisition of the securities; and (3) securities evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year before any Plan's acquisition of the Securities.

     A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied for that Security. However, to the extent Securities are subordinate, the Exemption will not apply to an investment by a Plan. In addition, any Securities representing a beneficial ownership interest in Revolving Credit Line Loans will not satisfy the general conditions of the Exemption.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with

          (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Assets or (b) an affiliate of that person;

          (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan; and

          (3) the holding of Securities by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

     To the extent the Securities are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those Securities ("Non-Equity Securities") would not cause the assets included in a related trust fund to be deemed Plan assets. However, the depositor, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or underwriter has investment authority for those assets.

     In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of that investment.

     Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

     The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that this investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

PRE-FUNDING ACCOUNTS

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows Assets supporting payments to securityholders, and having a value equal to no more than 25% of the total initial Security Balance of the related Securities, to be transferred to the trust fund within the Pre-Funding Period, instead of requiring that all the Assets be either identified or transferred on or before the Closing Date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered (the "Pre-Funding Limit") must not exceed 25%.

          (2) All Subsequent Assets must meet the same terms and conditions for eligibility as the original Assets used to create the trust fund, which terms and conditions have been approved by at least one rating agency.

          (3) The transfer of the Subsequent Assets to the trust fund during the Pre-Funding Period must not result in the Securities that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the trust fund.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Assets in the trust fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Assets transferred to the trust fund on the Closing Date.

          (5) In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original Assets that were transferred to the trust fund,

          o the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the Securities, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or pooling and servicing agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the Assets transferred to the trust fund as of the Closing Date.

          (6) The Pre-Funding Period must end no later than three months or 90 days after the Closing Date (or earlier in certain circumstances) if the Pre-Funding Account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

          (7) Amounts transferred to the Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in certain permitted investments Permitted Investments.

          (8) The prospectus or prospectus supplement must describe:

          o the Pre-Funding Account and/or Capitalized Interest Account used in connection with the Pre-Funding Account;

          o    the duration of the Pre-Funding Period;

          o the percentage and/or dollar amount of the Pre-Funding Limit for the trust fund; and

          o that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal.

          (9) The Agreement must prescribe the permitted investments for the Pre-Funding Account and/or Capitalized Interest Account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

                               LEGAL INVESTMENT

     Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. The prospectus supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of Offered Securities that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by certain types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

     Those classes of Offered Securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss.1.5), certain "Type IV securities," defined in 12 C.F.R. ss.1.2(l) to include certain "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss.703.140.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and set forth certain investment practices deemed to be unsuitable for regulated institutions.

     If specified in the prospectus supplement, other classes of Offered Securities offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Securities, may be subject to significant interpretive uncertainties.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Securities, as certain classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and with regard to any Offered Securities issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of certain classes of Offered Securities as "mortgage related securities," no representation is made as to the proper characterization of the Offered Securities for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHODS OF DISTRIBUTION

     The Securities offered hereby and by the supplements to this prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. ("DBSI") acting as underwriter with other underwriters, if any, named therein. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Securities, underwriters may receive compensation from the depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

     Alternatively, the prospectus supplement may specify that the Securities will be distributed by DBSI acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If DBSI acts as agent in the sale of Securities, DBSI will receive a selling commission for each series of Securities, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the prospectus supplement. To the extent that DBSI elects to purchase Securities as principal, DBSI may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Securities of that series.

     The depositor will indemnify DBSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBSI and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, DBSI and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of those mortgage loans or interests therein, including the Securities.

     The depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. securityholders should consult with their legal advisors in this regard before any reoffer or sale of Securities.

     As to each series of Securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                            ADDITIONAL INFORMATION

     The Depositor has filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the Securities (the "Registration Statement"). This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices in the following locations:

     o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and

     o New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048.

Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Commission also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae's prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

     Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Securities issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

                                 LEGAL MATTERS

     Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Securities of a series, will be passed upon for the depositor by Brown & Wood LLP, Washington, D.C.

                             FINANCIAL INFORMATION

     A new trust fund will be formed for each series of Securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Securities. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

                                    RATING

     As a condition to the issuance of any class of Offered Securities, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

     Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF DEFINED TERMS

1986 Act...........................................82
1998 Policy Statement.............................132
Accrual Period.....................................14
Accrual Securities.................................21
Accrued Security Interest..........................24
Adjustable Rate Assets..............................2
Agency Securities...................................2
Agreement..........................................35
ARM Loans...........................................5
Asset Conservation Act.............................73
Asset Group........................................21
Asset Seller........................................2
Assets..............................................2
Available Distribution Amount......................22
Balloon Payment Assets..............................3
Bankruptcy Code....................................70
Beneficial Owner...................................30
Bi-weekly Assets....................................3
Book-Entry Securities..............................21
borrower...........................................62
Buy Down Assets.....................................2
Buydown Funds......................................81
Buydown Mortgage Loans.............................18
Buydown Period.....................................18
Capitalized Interest Account.......................13
Cash Flow Agreement................................14
Cedel..............................................30
CERCLA.............................................71
Certificates.......................................21
Charter Act.........................................8
Code...............................................77
Collection Account.................................39
Commission..........................................5
contract borrower..................................64
contract lender....................................64
Convertible Assets..................................3
Cooperative........................................63
Cooperative Corporation............................31
Cooperative Loans..................................63
Cooperatives........................................4
Covered Trust......................................58
CPR................................................17
credit support.....................................13
Crime Control Act..................................76
Cut-off Date........................................5
DBSI..............................................133
DCR...............................................127
Debt Securities....................................77
defective obligation...............................79
Definitive Securities..............................21
Determination Date.................................22
Disqualified Holder...............................108
Disqualified Organization..........................96
Distribution Date..................................15
DOL...............................................125
DTC................................................30
Due Period.........................................22
EDGAR.............................................134
Eligible Corporation..............................107
ERISA.............................................125
Euroclear..........................................30
Euroclear Operator.................................31
European Depositaries..............................32
excess servicing..................................112
Exchange Act.......................................30
Excluded Plan.....................................127
Exemption.........................................126
Fannie Mae..........................................2
FASIT..............................................77
FASIT Ownership Security..........................104
FASIT Provisions...................................77
FASIT Regular Securities..........................104
FASIT Securities...................................77
FDIC...............................................39
FFIEC.............................................132
FHA.................................................4
Financial Intermediary.............................32
Fitch.............................................127
Freddie Mac.........................................2
Freddie Mac Act.....................................9
Freddie Mac Certificate Group......................10
Garn-St. Germain Act...............................73
GEM Assets..........................................2
Ginnie Mae..........................................2
GPM Assets..........................................3
Grantor Trust Fund.................................77
Grantor Trust Securities...........................77
Home Equity Loans...................................4
Housing Act.........................................7
HUD................................................47
Increasing Payment Asset............................3
Indirect Participants..............................30
Insurance Proceeds.................................22
Interest Rate......................................23
Interest Reduction Assets...........................2
land sale contract.................................64
Land Sale Contracts.................................4
Level Payment Assets................................2
Liquidation Proceeds...............................22
Loan-to-Value Ratio.................................4
Lock-out Date.......................................6
Lock-out Period.....................................6
Mark to Market Regulations.........................99
Mortgage Securities.................................2
Mortgaged Properties................................4
Mortgages...........................................4
NCUA..............................................131
new partnership...................................121
New Regulations...................................102
Non-Equity Securities.............................128
Non-Pro Rata Security..............................83
Nonrecoverable Advance.............................26
Non-U.S. Person...................................102
Notes..............................................21
OCC...............................................131
Offered Securities.................................21
OID Regulations................................78, 82
old partnership...................................121
Participants.......................................30
Parties in Interest...............................125
Partnership Securities.............................77
Partnership Trust Fund.............................77
Pass-Through Entity................................96
PCBs...............................................71
Permitted Investments..............................39
Plans.............................................125
pooling and servicing agreement....................35
Pre-Funded Amount..................................12
Pre-Funding Account................................12
Pre-Funding Limit.................................129
Pre-Funding Period.................................12
prepayment.........................................16
Prepayment Assumption..............................84
PTCE..............................................128
Purchase Price.....................................37
RCRA...............................................72
Record Date........................................22
Refinance Loans.....................................4
Registration Statement............................134
Regular Securities.................................78
Regular Securityholder.............................82
Related Proceeds...................................26
Relevant Depositary................................32
Relief Act.........................................76
REMIC..............................................77
REMIC Pool.........................................78
REMIC Provisions...................................77
REMIC Regulations..................................78
REMIC Securities...................................35
REO Property.......................................27
Residual Holders...................................91
Residual Securities................................78
Restricted Group..................................127
Retained Interest..................................49
Revolving Credit Line Loans.........................6
RICO...............................................76
Rules..............................................32
S&P...............................................127
SBJPA of 1996......................................81
secured-creditor exemption.........................72
Securities.........................................21
Security Balance...................................24
Senior Securities..................................21
Servicemen's Readjustment Act......................12
Servicing Standard.................................43
Single Family Property..............................4
SMMEA.............................................131
SPA................................................17
Special servicer...................................51
Standard Securities...............................110
Startup Day........................................78
Step-up Rate Assets.................................3
Strip Securities...................................21
Stripped Agency Securities.........................11
Stripped Securities...............................110
Subordinate Securities.............................21
Subsequent Assets..................................12
Superliens.........................................71
super-premium......................................83
Taxable Mortgage Pools.............................78
Terms and Conditions...............................31
thrift institutions................................95
Tiered REMICs......................................82
Title V............................................75
Title VIII.........................................75
U.S. Person........................................98
UCC................................................30
UST................................................72
VA .................................................4
VA Guaranty Policy.................................48
Value...............................................4
Warranting Party...................................37
Yield Considerations...............................24







                                    ** PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC Registration Fee...............................................   $834,000
Trustee's Fees and Expenses (including counsel fees)...............    250,000
Printing and Engraving Costs.......................................    450,000
Rating Agency Fees.................................................  2,000,000
Legal Fees and Expenses............................................  1,000,000
Blue Sky Fees and Expenses.........................................    100,000
Accounting Fees and Expenses.......................................    350,000
Miscellaneous......................................................    500,000
                                                                   -----------
   Total........................................................... $5,484,000


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are made, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

         The By-laws of the Registrant provide for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

         The Pooling and Servicing Agreement or Indenture for each series of Securities will provide either that the Registrant and the partners, directors, officers, employees and agents of the Registrant, or that the Servicer or Master Servicer and the partners, directors, officers, employees and agents of the Servicer or Master Servicer, will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement, Indenture or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

         The Underwriting Agreement for each series of Securities will generally provide that each underwriter will indemnify the Registrant, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Registrant within the meaning of either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against claims, damages, or liability, to which the Registrant may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact furnished by the underwriter for the preparation of a prospectus, or included in any computational materials, term sheets or similar documents delivered to prospective investors by the underwriter (other than any such untrue statement that is based on materials previously provided to the underwriter by the Registrant).

ITEM 16. EXHIBITS.

           1.1(1)     Form of Underwriting Agreement

           4.1        Form of Trust Agreement

           4.2(1)     Form of Pooling and Servicing Agreement

           4.3(1)     Form of Indenture

           5.1 Opinion of Brown & Wood LLP as to legality (including consent of such firm)

           8.1 Opinion of Brown & Wood LLP as to certain tax matters (including consent of such firm) (included in Exhibit 5.1)

          23.1        Consent of Brown & Wood LLP (included in Exhibit 5.1)

          24.1        Power of Attorney (included on page II-4)

- ----------
(1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (Reg. No. 333-56213), filed with the Commission on June 5, 1999.


ITEM 17. UNDERTAKINGS

A.  Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (iii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Undertaking in respect of indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D. Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

         (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E. Undertaking in respect of qualification of Indentures under the Trust Indenture Act of 1939.

         The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina on the 30th day of September, 1999.

                                        ACE SECURITIES CORP.


                                        By:  /s/ Douglas K. Johnson
                                             -------------------------
                                             Douglas K. Johnson
                                             President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Douglas K. Johnson, Elizabeth S. Eldridge and Juliana C. Johnson , and each of them his or her true and lawful attorney-in-fact and agent, acting together or alone, with full powers of substitution and resubstitution, for them and in their name, place and stead, to sign any or all amendments to this Registration Statement (including any pre-effective or post-effective amendment), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, acting together or alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, acting together or alone, or other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Signature                       Title                         Date

/s/ Douglas K. Johnson       President and Director           September 30, 1999
- --------------------------   (Principal Executive Officer)
Douglas K. Johnson


/s/ Elizabeth S. Eldridge    Director                         September 30, 1999
- --------------------------
Elizabeth S. Eldridge


/s/ Juliana C. Johnson       Treasurer and Director           September 30, 1999
- --------------------------   (Principal Financial and
Juliana C. Johnson           Accounting Officer)